EXHIBIT 99.1
Brighthouse Life Insurance Company’s Annual Report on Form 10-K for the year ended December 31, 2016 (the “2016 Annual Report”) is being revised to reflect the implementation of certain reporting changes related to the contribution to Brighthouse Life Insurance Company by MetLife, Inc. of certain affiliated reinsurance companies and Brighthouse Life Insurance Company of NY, as described in Item 8.01 of the accompanying Current Report on Form 8-K. The 2016 Annual Report is revised as follows:

•
The information previously set forth in the following sections under the heading “Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the 2016 Annual Report is replaced in its entirety by the information set forth below in this Exhibit 99.1 in the corresponding sections under the heading of “Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations”:

– Overview
– Results of Operations

•
The information previously set forth under the heading “Part II, Item 8. Financial Statements and Supplementary Data” in the 2016 Annual Report is replaced in its entirety by the information set forth below in this Exhibit 99.1 under the heading “Part II, Item 8. Financial Statements and Supplementary Data.”

Other than as set forth herein, the 2016 Annual Report remains unchanged. Those sections of the 2016 Annual Report which have not been revised as set forth herein are not materially impacted by the actions taken described in this Exhibit 99.1 and the accompanying Current Report on Form 8-K and/or have already been updated through the Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 2017 (the “Quarterly Reports on Form 10-Q”), including Risk Factors and the Note Regarding Forward Looking Statements contained in the Quarterly Reports on Form 10-Q, and are not included in this Exhibit 99.1. Accordingly, the revised information set forth in this Exhibit 99.1 should be read in conjunction with the 2016 Annual Report and the Quarterly Reports on Form 10-Q.

Part II
Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations
Index to Management’s Discussion and Analysis of Financial Condition and Results of Operations

Page
Overview	3
Results of Operations	4

Overview
“Brighthouse Insurance” and the “Company” refer to Brighthouse Life Insurance Company (formerly, MetLife Insurance Company USA, “MetLife USA”), a Delaware corporation originally incorporated in Connecticut in 1863, and its subsidiaries. Brighthouse Life Insurance Company is a wholly-owned subsidiary of Brighthouse Holdings, LLC, which until July 28, 2017 was a direct wholly-owned subsidiary of MetLife, Inc. (MetLife, Inc., together with its subsidiaries and affiliates, “MetLife”).
We offer a range of individual annuities and individual life insurance products. We are licensed and regulated in each U.S. jurisdiction where we conduct insurance business. Brighthouse Insurance is licensed to issue insurance products in all U.S. states (except New York), the District of Columbia, the Bahamas, Guam, Puerto Rico, the British Virgin Islands and the U.S. Virgin Islands. Our insurance subsidiary, Brighthouse Life Insurance Company of NY (“Brighthouse NY”), is only licensed to issue insurance products in New York. In anticipation of the separation from MetLife, in the third quarter of 2016, the Company reorganized its businesses into three segments: Annuities, Life and Run-off. In addition, the Company reports certain of its results of operations in Corporate & Other. See “— Other Key Information — Segment Information” and Note 2 of the Notes to the Consolidated Financial Statements for further information on the Company’s segments and Corporate & Other. See also “— Other Key Information — The Separation” for information on the separation from MetLife. Management continues to evaluate the Company’s segment performance and allocated resources and may adjust related measurements in the future to better reflect segment profitability.
Other Key Information
Segment Information
In anticipation of the separation from MetLife, in the third quarter of 2016, the Company reorganized its businesses as follows:

•	The businesses in the Company’s former Retail segment are reflected in two new segments, Annuities and Life.

•
The Retirement and Income Solutions business (which represents most of the segment formerly known as MetLife’s Corporate Benefit Funding segment) is reflected in a new segment, Run-off. Further, beginning in the fourth quarter of 2016, we report our ULSG business in this segment.

•	Corporate & Other remains unchanged.
These and certain other presentation changes were applied retrospectively and did not have an impact on total consolidated net income or operating earnings in the prior periods. See Note 2 of the Notes to the Consolidated Financial Statements for further information on the Company’s segments.
The Separation
On January 12, 2016, MetLife, Inc. announced its plan to pursue the separation of a substantial portion of its former U.S. retail business (the “Separation”). Additionally, on July 21, 2016, MetLife, Inc. announced that the separated business would be rebranded as “Brighthouse Financial.” Effective March 6, 2017, and in connection with the Separation, the Company changed its name from MetLife Insurance Company USA to Brighthouse Life Insurance Company.
On October 5, 2016, Brighthouse Financial, Inc., which until the completion of the Separation on August 4, 2017 was a wholly-owned subsidiary of MetLife, Inc., filed a registration statement on Form 10 (as amended, the “Form 10”) with the U.S. Securities and Exchange Commission (“SEC”) that was declared effective by the SEC on July 6, 2017. The Form 10 disclosed MetLife, Inc.’s plans to undertake several actions, including an internal reorganization involving its U.S. retail business (the “Restructuring”) and include, among others, Brighthouse Life Insurance Company, Brighthouse NY, New England Life Insurance Company, Brighthouse Investment Advisers, LLC (formerly known as MetLife Advisers, LLC) and certain affiliated reinsurance companies in the separated business, and distribute at least 80.1% of the shares of Brighthouse Financial, Inc.’s common stock on a pro rata basis to the holders of MetLife, Inc. common stock. In connection with the Restructuring, in April 2017 following receipt of applicable regulatory approvals, MetLife, Inc. contributed certain affiliated reinsurance companies and Brighthouse NY to Brighthouse Insurance (the “Contribution Transactions”). The affiliated reinsurance companies were then merged into Brighthouse Reinsurance Company of Delaware (“BRCD”), a licensed reinsurance subsidiary of Brighthouse Life Insurance Company. See Note 3 of the Notes to the Consolidated Financial Statements for further information.

Additionally, in June 2017 in connection with the Separation: (i) MetLife, Inc. forgave the $750 million principal amount of 8.595% surplus notes issued by Brighthouse Life Insurance Company; and (ii) Brighthouse Holdings, LLC (“Brighthouse Holdings”) contributed $600 million in cash to Brighthouse Life Insurance Company. On July 28, 2017, MetLife, Inc. contributed Brighthouse Holdings to Brighthouse Financial, Inc., resulting in Brighthouse Life Insurance Company becoming an indirect wholly-owned subsidiary of Brighthouse Financial, Inc. On August 4, 2017, MetLife, Inc. completed the Separation through a distribution of 96,776,670 of the 119,773,106 shares of the common stock of Brighthouse Financial Inc, representing 80.8% of MetLife Inc.’s interest in Brighthouse Financial Inc., to holders of MetLife, Inc. common stock.
On August 10, 2017 and September 8, 2017, the Company received capital contributions of $400 million and $100 million in cash from Brighthouse Holdings.
On April 28, 2017, BRCD entered into a new financing arrangement with a pool of highly rated third party reinsurers and a total capacity of $10.0 billion. This financing arrangement consists of credit-linked notes that each have a term of 20 years. At September 14, 2017, there were no drawdowns on such notes and there was $8.1 billion of funding available under this arrangement.
In July 2016, MetLife, Inc. completed the sale to Massachusetts Mutual Life Insurance Company (“MassMutual”) of MetLife’s U.S. retail advisor force and certain assets associated with the MetLife Premier Client Group, including all of the issued and outstanding shares of MetLife’s affiliated broker-dealer, MetLife Securities, Inc., a wholly-owned subsidiary of MetLife, Inc. (the “U.S. Retail Advisor Force Divestiture”). MassMutual assumed all of the liabilities related to such assets that arise or occur at or after the closing of the sale. As part of the transactions, MetLife, Inc. and MassMutual entered into a product development agreement under which MetLife’s U.S. retail business would be the exclusive developer of certain annuity products to be issued by MassMutual. In the MassMutual purchase agreement, MetLife, Inc. agreed to indemnify MassMutual for certain claims, liabilities and breaches of representations and warranties up to limits described in the purchase agreement.
Subsequent Events
For additional information regarding subsequent events, see Note 18 of the Notes to the Consolidated Financial Statements.
Results of Operations
Consolidated Results
Business Overview. Annuity sales declined 23% primarily due to the suspension of sales by a major distributor and discontinuance of sales of our guaranteed minimum income benefits (“GMIBs”) rider products. Life sales declined 28% primarily due to the U.S. Retail Advisor Force Divestiture. While overall sales declined, we did experience increases in certain products including our newest universal life product, our index-linked annuities and our latest generation variable annuity withdrawal guarantee product.
A significant portion of our net income is driven by separate account balances, particularly in our variable annuity business. Most directly, these balances determine asset-based fee income, but also impact deferred policy acquisition cost (“DAC”) amortization and asset-based commissions. Separate account balances are driven by sales, movements in the market, surrenders, withdrawals, benefit payments, transfers and policy charges. Average separate account balances declined in 2016 compared to 2015 due to unfavorable equity market impact and negative net flows as surrenders, withdrawals and benefits have exceeded new sales. While overall equity market performance was positive during 2016, the timing of a significant market decline in the third quarter of 2015 resulted in lower average balances during 2016. In 2016, we experienced positive net flows in the general account.

	Years Ended December 31,
	2016	2015
	(In millions)
Revenues
Premiums	$1,180	$1,637
Universal life and investment-type product policy fees	3,097	3,293
Net investment income	3,111	3,001
Other revenues	709	433
Net investment gains (losses)	(67)	5
Net derivative gains (losses)	(5,770)	(497)
Total revenues	2,260	7,872
Expenses
Policyholder benefits and claims	3,738	3,087
Interest credited to policyholder account balances	1,131	1,224
Goodwill impairment	381	—
Capitalization of DAC	(330)	(399)
Amortization of DAC and VOBA	(225)	673
Interest expense on debt	130	137
Other expenses	1,900	1,985
Total expenses	6,725	6,707
Income (loss) before provision for income tax	(4,465)	1,165
Provision for income tax expense (benefit)	(1,690)	247
Net income (loss)	$(2,775)	$918
The table below shows the components of our net income (loss), in addition to operating earnings for the years ended December 31, 2016 and 2015.

	Years Ended December 31,
	2016	2015
	(In millions)
GMLB Riders	$(3,180)	$(602)
Amortization of DAC and VOBA	4	(3)
Other derivative instruments	(2,015)	(156)
Net investment gains (losses)	(67)	5
Other adjustments	(481)	2
Operating earnings before provision for income tax	1,274	1,919
Income (loss) before provision for income tax	(4,465)	1,165
Provision for income tax expense (benefit)	(1,690)	247
Net income (loss)	$(2,775)	$918
Year Ended December 31, 2016 Compared with the Year Ended December 31, 2015
Income (loss) before provision for income tax decreased $5.6 billion ($3.7 billion, net of income tax) for the year ended December 31, 2016. In addition to lower operating earnings, this decrease was primarily due to unfavorable results from GMLB Riders, unfavorable changes in other derivative instruments, and a charge for goodwill impairment. Excluding the impact of the annual actuarial assumption review, income (loss) before provision for income tax decreased $3.4 billion ($2.2 billion, net of income tax).
GMLB Riders. Results from GMLB Riders reflect (i) changes in the carrying value of guaranteed minimum living benefits (“GMLBs”) liabilities, including GMIBs, guaranteed minimum withdrawal benefits (“GMWBs”) and guaranteed minimum accumulation benefits (“GMABs”); (ii) changes in the fair value of the hedges and reinsurance of the GMLB liabilities; (iii) the fees earned from the GMLB liabilities; and (iv) the related DAC offsets to each of the preceding components (collectively, the “GMLB Riders”).

GMLB Riders decreased income (loss) before provision for income tax by $2.6 billion ($1.7 billion, net of income tax), as our annual actuarial assumption review resulted in changes to assumptions regarding policyholder behavior which significantly increased the carrying value of the liabilities combined with unfavorable market factor impacts on our hedges. This was partially offset by the favorable impacts on the liabilities due to the same market factors as well as higher fee income and favorable impacts to DAC amortization. See “— GMLB Riders — Year Ended December 31, 2016 Compared with the Year Ended December 31, 2015.”
Amortization of DAC and VOBA. Lower DAC and value of business acquired (“VOBA”) amortization, excluding the amounts in GMLB Riders and operating earnings, increased income (loss) before provision for income tax by $7 million ($5 million, net of income tax), primarily due to lower profits resulting from net investment gains (losses) and net derivative gains (losses) related to life and annuity products.
Other Derivative Instruments. We have other derivative instruments in addition to the hedges and embedded derivatives included in GMLB Riders, for which changes in fair value are recognized in net derivative gains (losses). The change in fair value of other derivative instruments decreased income (loss) before provision for income tax by $1.9 billion ($1.2 billion, net of income tax).
We have freestanding derivatives that economically hedge certain invested assets and insurance liabilities. The majority of this hedging activity is focused in the following areas:

•	use of interest rate swaps when we have duration mismatches where suitable assets with maturities similar to those of our long-dated liabilities are not readily available in the market; and

•	use of foreign currency swaps when we hold fixed maturity securities denominated in foreign currencies that are matching insurance liabilities denominated in U.S. dollars.
In 2016, in connection with the planned separation, we entered into additional interest rate swaps in order to protect the statutory capital of the company against further declines in interest rates.
The market impacts on the hedges are accounted for in net income (loss) while the offsetting economic impact on the items they are hedging are either not recognized or recognized through other comprehensive income in equity.
Changes in the fair value of freestanding derivatives decreased income (loss) before provision for income tax by $1.7 billion ($1.1 billion, net of income tax), primarily due to the unfavorable changes in our receive fixed interest rate swaps and interest rate total return swaps resulting from long-term interest rates increasing in 2016, compared to decreasing in 2015.
Changes in liability values of our index-linked annuity products that result from changes in the underlying equity index are accounted for as embedded derivatives. Unfavorable changes in the fair value of embedded derivatives decreased income (loss) before provision for income tax by $179 million ($116 million, net of income tax), primarily due to the unfavorable impact of an increase in equity index levels on our index-linked annuity liabilities.
Net Investment Gains (Losses). Unfavorable net investment gains (losses) decreased income (loss) before provision for income tax by $72 million ($47 million, net of income tax), primarily due to gains on sales of real estate joint ventures recognized in 2015 and impairments recognized in 2016. These decreases from real estate joint ventures were partially offset by lower impairments and net losses on sales of fixed maturity securities as well as gains on mortgage loans in 2016.
Other Adjustments. Other adjustments to determine operating earnings decreased income (loss) before provision for income tax by $483 million ($371 million, net of income tax), primarily due to an impairment of goodwill in our run-off business. See Note 11 of the Notes to the Consolidated Financial Statements for additional discussion of the goodwill impairment.
Income Tax Expense (Benefit). Income tax benefit for the year ended December 31, 2016 was $1.7 billion, or 38% of income (loss) before provision for income tax, compared to income tax expense of $247 million, or 21% of income (loss) before provision for income tax, for the year ended December 31, 2015. Our effective tax rates differ from the U.S. statutory rate of 35% typically due to dividend received deductions and tax credits. Our 2016 results include a $381 million ($305 million, net of income tax) non-cash charge for goodwill impairment. The tax benefit on this charge was limited to $76 million on the associated tax goodwill. Our 2016 results also include a $78 million benefit due to a deferred tax adjustment related to goodwill.

Operating Earnings. We use operating earnings, which does not equate to net income (loss) as determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”) , to analyze our performance, evaluate segment performance, and allocate resources. We believe that the presentation of operating earnings, as we measure it for management purposes, enhances the understanding of our performance by highlighting the results of operations and the underlying profitability drivers of the business. Operating earnings allows analysis of our performance and facilitates comparisons to industry results. This financial measure focuses on our primary businesses principally by excluding the impact of market volatility, which could distort trends, and revenues and costs related to non-core products and businesses. Operating earnings should not be viewed as a substitute for net income (loss). The following are excluded from total revenues, net of income tax, in calculating operating earnings: (1) net investment gains (losses); (2) net derivative gains (losses) except: (i) earned income on derivatives and amortization of premium on derivatives that are hedges of investments or that are used to replicate certain investments, but do not qualify for hedge accounting treatment (“Investment Hedge Adjustments”); and (ii) earned income on derivatives that are hedges of policyholder account balances but do not qualify for hedge accounting treatment (“PAB Adjustments”); (3) amortization of unearned revenue related to net investment gains (losses) and net derivative gains (losses) and certain variable annuity GMIB fees (“GMIB Fees”); (4) certain amounts related to securitization entities that are variable interest entities (“VIEs”) consolidated under GAAP; and (5) revenues from divested businesses. Additionally, the following are excluded from total expenses, net of income tax, in calculating operating earnings: (1) amounts associated with benefits and hedging costs related to GMIBs (“GMIB Costs”); (2) amounts associated with periodic crediting rate adjustments based on the total return of a contractually referenced pool of assets and market value adjustments associated with surrenders or terminations of contracts (“Market Value Adjustments”); (3) amortization of DAC and VOBA related to (i) net investment gains (losses), (ii) net derivative gains (losses), (iii) GMIB Fees and GMIB Costs and (iv) Market Value Adjustments; (4) recognition of certain contingent assets and liabilities that could not be recognized at acquisition or adjusted for during the measurement period under GAAP business combination accounting guidance; (5) expenses of divested businesses; (6) amounts related to securitization entities that are VIEs consolidated under GAAP; (7) goodwill impairment; and (8) costs related to: (i) implementation of new insurance regulatory requirements and (ii) acquisition and integration costs. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Non-GAAP and Other Financial Disclosures” included in the 2016 Annual Report for additional information on how each component of operating earnings is calculated from the GAAP statement of operations line items.
Operating earnings before provision for income tax decreased $645 million ($474 million, net of income tax) for the year ended December 31, 2016. Operating earnings is discussed in greater detail below.
Reconciliation of net income (loss) to operating earnings

	Years Ended December 31,
	2016	2015
	(In millions)
Net income (loss)	$(2,775)	$918
Add: Provision for income tax expense (benefit)	(1,690)	247
Net income (loss) before provision for income tax	(4,465)	1,165
Less: GMLB Riders	(3,180)	(602)
Less: Amortization of DAC and VOBA	4	(3)
Less: Other derivative instruments	(2,015)	(156)
Less: Net investment gains (losses)	(67)	5
Less: Other adjustments (1)	(481)	2
Operating earnings before provision for income tax	1,274	1,919
Less: Provision for income tax (expense) benefit	341	512
Operating earnings	$933	$1,407
__________________

(1)	See “—Year Ended December 31, 2016 Compared with the Year Ended December 31, 2015 — Operating Earnings” for a listing of other adjustments to net income (loss).

Consolidated Results – Operating

	Years Ended December 31,
	2016	2015
	(In millions)
Fee income	$3,577	$3,346
Net investment spread	1,507	1,443
Insurance-related activities	(1,187)	(464)
Amortization of DAC and VOBA	(1,012)	(691)
Other expenses, net of DAC capitalization	(1,611)	(1,715)
Operating earnings before provision for income tax	1,274	1,919
Provision for income tax expense (benefit)	341	512
Operating earnings	$933	$1,407
Year Ended December 31, 2016 Compared with the Year Ended December 31, 2015
Unless otherwise stated, all amounts discussed below are net of income tax.
Overview. The $474 million decrease in operating earnings primarily resulted from charges recognized in our universal life with secondary guarantees (“ULSG”) business, higher costs related to guaranteed minimum death benefits (“GMDBs”), and unfavorable underwriting experience in our ULSG and life businesses, partially offset by higher fee income. Excluding the impact of the annual actuarial assumption review, operating earnings decreased $389 million.
In the second quarter of 2016, we refined our actuarial model which calculates reserves for our ULSG products (“ULSG Model Change”). This change resulted in a one-time charge to operating earnings of $349 million, when compared to 2015. Of this one-time charge, $171 million was due to higher insurance-related liabilities combined with unfavorable adjustments related to unearned revenue and DAC. The change also resulted in a reduction of expected future gross profits, which drove our loss recognition margins negative, resulting in an increase in DAC amortization of $158 million and an additional increase in insurance-related liabilities of $20 million.
In the fourth quarter of 2016, we decided to cease sales of all ULSG products effective in early 2017. In conjunction with this decision, we moved the ULSG business out of the Life segment and into the Run-off segment so that the business can be separately managed from the remaining Life businesses by the Run-off segment manager (“ULSG Re-segmentation”). In accordance with our accounting policies, the move to a different segment required us to separately evaluate and test the ULSG business for loss recognition without being able to offset losses with future earnings from the variable and universal life business remaining in the Life segment. The re-segmentation and related loss recognition testing resulted in a decrease in both net income (loss) and operating earnings of $95 million, primarily from the write-off of DAC. There will be additional one-time charges when the current affiliated captive reinsurance companies are merged with and into BRCD.
As a further result of the lower expected future gross profits in our ULSG products, we expect future recurring increases in insurance-related liabilities for which $34 million was recognized in the third and fourth quarters of 2016, in addition to the one-time charges discussed above. The recurring amounts may increase when the current affiliated captive reinsurance companies are merged with and into BRCD.
Fee Income. Higher fee income increased operating earnings by $150 million, primarily due to:

•	a gain of $197 million from the recapture from an affiliate of a reinsurance agreements for certain single premium deferred annuity contracts (“SPDA Recaptures”); and

•	a gain of $83 million from the recapture of several ceded and assumed reinsurance agreements for certain traditional life products; partially offset by

•	a decrease of $93 million due to lower asset-based fees resulting from the lower separate account balances in our variable annuities business; and

•	a decrease of $16 million in our ULSG business resulting from an adjustment to unearned revenue in connection with the ULSG Model Change.
Excluding the impact of the annual actuarial assumption review, higher fee income increased operating earnings by $146 million.

Net Investment Spread. Higher net investment spread increased operating earnings by $42 million as higher net investment income and lower interest credited expense were partially offset by lower interest credited income on the reinsurance receivable related to the SPDA Recaptures. Net investment income increased primarily due to a higher average invested asset base, higher income on interest rate and currency derivatives, and higher returns on other limited partnership interests. These increases in net investment income were partially offset by lower yields on the reinvestment of fixed maturity securities and mortgage loans as well as lower returns on real estate joint ventures and other limited partnership interests. The average invested asset base increased primarily due to the SPDA Recaptures and positive general account net flows from our life businesses, partially offset by funding agreement repayments in our run-off business. Interest credited expense decreased primarily due to lower average crediting rates in our annuities business in connection with the low interest rate environment.
Insurance-Related Activities. Insurance-related activities decreased operating earnings by $470 million, primarily due to:

•	a $205 million increase in insurance-related liabilities resulting from the ULSG Model Change combined with the impacts from the related loss recognition and additional recurring liability increases;

•	a $109 million increase in insurance-related liabilities driven by GMDB costs related to higher claims, hedge losses and the liabilities increasing at a higher rate; and

•
a $105 million increase in insurance-related liabilities from unfavorable underwriting experience due to (i) higher frequency and severity of claims in our ULSG and life businesses and (ii) the incremental increase in secondary guarantee liabilities subsequent to the implementation of the refinements to the actuarial valuation model in the second quarter of 2016. .

Excluding the impact of the annual actuarial assumption review, insurance-related activities decreased operating earnings by $453 million.
Amortization of DAC and VOBA. Higher DAC and VOBA amortization decreased operating earnings by $209 million, primarily due to:

•
an increase in amortization of $216 million due to the ULSG Model Change and ULSG Re-segmentation, net of the impact of lower operating amortization recognized in 2016 compared to 2015, as a result of the loss recognition write-offs;

•	an increase in amortization of $78 million due to the net impact from recapture activity related to several ceded and assumed reinsurance agreements for certain traditional life products;

•	an increase in amortization of $67 million from changes in actuarial assumptions related to our variable annuity business discussed below; partially offset by

•	a decrease in amortization of $71 million from a recovery of DAC related to the SPDA Recaptures;

•
a decrease in amortization of $63 million from lower actual margins or profits resulting from lower asset-based fees earned on the lower average separate account balances, which exceeded the inverse effect on amortization from lower expected future margins or profits due to the same decrease in asset-based fees; and

•	a decrease in amortization of $24 million due to lower profits earned on a closed block of universal life policies acquired through a prior acquisition.
Excluding the impact of the annual actuarial assumption review, higher amortization of DAC and VOBA decreased operating earnings by $139 million.
Other Expenses, Net of DAC Capitalization. Lower expenses increased operating earnings by $68 million, primarily due to the impacts from the U.S. Retail Advisor Force Divestiture, lower project-related costs and impacts from reinsurance recapture activities. These decreases were partially offset by higher software amortization as certain projects were completed and placed into service in 2016.
Actuarial Assumption Review. The results of our actuarial assumption review, which are included in the amounts discussed above, decreased operating earnings by $83 million, primarily due to:

•
a decrease of $70 million from unfavorable DAC amortization mostly related to our variable annuity business due to assumption changes related to rider utilization, separate account growth, market volatility and lapse rates; and

•	a decrease of $27 million due to GMDB liabilities resulting from assumption changes related to rider utilization assumptions; partially offset by

•	an increase of $10 million due to lower liabilities resulting from assumption changes related to lapse rates in our universal and traditional life businesses.
Income Tax Expense (Benefit). Income tax expense for the year ended December 31, 2016 was $341 million, or 27% of income (loss) before provision for income tax, compared to income tax expense of $512 million, or 27% of income (loss) before provision for income tax, for the year ended December 31, 2015. Our effective tax rate differs from the U.S. statutory rate of 35% typically due to dividend received deductions and tax credits.
GMLB Riders
The following table presents the overall impact to income (loss) before provision for income tax from the performance of GMLB Riders for (i) changes in carrying value of the GAAP liabilities, (ii) the mark-to-market of hedges and reinsurance, (iii) fees, and (iv) associated DAC offsets for the years ended December 31, 2016 and 2015, respectively.

	Years Ended December 31,
	2016	2015
	(In millions)
Directly Written Liabilities	$(2,477)	$(1,162)
Assumed Reinsurance Liabilities	(34)	(63)
Total Liabilities	(2,511)	(1,225)
Core Hedges	(2,022)	(86)
Macro Overlay Hedges	(777)	(162)
Ceded Reinsurance	51	70
Total Hedges and Reinsurance	(2,748)	(178)
Directly Written Fees	825	759
Assumed Reinsurance Fees	21	21
Total Fees (1)	846	780
GMLB Riders before DAC Offsets	(4,413)	(623)
DAC Offsets	1,233	21
Total GMLB Riders	$(3,180)	$(602)
______________

(1)	Excludes living benefit fees of $75 million and $74 million, included as a component of operating earnings, for the years ended December 31, 2016 and 2015, respectively.
Year Ended December 31, 2016 Compared with the Year Ended December 31, 2015
Unless otherwise noted, all amounts in the following discussion are net of income tax.
GMLB Riders decreased income (loss) before provision for income tax by $2.6 billion ($1.7 billion, net of income tax). Of this amount, an unfavorable change of $3.5 billion ($2.3 billion, net of income tax) was recorded in net derivative gains (losses). Excluding the impact of the annual actuarial assumption review, GMLB Riders decreased net income (loss) before provision for income tax by $320 million ($208 million, net of income tax).
GMLB Riders Liabilities
GMLB Riders liabilities represent our obligation to protect policyholders against the possibility that a downturn in the markets will reduce the specified benefits that can be claimed under the base annuity contract. Any periods of significant and/or sustained downturns in equity markets, increased equity volatility, or reduced interest rates could result in an increase in the valuation of our GMLB Riders liabilities. An increase in these liabilities would result in a decrease to our net income, which could be significant.

The change in the carrying value of GMLB Riders liabilities decreased income (loss) before provision for income tax by $1.3 billion ($836 million, net of income tax), primarily due to changes in actuarial assumptions related to rider utilization, partially offset by a favorable change from higher equity markets and higher interest rates. Excluding the impact of the annual actuarial assumption review, the change in the carrying value of the GMLB Riders liabilities increased income before provision for income tax by $1.7 billion ($1.1 billion, net of income tax).
GMLB Riders Hedges and Reinsurance
We enter into freestanding derivatives, and to a lesser extent reinsurance, to hedge the market risks inherent in GMLB Riders liabilities. However, certain of the risks inherent in GMLB Riders liabilities are unhedged, including the adjustment for non-performance risk. Generally, the same market factors that impact the fair value of GMLB Riders liabilities impact the value of the hedges, though in the opposite direction. However, due to the complex nature of the business and any unhedged risks, the changes in fair value of GMLB Riders liabilities and GMLB Riders hedges and reinsurance are not always in an equal amount.
The unfavorable change in the fair value of GMLB Riders hedges and reinsurance decreased income (loss) before provision for income tax by $2.6 billion ($1.7 billion, net of income tax). This unfavorable change in value was primarily due to impacts from higher equity markets as well as the effect on the hedges of long-term interest rates increasing in 2016 compared to decreasing in 2015.
GMLB Riders Fees
We earn fees on our GMLB Riders liabilities, which are calculated based on the notional amount used to calculate the owner’s guaranteed benefits (“Benefit Base”). In market downturns, fees calculated based on the benefit base are more stable, as compared to fees based on the account value, because the Benefit Base excludes the impact of a decline in the market value of the policyholder’s account value. We use the fees directly earned from GMLB Riders to fund the reserves, future claims and costs associated with the hedges of market risks inherent in GMLB Riders liabilities. For GMLB Riders liabilities accounted for as embedded derivatives, the future fees are included in the fair value of the embedded derivative liabilities, with changes recorded in net derivative gains (losses). For GMLB Riders liabilities accounted for as insurance, while the related fees do affect the valuations of these liabilities, they are not included in the resulting liability values, but are recorded separately in universal life and investment-type product policy fees.
Higher GMLB Riders fees increased income (loss) before provision for income tax by $66 million ($43 million, net of income tax), primarily due to the impact from the roll-up of the average benefit base on which fees are assessed.
DAC Offsets
DAC offsets related to the impact of changes in each of the individual components of the GMLB Riders discussed above increased income (loss) before provision for income tax by $1.2 billion ($788 million, net of income tax). The DAC offset related to each component of the directly written GMLB Riders is determined by the same factors that impact the respective component, but generally in the opposite direction. There is no DAC related to assumed reinsurance and, accordingly, no DAC offset. Excluding the impact of the annual actuarial assumption review, DAC offsets increased income (loss) before provision for income tax by $505 million ($328 million, net of income tax).
GMLB Riders Actuarial Assumption Review
The annual assumption review, which is included in the amounts discussed above, resulted in an unfavorable impact for the year ended December 31, 2016, decreasing income (loss) before provision for income tax by $2.3 billion ($1.5 billion, net of income tax), primarily due to the following:

•	a decrease of $3.0 billion ($1.9 billion, net of income tax) recognized in net derivative gains (losses), mainly related to changes in rider utilization assumptions; partially offset by

•	an increase of $707 million ($460 million, net of income tax) from the favorable impact to DAC amortization, which is inversely related to the assumption changes above.

Item 8. Financial Statements and Supplementary Data

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholder of
Brighthouse Life Insurance Company:
We have audited the accompanying consolidated balance sheets of Brighthouse Life Insurance Company (formerly MetLife Insurance Company USA) and subsidiaries (the "Company") as of December 31, 2016 and 2015, and the related consolidated statements of operations, comprehensive income (loss), stockholder's equity, and cash flows for each of the three years in the period ended December 31, 2016. Our audits also included the financial statement schedules listed in the Index to the Consolidated Financial Statements, Notes and Schedules. These consolidated financial statements and financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements and financial statement schedules based on our audits.
We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Brighthouse Life Insurance Company and subsidiaries as of December 31, 2016 and 2015, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2016, in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, such financial statement schedules, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly in all material respects the information set forth therein.
DELOITTE & TOUCHE LLP
New York, New York
March 28, 2017
(September 14, 2017 as to the effects of the change in reporting entity described in Note 3 and as to Note 18)

Brighthouse Life Insurance Company
(An Indirect Wholly-Owned Subsidiary of Brighthouse Financial, Inc.)
Consolidated Balance Sheets
December 31, 2016 and 2015
(In millions, except share and per share data)

	2016	2015
Assets
Investments:
Fixed maturity securities available-for-sale, at estimated fair value (amortized cost: $57,289 and $59,852, respectively, includes $0 and $3,194, respectively, relating to variable interest entities)	$59,899	$62,121
Equity securities available-for-sale, at estimated fair value (cost: $280 and $432, respectively, includes $0 and $48, respectively, relating to variable interest entities)	300	457
Mortgage loans (net of valuation allowances of $40 and $36, respectively; includes $136 and $172, respectively, at estimated fair value, relating to variable interest entities)	9,290	7,404
Policy loans	1,093	1,266
Real estate and real estate joint ventures (includes $0 and $5, respectively, of real estate held-for-sale)	215	628
Other limited partnership interests	1,639	1,846
Short-term investments, principally at estimated fair value (includes $344 and $35, respectively, relating to variable interest entities)	1,272	1,796
Other invested assets, principally at estimated fair value (includes $0 and $50, respectively, relating to variable interest entities)	5,029	6,129
Total investments	78,737	81,647
Cash and cash equivalents, principally at estimated fair value (includes $3,078 and $47, respectively, relating to variable interest entities)	5,057	1,507
Accrued investment income (includes $1 and $1, respectively, relating to variable interest entities)	668	585
Premiums, reinsurance and other receivables	13,853	18,104
Deferred policy acquisition costs and value of business acquired	6,339	5,777
Current income tax recoverable	736	226
Goodwill	—	381
Other assets, principally at estimated fair value	689	862
Separate account assets	105,346	106,527
Total assets	$211,425	$215,616
Liabilities and Stockholder’s Equity
Liabilities
Future policy benefits	$32,752	$30,508
Policyholder account balances	36,579	36,725
Other policy-related balances	2,712	2,802
Payables for collateral under securities loaned and other transactions	7,371	10,622
Long-term debt (includes $23 and $48, respectively, at estimated fair value, relating to variable interest entities)	1,904	1,936
Deferred income tax liability	2,451	3,935
Other liabilities (includes $1 and $1, respectively, relating to variable interest entities)	5,445	3,925
Separate account liabilities	105,346	106,527
Total liabilities	194,560	196,980
Contingencies, Commitments and Guarantees (Note 16)
Stockholder’s Equity
Common stock, par value $25,000 per share; 4,000 shares authorized; 3,000 shares issued and outstanding	75	75
Additional paid-in capital	18,461	16,850
Retained earnings (deficit)	(2,919)	117
Accumulated other comprehensive income (loss)	1,248	1,594
Total stockholder’s equity	16,865	18,636
Total liabilities and stockholder’s equity	$211,425	$215,616
See accompanying notes to the consolidated financial statements.

Brighthouse Life Insurance Company
(An Indirect Wholly-Owned Subsidiary of Brighthouse Financial, Inc.)
Consolidated Statements of Operations
For the Years Ended December 31, 2016, 2015 and 2014
(In millions)

	2016	2015	2014
Revenues
Premiums	$1,180	$1,637	$1,451
Universal life and investment-type product policy fees	3,097	3,293	3,610
Net investment income	3,111	3,001	2,984
Other revenues	709	433	520
Net investment gains (losses):
Other-than-temporary impairments on fixed maturity securities	(19)	(23)	(6)
Other-than-temporary impairments on fixed maturity securities transferred to other comprehensive income (loss)	(3)	(8)	(8)
Other net investment gains (losses)	(45)	36	(475)
Total net investment gains (losses)	(67)	5	(489)
Net derivative gains (losses)	(5,770)	(497)	294
Total revenues	2,260	7,872	8,370
Expenses
Policyholder benefits and claims	3,738	3,087	3,198
Interest credited to policyholder account balances	1,131	1,224	1,245
Goodwill impairment	381	—	33
Amortization of deferred policy acquisition costs and value of business acquired	(225)	673	1,069
Other expenses	1,700	1,723	1,757
Total expenses	6,725	6,707	7,302
Income (loss) before provision for income tax	(4,465)	1,165	1,068
Provision for income tax expense (benefit)	(1,690)	247	261
Net income (loss)	$(2,775)	$918	$807
See accompanying notes to the consolidated financial statements.

Brighthouse Life Insurance Company
(An Indirect Wholly-Owned Subsidiary of Brighthouse Financial, Inc.)
Consolidated Statements of Comprehensive Income (Loss)
For the Years Ended December 31, 2016, 2015 and 2014
(In millions)

	2016	2015	2014
Net income (loss)	$(2,775)	$918	$807
Other comprehensive income (loss):
Unrealized investment gains (losses), net of related offsets	(535)	(1,681)	2,270
Unrealized gains (losses) on derivatives	27	89	245
Foreign currency translation adjustments	(3)	(29)	(50)
Other comprehensive income (loss), before income tax	(511)	(1,621)	2,465
Income tax (expense) benefit related to items of other comprehensive income (loss)	165	593	(813)
Other comprehensive income (loss), net of income tax	(346)	(1,028)	1,652
Comprehensive income (loss)	$(3,121)	$(110)	$2,459
See accompanying notes to the consolidated financial statements.

Brighthouse Life Insurance Company
(An Indirect Wholly-Owned Subsidiary of Brighthouse Financial, Inc.)
Consolidated Statements of Stockholder’s Equity
For the Years Ended December 31, 2016, 2015 and 2014
(In millions)

	Common Stock	Additional Paid-in Capital	Retained Earnings (Deficit)	Accumulated Other Comprehensive Income (Loss)	Total Stockholder's Equity
Balance at December 31, 2013	$86	$16,700	$(469)	$970	$17,287
Redemption of common stock	(11)	(895)	(484)		(1,390)
Capital contributions from MetLife, Inc.		933			933
Dividends paid to MetLife, Inc.			(155)		(155)
Returns of capital		(40)			(40)
Net income (loss)			807		807
Other comprehensive income (loss), net of income tax				1,652	1,652
Balance at December 31, 2014	75	16,698	(301)	2,622	19,094
Capital contributions from MetLife, Inc.		202			202
Dividends paid to MetLife, Inc.			(500)		(500)
Returns of capital		(50)			(50)
Net income (loss)			918		918
Other comprehensive income (loss), net of income tax				(1,028)	(1,028)
Balance at December 31, 2015	75	16,850	117	1,594	18,636
Capital contributions from MetLife, Inc.		1,637			1,637
Dividends paid to MetLife, Inc.			(261)		(261)
Returns of capital		(26)			(26)
Net income (loss)			(2,775)		(2,775)
Other comprehensive income (loss), net of income tax				(346)	(346)
Balance at December 31, 2016	$75	$18,461	$(2,919)	$1,248	$16,865
See accompanying notes to the consolidated financial statements.

Brighthouse Life Insurance Company
(An Indirect Wholly-Owned Subsidiary of Brighthouse Financial, Inc.)
Consolidated Statements of Cash Flows
For the Years Ended December 31, 2016, 2015 and 2014
(In millions)

	2016	2015	2014
Cash flows from operating activities
Net income (loss)	$(2,775)	$918	$807
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization expenses	56	25	31
Amortization of premiums and accretion of discounts associated with investments, net	(231)	(233)	(173)
(Gains) losses on investments and from sales of businesses, net	66	(5)	489
(Gains) losses on derivatives, net	6,998	1,321	1,255
(Income) loss from equity method investments, net of dividends or distributions	26	110	(17)
Interest credited to policyholder account balances	1,131	1,224	1,245
Universal life and investment-type product policy fees	(3,097)	(3,293)	(3,610)
Goodwill impairment	381	—	33
Change in accrued investment income	(35)	10	107
Change in premiums, reinsurance and other receivables	45	(403)	(879)
Change in deferred policy acquisition costs and value of business acquired, net	(555)	273	690
Change in income tax	(1,830)	724	762
Change in other assets	2,152	2,231	2,376
Change in future policy benefits and other policy-related balances	2,404	2,283	1,103
Change in other liabilities	(590)	(206)	1,562
Other, net	(15)	13	(20)
Net cash provided by (used in) operating activities	4,131	4,992	5,761
Cash flows from investing activities
Sales, maturities and repayments of:
Fixed maturity securities	45,460	38,341	22,990
Equity securities	224	308	98
Mortgage loans	1,560	1,083	2,456
Real estate and real estate joint ventures	446	512	28
Other limited partnership interests	417	425	255
Purchases of:
Fixed maturity securities	(39,097)	(43,502)	(28,056)
Equity securities	(58)	(273)	(89)
Mortgage loans	(2,847)	(2,560)	(353)
Real estate and real estate joint ventures	(75)	(109)	(209)
Other limited partnership interests	(203)	(233)	(345)
Cash received in connection with freestanding derivatives	707	224	788
Cash paid in connection with freestanding derivatives	(2,764)	(869)	(1,991)
Cash received under repurchase agreements	—	199	—
Cash paid under repurchase agreements	—	(199)	—
Cash received under reverse repurchase agreements	—	199	—
Cash paid under reverse repurchase agreements	—	(199)	—
Sale of business, net of cash and cash equivalents disposed of $0, $0 and $251, respectively	—	—	451
Sales of loans to affiliates	—	26	520
Receipts on loans to affiliates	50	—	—
Net change in policy loans	109	(72)	52
Net change in short-term investments	596	(343)	3,491
Net change in other invested assets	7	(55)	(598)
Net cash provided by (used in) investing activities	$4,532	$(7,097)	$(512)
See accompanying notes to the consolidated financial statements.

Brighthouse Life Insurance Company
(An Indirect Wholly-Owned Subsidiary of Brighthouse Financial, Inc.)
Consolidated Statements of Cash Flows — (continued)
For the Years Ended December 31, 2016, 2015 and 2014
(In millions)

	2016	2015	2014
Cash flows from financing activities
Policyholder account balances:
Deposits	$10,040	$20,269	$18,947
Withdrawals	(12,292)	(21,078)	(21,853)
Net change in payables for collateral under securities loaned and other transactions	(3,251)	3,121	704
Long-term debt issued	—	175	—
Long-term debt repaid	(26)	(235)	(1,379)
Financing element on certain derivative instruments and other derivative related transactions, net	(1,011)	(97)	(414)
Redemption of common stock	—	—	(906)
Common stock redemption premium	—	—	(484)
Dividends paid to MetLife, Inc.	(261)	(500)	(155)
Capital contributions from MetLife, Inc.	1,688	406	476
Net cash provided by (used in) financing activities	(5,113)	2,061	(5,064)
Effect of change in foreign currency exchange rates on cash and cash equivalents balances	—	(2)	(45)
Change in cash and cash equivalents	3,550	(46)	140
Cash and cash equivalents, beginning of year	1,507	1,553	1,413
Cash and cash equivalents, end of year	$5,057	$1,507	$1,553
Supplemental disclosures of cash flow information
Net cash paid (received) for:
Interest	$130	$137	$171
Income tax	$150	$(463)	$(471)
Non-cash transactions:
Returns of capital	$26	$50	$40
Capital contributions	$69	$181	$457
Transfer of fixed maturity securities from affiliates	$4,030	$—	$—
Transfer of mortgage loans from affiliates	$662	$—	$—
Transfer of short-term investments from affiliates	$94	$—	$—
Transfer of fixed maturity securities to affiliates	$346	$—	$804
Transfer of mortgage loans to affiliates	$—	$—	$94
Reduction of other invested assets in connection with affiliated reinsurance transactions	$676	$—	$863
Transfer of policyholder account balances to affiliate	$—	$—	$528
See accompanying notes to the consolidated financial statements.

Brighthouse Life Insurance Company
(An Indirect Wholly-Owned Subsidiary of Brighthouse Financial, Inc.)
Notes to the Consolidated Financial Statements

1. Business, Basis of Presentation and Summary of Significant Accounting Policies
Business
“Brighthouse Insurance” and the “Company” refer to Brighthouse Life Insurance Company (formerly, MetLife Insurance Company USA, “MetLife USA”), a Delaware corporation originally incorporated in Connecticut in 1863, and its subsidiaries. Brighthouse Life Insurance Company is a wholly-owned subsidiary of Brighthouse Holdings, LLC, which until July 28, 2017 was a direct wholly-owned subsidiary of MetLife, Inc. (MetLife, Inc., together with its subsidiaries and affiliates, “MetLife”). The Company offers a range of individual annuities and individual life insurance products.
On January 12, 2016, MetLife, Inc. announced its plan to pursue the separation of a substantial portion of its former U.S. retail business (the “Separation”). Additionally, on July 21, 2016, MetLife, Inc. announced that the separated business would be rebranded as “Brighthouse Financial.” Effective March 6, 2017, and in connection with the Separation, the Company changed its name from MetLife Insurance Company USA to Brighthouse Life Insurance Company.
On October 5, 2016, Brighthouse Financial, Inc. (together with its subsidiaries and affiliates, “Brighthouse”), which until the completion of the Separation on August 4, 2017, was a wholly-owned subsidiary of MetLife, Inc., filed a registration statement on Form 10 (as amended, the “Form 10”) with the U.S. Securities and Exchange Commission (“SEC”) that was declared effective by the SEC on July 6, 2017. The Form 10 disclosed MetLife, Inc.’s plans to undertake several actions, including an internal reorganization involving its U.S. retail business (the “Restructuring”) and include Brighthouse Insurance and certain affiliates in the planned separated business and distribute at least 80.1% of the shares of Brighthouse Financial, Inc’s common stock on a pro rata basis to the holders of MetLife, Inc. common stock. In connection with the Restructuring, effective April 2017, following receipt of applicable regulatory approvals, MetLife, Inc. contributed certain affiliated reinsurance companies and Brighthouse Life Insurance Company of NY (“Brighthouse NY”) to Brighthouse Insurance (the “Contribution Transactions”). The affiliated reinsurance companies were then merged into Brighthouse Reinsurance Company of Delaware (“BRCD”), a licensed reinsurance subsidiary of Brighthouse Life Insurance Company. See Note 3 for further information on this change, which was applied retrospectively. On July 28, 2017, MetLife, Inc. contributed Brighthouse Holdings, LLC to Brighthouse Financial, Inc., resulting in Brighthouse Life Insurance Company becoming an indirect wholly-owned subsidiary of Brighthouse Financial, Inc. On August 4, 2017, MetLife, Inc. completed the Separation through a distribution of 96,776,670 of the 119,773,106 shares of the common stock of Brighthouse Financial, Inc., representing 80.8% of MetLife Inc.’s interest in Brighthouse Financial, Inc., to holders of MetLife, Inc. common stock.
In anticipation of the Separation, in the third quarter of 2016, the Company reorganized its businesses into three segments: Annuities, Life and Run-off. See Note 2 for further information on the reorganization of the Company’s segments in the third quarter of 2016, which was applied retrospectively.
In November 2014, MetLife Insurance Company of Connecticut re-domesticated from Connecticut to Delaware, changed its name to MetLife Insurance Company USA and merged with its subsidiary, MetLife Investors USA Insurance Company (“MLI-USA”), and its affiliates, MetLife Investors Insurance Company (“MLIIC”) and Exeter Reassurance Company, Ltd. (“Exeter”). See Note 3 for further information on the merger transactions and the prior periods’ adjustments.
Basis of Presentation
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to adopt accounting policies and make estimates and assumptions that affect amounts reported on the consolidated financial statements. In applying these policies and estimates, management makes subjective and complex judgments that frequently require assumptions about matters that are inherently uncertain. Many of these policies, estimates and related judgments are common in the insurance and financial services industries; others are specific to the Company’s business and operations. Actual results could differ from these estimates.
Consolidation
The accompanying consolidated financial statements include the accounts of Brighthouse Life Insurance Company and its subsidiaries, as well as partnerships and joint ventures in which the Company has control, and variable interest entities (“VIEs”) for which the Company is the primary beneficiary. Intercompany accounts and transactions have been eliminated.
Since the Company is a member of a controlled group of affiliated companies, its results may not be indicative of those of a stand-alone entity.

Brighthouse Life Insurance Company
(An Indirect Wholly-Owned Subsidiary of Brighthouse Financial, Inc.)
Notes to the Consolidated Financial Statements — (continued)
1. Business, Basis of Presentation and Summary of Significant Accounting Policies (continued)

Discontinued Operations
The results of operations of a component of the Company that has either been disposed of or is classified as held-for-sale are reported in discontinued operations if certain criteria are met. Effective January 1, 2014, the Company adopted new guidance regarding reporting of discontinued operations for disposals or classifications as held-for-sale that have not been previously reported on the consolidated financial statements. A disposal of a component is reported in discontinued operations if the disposal represents a strategic shift that has or will have a major effect on the Company’s operations and financial results. See “— Adoption of New Accounting Pronouncements.”
Separate Accounts
Separate accounts are established in conformity with insurance laws. Generally, the assets of the separate accounts cannot be used to settle the liabilities that arise from any other business of the Company. Separate account assets are subject to general account claims only to the extent the value of such assets exceeds the separate account liabilities. The Company reports separately, as assets and liabilities, investments held in separate accounts and liabilities of the separate accounts if:

•	such separate accounts are legally recognized;

•	assets supporting the contract liabilities are legally insulated from the Company’s general account liabilities;

•	investments are directed by the contractholder; and

•	all investment performance, net of contract fees and assessments, is passed through to the contractholder.
The Company reports separate account assets at their fair value, which is based on the estimated fair values of the underlying assets comprising the individual separate account portfolios. Investment performance (including investment income, net investment gains (losses) and changes in unrealized gains (losses)) and the corresponding amounts credited to contractholders of such separate accounts are offset within the same line on the statements of operations. Separate accounts credited with a contractual investment return are combined on a line-by-line basis with the Company’s general account assets, liabilities, revenues and expenses and the accounting for these investments is consistent with the methodologies described herein for similar financial instruments held within the general account.
The Company’s revenues reflect fees charged to the separate accounts, including mortality charges, risk charges, policy administration fees, investment management fees and surrender charges. Such fees are included in universal life and investment-type product policy fees on the statements of operations.
Reclassifications
Certain amounts in the prior years’ consolidated financial statements and related footnotes thereto have been reclassified to conform with the current year presentation as discussed throughout the Notes to the Consolidated Financial Statements.
Summary of Significant Accounting Policies
The following are the Company’s significant accounting policies with references to notes providing additional information on such policies and critical accounting estimates relating to such policies.

Accounting Policy	Note
Insurance	5
Deferred Policy Acquisition Costs, Value of Business Acquired and Other Intangibles	6
Reinsurance	7
Investments	8
Derivatives	9
Fair Value	10
Income Tax	15
Litigation Contingencies	16

Brighthouse Life Insurance Company
(An Indirect Wholly-Owned Subsidiary of Brighthouse Financial, Inc.)
Notes to the Consolidated Financial Statements — (continued)
1. Business, Basis of Presentation and Summary of Significant Accounting Policies (continued)

Insurance
Future Policy Benefit Liabilities and Policyholder Account Balances
The Company establishes liabilities for amounts payable under insurance policies. Generally, amounts are payable over an extended period of time and related liabilities are calculated as the present value of future expected benefits to be paid, reduced by the present value of future expected premiums. Such liabilities are established based on methods and underlying assumptions that are in accordance with GAAP and applicable actuarial standards. The principal assumptions used in the establishment of liabilities for future policy benefits are mortality, morbidity, policy lapse, policy renewal, retirement, disability incidence, disability terminations, investment returns, inflation, expenses and other contingent events as appropriate to the respective product type. These assumptions are established at the time the policy is issued and locked in and are intended to estimate the experience for the period the policy benefits are payable. Utilizing these assumptions, liabilities are established on a block of business basis. For long duration insurance contracts, assumptions such as mortality, morbidity and interest rates are locked in upon the issuance of new business. However, significant adverse changes in experience on such contracts may require the establishment of premium deficiency reserves. Such reserves are determined based on the then current assumptions and do not include a provision for adverse deviation. To assess whether or not a premium deficiency exists, the Company groups insurance contracts based on the manner acquired, serviced, and the measurement of profitability. In applying the profitability criteria, groupings are limited by segment.
Liabilities for universal and variable life secondary guarantees are determined by estimating the expected value of death benefits payable when the account balance is projected to be zero and recognizing those benefits ratably over the contract period based on total expected assessments. The assumptions used in estimating the secondary guarantee liabilities are consistent with those used for amortizing deferred policy acquisition costs (“DAC”), and are therefore subject to the same variability and risk as further discussed herein. The assumptions of investment performance and volatility for variable products are consistent with historical experience of the appropriate underlying equity indices, such as the Standard & Poor’s Global Ratings (“S&P”) 500 Index. The benefits used in calculating the liabilities are based on the average benefits payable over a range of scenarios.
The Company regularly reviews its assumptions supporting its estimates of actuarial liabilities for future policy benefits. For universal life and annuity product guarantees, assumptions are updated periodically, whereas for traditional life products, such as term life and non-participating whole life insurance, assumptions are established and locked in at inception but reviewed periodically to determine whether a premium deficiency exists that would trigger an unlocking of assumptions. Differences result in changes to the liability balances with related charges or credits to benefit expenses in the period in which the changes occur.
Policyholder account balances relate to contracts or contract features where the Company has no significant insurance risk.
See “— Variable Annuity Guarantees” for additional information on the Company’s variable annuity guarantee features that are accounted for as insurance liabilities and recorded in future policy benefits, as well as the guarantee features that are accounted for at fair value as embedded derivatives and recorded in policyholder account balances.
Other Policy-Related Balances
Other policy-related balances primarily include assumed affiliated reinsurance payables, affiliated deferred experience refunds, policy and contract claims and unearned revenue liabilities.
The assumed affiliated reinsurance payable relates primarily to reinsurance for certain universal life business assumed from an affiliate, net of other reinsurance.
The affiliated deferred experience refunds relate to the repayment of acquisition costs under an affiliated reinsurance agreement and represent part of the net cost of reinsurance for the business reinsured. The deferred experience refund is being amortized consistent with the DAC methodology on the underlying contracts.

Brighthouse Life Insurance Company
(An Indirect Wholly-Owned Subsidiary of Brighthouse Financial, Inc.)
Notes to the Consolidated Financial Statements — (continued)
1. Business, Basis of Presentation and Summary of Significant Accounting Policies (continued)

The liability for policy and contract claims generally relates to incurred but not reported death, disability and long-term care claims, as well as claims which have been reported but not yet settled. The liability for these claims is based on the Company’s estimated ultimate cost of settling all claims. The Company derives estimates for the development of incurred but not reported claims principally from analyses of historical patterns of claims by business line. The methods used to determine these estimates are continually reviewed. Adjustments resulting from this continuous review process and differences between estimates and payments for claims are recognized in policyholder benefits and claims expense in the period in which the estimates are changed or payments are made.
The unearned revenue liability relates to universal life-type and investment-type products and represents policy charges for services to be provided in future periods. The charges are deferred as unearned revenue and amortized using the product’s estimated gross profits, similar to DAC as discussed further herein. Such amortization is recorded in universal life and investment-type product policy fees.
Recognition of Insurance Revenues and Deposits
Premiums related to traditional life and annuity contracts with life contingencies are recognized as revenues when due from policyholders. When premiums are due over a significantly shorter period than the period over which policyholder benefits are incurred, any excess profit is deferred and recognized into earnings in proportion to insurance in-force or, for annuities, the amount of expected future policy benefit payments.
Premiums related to non-medical health and disability contracts are recognized on a pro rata basis over the applicable contract term.
Deposits related to universal life-type and investment-type products are credited to policyholder account balances. Revenues from such contracts consist of fees for mortality, policy administration and surrender charges and are recorded in universal life and investment-type product policy fees in the period in which policyholder benefits and expenses are incurred. Amounts that are charged to earnings include interest credited and benefit claims incurred in excess of related policyholder account balances.
Premiums, policy fees, policyholder benefits and expenses are presented net of reinsurance.
Deferred Policy Acquisition Costs, Value of Business Acquired and Other Intangibles
The Company incurs significant costs in connection with acquiring new and renewal insurance business. Costs that are related directly to the successful acquisition or renewal of insurance contracts are capitalized as DAC. Such costs include:

•	incremental direct costs of contract acquisition, such as commissions;

•
the portion of an employee’s total compensation and benefits related to time spent selling, underwriting or processing the issuance of new and renewal insurance business only with respect to actual policies acquired or renewed;

•	other essential direct costs that would not have been incurred had a policy not been acquired or renewed; and

•
the costs of direct-response advertising, the primary purpose of which is to elicit sales to customers who could be shown to have responded specifically to the advertising and that results in probable future benefits.

All other acquisition-related costs, including those related to general advertising and solicitation, market research, agent training, product development, unsuccessful sales and underwriting efforts, as well as all indirect costs, are expensed as incurred.
Value of business acquired (“VOBA”) is an intangible asset resulting from a business combination that represents the excess of book value over the estimated fair value of acquired insurance, annuity, and investment-type contracts in-force at the acquisition date. The estimated fair value of the acquired liabilities is based on projections, by each block of business, of future policy and contract charges, premiums, mortality and morbidity, separate account performance, surrenders, operating expenses, investment returns, nonperformance risk adjustment and other factors. Actual experience on the purchased business may vary from these projections.

Brighthouse Life Insurance Company
(An Indirect Wholly-Owned Subsidiary of Brighthouse Financial, Inc.)
Notes to the Consolidated Financial Statements — (continued)
1. Business, Basis of Presentation and Summary of Significant Accounting Policies (continued)

DAC and VOBA are amortized as follows:

Products:		In proportion to the following over estimated lives of the contracts:
•	Nonparticipating and non-dividend-paying traditional contracts (primarily term insurance)	Actual and expected future gross premiums.
•	Participating, dividend-paying traditional contracts	Actual and expected future gross margins.
•	Fixed and variable universal life contracts	Actual and expected future gross profits.
•	Fixed and variable deferred annuity contracts
See Note 6 for additional information on DAC and VOBA amortization.
The recovery of DAC and VOBA is dependent upon the future profitability of the related business. DAC and VOBA are aggregated on the financial statements for reporting purposes.
The Company generally has two different types of sales inducements which are included in other assets: (i) the policyholder receives a bonus whereby the policyholder’s initial account balance is increased by an amount equal to a specified percentage of the customer’s deposit; and (ii) the policyholder receives a higher interest rate using a dollar cost averaging method than would have been received based on the normal general account interest rate credited. The Company defers sales inducements and amortizes them over the life of the policy using the same methodology and assumptions used to amortize DAC. The amortization of sales inducements is included in policyholder benefits and claims. Each year, or more frequently if circumstances indicate a potential recoverability issue exists, the Company reviews deferred sales inducements (“DSI”) to determine the recoverability of the asset.
Value of distribution agreements acquired (“VODA”) is reported in other assets and represents the present value of expected future profits associated with the expected future business derived from the distribution agreements acquired as part of a business combination. Value of customer relationships acquired (“VOCRA”) is also reported in other assets and represents the present value of the expected future profits associated with the expected future business acquired through existing customers of the acquired company or business. The VODA and VOCRA associated with past business combinations are amortized over useful lives ranging from 10 to 40 years and such amortization is included in other expenses. Each year, or more frequently if circumstances indicate a possible impairment exists, the Company reviews VODA and VOCRA to determine whether the asset is impaired.
Reinsurance
For each of its reinsurance agreements, the Company determines whether the agreement provides indemnification against loss or liability relating to insurance risk in accordance with applicable accounting standards. Cessions under reinsurance agreements do not discharge the Company’s obligations as the primary insurer. The Company reviews all contractual features, including those that may limit the amount of insurance risk to which the reinsurer is subject or features that delay the timely reimbursement of claims.
For reinsurance of existing in-force blocks of long-duration contracts that transfer significant insurance risk, the difference, if any, between the amounts paid (received), and the liabilities ceded (assumed) related to the underlying contracts is considered the net cost of reinsurance at the inception of the reinsurance agreement. The net cost of reinsurance is recorded as an adjustment to DAC when there is a gain at inception on the ceding entity and to other liabilities when there is a loss at inception. The net cost of reinsurance is recognized as a component of other expenses when there is a gain at inception and as policyholder benefits and claims when there is a loss and is subsequently amortized on a basis consistent with the methodology used for amortizing DAC related to the underlying reinsured contracts. Subsequent amounts paid (received) on the reinsurance of in-force blocks, as well as amounts paid (received) related to new business, are recorded as ceded (assumed) premiums and ceded (assumed) premiums, reinsurance and other receivables (future policy benefits) are established.
Amounts currently recoverable under reinsurance agreements are included in premiums, reinsurance and other receivables and amounts currently payable are included in other liabilities. Assets and liabilities relating to reinsurance agreements with the same reinsurer may be recorded net on the balance sheet, if a right of offset exists within the reinsurance agreement. In the event that reinsurers do not meet their obligations to the Company under the terms of the reinsurance agreements, reinsurance recoverable balances could become uncollectible. In such instances, reinsurance recoverable balances are stated net of allowances for uncollectible reinsurance.

Brighthouse Life Insurance Company
(An Indirect Wholly-Owned Subsidiary of Brighthouse Financial, Inc.)
Notes to the Consolidated Financial Statements — (continued)
1. Business, Basis of Presentation and Summary of Significant Accounting Policies (continued)

The funds withheld liability represents amounts withheld by the Company in accordance with the terms of the reinsurance agreements. The Company withholds the funds rather than transferring the underlying investments and, as a result, records funds withheld liability within other liabilities. The Company recognizes interest on funds withheld, included in other expenses, at rates defined by the terms of the agreement which may be contractually specified or directly related to the investment portfolio.
Premiums, fees and policyholder benefits and claims include amounts assumed under reinsurance agreements and are net of reinsurance ceded. Amounts received from reinsurers for policy administration are reported in other revenues. With respect to guaranteed minimum income benefits (“GMIBs”), a portion of the directly written GMIBs are accounted for as insurance liabilities, but the associated reinsurance agreements contain embedded derivatives. These embedded derivatives are included in premiums, reinsurance and other receivables with changes in estimated fair value reported in net derivative gains (losses).
If the Company determines that a reinsurance agreement does not expose the reinsurer to a reasonable possibility of a significant loss from insurance risk, the Company records the agreement using the deposit method of accounting. Deposits received are included in other liabilities and deposits made are included within premiums, reinsurance and other receivables. As amounts are paid or received, consistent with the underlying contracts, the deposit assets or liabilities are adjusted. Interest on such deposits is recorded as other revenues or other expenses, as appropriate. Periodically, the Company evaluates the adequacy of the expected payments or recoveries and adjusts the deposit asset or liability through other revenues or other expenses, as appropriate. Certain assumed non-life contingent portion of guaranteed minimum withdrawal benefits (“GMWBs”), guaranteed minimum accumulation benefits (“GMABs”) and GMIBs are also accounted for as embedded derivatives with changes in estimated fair value reported in net derivative gains (losses).
Variable Annuity Guarantees
The Company issues directly and assumes from an affiliate through reinsurance certain variable annuity products with guaranteed minimum benefits that provide the policyholder a minimum return based on their initial deposit (i.e., the benefit base) less withdrawals. In some cases, the benefit base may be increased by additional deposits, bonus amounts, accruals or optional market value step-ups.
Certain of the Company’s variable annuity guarantee features are accounted for as insurance liabilities and recorded in future policy benefits while others are accounted for at fair value as embedded derivatives and recorded in policyholder account balances. Generally speaking, a guarantee is accounted for as an insurance liability if the guarantee is paid only upon either (i) the occurrence of a specific insurable event, or (ii) annuitization. Alternatively, a guarantee is accounted for as an embedded derivative if a guarantee is paid without requiring (i) the occurrence of specific insurable event, or (ii) the policyholder to annuitize, that is, the policyholder can receive the guarantee on a net basis. In certain cases, a guarantee may have elements of both an insurance liability and an embedded derivative and in such cases the guarantee is split and accounted for under both models. Further, changes in assumptions, principally involving behavior, can result in a change of expected future cash outflows of a guarantee between portions accounted for as insurance liabilities and portions accounted for as embedded derivatives.
Guarantees accounted for as insurance liabilities in future policy benefits include guaranteed minimum death benefits (“GMDBs”), the life contingent portion of the GMWBs and the portion of the GMIBs that require annuitization, as well as the life contingent portion of the expected annuitization when the policyholder is forced into an annuitization upon depletion of their account value.
These insurance liabilities are accrued over the accumulation phase of the contract in proportion to actual and future expected policy assessments based on the level of guaranteed minimum benefits generated using multiple scenarios of separate account returns. The scenarios are based on best estimate assumptions consistent with those used to amortize DAC. When current estimates of future benefits exceed those previously projected or when current estimates of future assessments are lower than those previously projected, liabilities will increase, resulting in a current period charge to net income. The opposite result occurs when the current estimates of future benefits are lower than those previously projected or when current estimates of future assessments exceed those previously projected. At each reporting period, we update the actual amount of business remaining in-force, which impacts expected future assessments and the projection of estimated future benefits resulting in a current period charge or increase to earnings. See Note 5 for additional details of guarantees accounted for as insurance liabilities.

Brighthouse Life Insurance Company
(An Indirect Wholly-Owned Subsidiary of Brighthouse Financial, Inc.)
Notes to the Consolidated Financial Statements — (continued)
1. Business, Basis of Presentation and Summary of Significant Accounting Policies (continued)

Guarantees accounted for as embedded derivatives in policyholder account balances include the non-life contingent portion of GMWBs, GMABs, and for GMIBs the non-life contingent portion of the expected annuitization when the policyholder is forced into an annuitization upon depletion of their account value, as well as the Guaranteed Principal Option.
The estimated fair values of guarantees accounted for as embedded derivatives are determined based on the present value of projected future benefits minus the present value of projected future fees. At policy inception, the Company attributes to the embedded derivative a portion of the projected future guarantee fees to be collected from the policyholder equal to the present value of projected future guaranteed benefits. Any additional fees represent “excess” fees and are reported in universal life and investment-type product policy fees. In valuing the embedded derivative, the percentage of fees included in the fair value measurement is locked-in at inception.
The projections of future benefits and future fees require capital market and actuarial assumptions including expectations concerning policyholder behavior. A risk neutral valuation methodology is used to project the cash flows from the guarantees under multiple capital market scenarios to determine an economic liability. The reported estimated fair value is then determined by taking the present value of these risk-free generated cash flows using a discount rate that incorporates a spread over the risk-free rate to reflect our nonperformance risk and adding a risk margin. For more information on the determination of estimated fair value, see Note 10 Fair Value.
Investments
Net Investment Income and Net Investment Gains (Losses)
Income from investments is reported within net investment income, unless otherwise stated herein. Gains and losses on sales of investments, impairment losses and changes in valuation allowances are reported within net investment gains (losses), unless otherwise stated herein.
Fixed Maturity and Equity Securities
The Company’s fixed maturity and equity securities are classified as available-for-sale (“AFS”) and are reported at their estimated fair value. Unrealized investment gains and losses on these securities are recorded as a separate component of other comprehensive income (loss) (“OCI”), net of policy-related amounts and deferred income taxes. All security transactions are recorded on a trade date basis. Investment gains and losses on sales are determined on a specific identification basis.
Interest income and prepayment fees are recognized when earned. Interest income is recognized using an effective yield method giving effect to amortization of premiums and accretion of discounts and is based on the estimated economic life of the securities, which for mortgage-backed and asset-backed securities (“ABS”) considers the estimated timing and amount of prepayments of the underlying loans. See Note 8 “Investments — Fixed Maturity and Equity Securities AFS — Methodology for Amortization of Premium and Accretion of Discount on Structured Securities”. The amortization of premium and accretion of discount of fixed maturity securities also takes into consideration call and maturity dates. Dividends on equity securities are recognized when declared.
The Company periodically evaluates fixed maturity and equity securities for impairment. The assessment of whether impairments have occurred is based on management’s case-by-case evaluation of the underlying reasons for the decline in estimated fair value, as well as an analysis of the gross unrealized losses by severity and/or age as described in Note 8 “— Evaluation of AFS Securities for OTTI and Evaluating Temporarily Impaired AFS Securities.”
For fixed maturity securities in an unrealized loss position, an other-than-temporary impairment (“OTTI”) is recognized in earnings when it is anticipated that the amortized cost will not be recovered. When either: (i) the Company has the intent to sell the security; or (ii) it is more likely than not that the Company will be required to sell the security before recovery, the OTTI recognized in earnings is the entire difference between the security’s amortized cost and estimated fair value. If neither of these conditions exists, the difference between the amortized cost of the security and the present value of projected future cash flows expected to be collected is recognized as an OTTI in earnings (“credit loss”). If the estimated fair value is less than the present value of projected future cash flows expected to be collected, this portion of OTTI related to other-than-credit factors (“noncredit loss”) is recorded in OCI.

Brighthouse Life Insurance Company
(An Indirect Wholly-Owned Subsidiary of Brighthouse Financial, Inc.)
Notes to the Consolidated Financial Statements — (continued)
1. Business, Basis of Presentation and Summary of Significant Accounting Policies (continued)

With respect to equity securities, the Company considers in its OTTI analysis its intent and ability to hold a particular equity security for a period of time sufficient to allow for the recovery of its estimated fair value to an amount equal to or greater than cost. If a sale decision is made for an equity security and recovery to an amount at least equal to cost prior to the sale is not expected, the security will be deemed to be other-than-temporarily impaired in the period that the sale decision was made and an OTTI loss will be recorded in earnings. The OTTI loss recognized is the entire difference between the security’s cost and its estimated fair value.
Mortgage Loans
The Company disaggregates its mortgage loan investments into three portfolio segments: commercial, agricultural and residential. The accounting policies that are applicable to all portfolio segments are presented below and the accounting policies related to each of the portfolio segments are included in Note 8.
Mortgage loans are stated at unpaid principal balance, adjusted for any unamortized premium or discount, deferred fees or expenses, and are net of valuation allowances. Interest income and prepayment fees are recognized when earned. Interest income is recognized using an effective yield method giving effect to amortization of premiums and accretion of discounts.
Also included in mortgage loans are commercial mortgage loans held by consolidated securitization entities (“CSEs”) for which the fair value option (“FVO”) was elected, which are stated at estimated fair value. Changes in estimated fair value are recognized in net investment gains (losses) for commercial mortgage loans held by CSEs.
Policy Loans
Policy loans are stated at unpaid principal balances. Interest income is recorded as earned using the contractual interest rate. Generally, accrued interest is capitalized on the policy’s anniversary date. Valuation allowances are not established for policy loans, as they are fully collateralized by the cash surrender value of the underlying insurance policies. Any unpaid principal and accrued interest is deducted from the cash surrender value or the death benefit prior to settlement of the insurance policy.
Real Estate
Real estate held-for-investment is stated at cost less accumulated depreciation. Depreciation is recorded on a straight-line basis over the estimated useful life of the asset (typically 20 to 55 years). Rental income is recognized on a straight-line basis over the term of the respective leases. The Company periodically reviews its real estate held-for-investment for impairment and tests for recoverability whenever events or changes in circumstances indicate the carrying value may not be recoverable and exceeds its estimated fair value. Properties whose carrying values are greater than their undiscounted cash flows are written down to their estimated fair value, which is generally computed using the present value of expected future cash flows discounted at a rate commensurate with the underlying risks.
Real estate for which the Company commits to a plan to sell within one year and actively markets in its current condition for a reasonable price in comparison to its estimated fair value is classified as held-for-sale. Real estate held-for-sale is stated at the lower of depreciated cost or estimated fair value less expected disposition costs and is not depreciated.
Real Estate Joint Ventures and Other Limited Partnership Interests
The Company uses the equity method of accounting for investments (“investees”) when it has more than a minor ownership interest or more than a minor influence over the investee’s operations, while the cost method is used when the Company has virtually no influence over the investee’s operations. The Company generally recognizes its share of the equity method investee’s earnings on a three-month lag in instances where the investee’s financial information is not sufficiently timely or when the investee’s reporting period differs from the Company’s reporting period; while distributions on cost method investments are recognized as earned or received.
The Company routinely evaluates such investments for impairment. For equity method investees, the Company considers financial and other information provided by the investee, other known information and inherent risks in the underlying investments, as well as future capital commitments, in determining whether an impairment has occurred. The Company considers its cost method investments for impairment when the carrying value of such investments exceeds the net asset value (“NAV”). The Company takes into consideration the severity and duration of this excess when determining whether the cost method investment is impaired.

Brighthouse Life Insurance Company
(An Indirect Wholly-Owned Subsidiary of Brighthouse Financial, Inc.)
Notes to the Consolidated Financial Statements — (continued)
1. Business, Basis of Presentation and Summary of Significant Accounting Policies (continued)

Short-term Investments
Short-term investments include securities and other investments with remaining maturities of one year or less, but greater than three months, at the time of purchase and are stated at estimated fair value or amortized cost, which approximates estimated fair value. Short-term investments also include investments in affiliated money market pools.
Other Invested Assets
Other invested assets consist principally of the following:

•	Freestanding derivatives with positive estimated fair values which are described in “— Derivatives” below.

•
Tax credit and renewable energy partnerships which derive a significant source of investment return in the form of income tax credits or other tax incentives. Where tax credits are guaranteed by a creditworthy third party, the investment is accounted for under the effective yield method. Otherwise, the investment is accounted for under the equity method.

•
Leveraged leases which are recorded net of non-recourse debt. Income is recognized by applying the leveraged lease’s estimated rate of return to the net investment in the lease. The Company regularly reviews residual values for impairment.

•	Investments in an operating joint venture that engages in insurance underwriting activities which are accounted for under the equity method.

•
Funds withheld which represent a receivable for amounts contractually withheld by ceding companies in accordance with reinsurance agreements. The Company recognizes interest on funds withheld at rates defined by the terms of the agreement which may be contractually specified or directly related to the underlying investments.

Securities Lending Program
Securities lending transactions, whereby blocks of securities are loaned to third parties, primarily brokerage firms and commercial banks, are treated as financing arrangements and the associated liability is recorded at the amount of cash received. The Company obtains collateral at the inception of the loan, usually cash, in an amount generally equal to 102% of the estimated fair value of the securities loaned, and maintains it at a level greater than or equal to 100% for the duration of the loan. Securities loaned under such transactions may be sold or re-pledged by the transferee. The Company is liable to return to the counterparties the cash collateral received. Security collateral on deposit from counterparties in connection with securities lending transactions may not be sold or re-pledged, unless the counterparty is in default, and is not reflected on the Company’s financial statements. The Company monitors the estimated fair value of the securities loaned on a daily basis and additional collateral is obtained as necessary throughout the duration of the loan. Income and expenses associated with securities lending transactions are reported as investment income and investment expense, respectively, within net investment income.
Derivatives
Freestanding Derivatives
Freestanding derivatives are carried on the Company’s balance sheet either as assets within other invested assets or as liabilities within other liabilities at estimated fair value. The Company does not offset the estimated fair value amounts recognized for derivatives executed with the same counterparty under the same master netting agreement.
Accruals on derivatives are generally recorded in accrued investment income or within other liabilities. However, accruals that are not scheduled to settle within one year are included with the derivatives carrying value in other invested assets or other liabilities.

Brighthouse Life Insurance Company
(An Indirect Wholly-Owned Subsidiary of Brighthouse Financial, Inc.)
Notes to the Consolidated Financial Statements — (continued)
1. Business, Basis of Presentation and Summary of Significant Accounting Policies (continued)

If a derivative is not designated as an accounting hedge or its use in managing risk does not qualify for hedge accounting, changes in the estimated fair value of the derivative are reported in net derivative gains (losses) except as follows:

Statement of Operations Presentation:	Derivative:
Policyholder benefits and claims	•	Economic hedges of variable annuity guarantees included in future policy benefits
Net investment income	•	Economic hedges of equity method investments in joint ventures
Hedge Accounting
To qualify for hedge accounting, at the inception of the hedging relationship, the Company formally documents its risk management objective and strategy for undertaking the hedging transaction, as well as its designation of the hedge. Hedge designation and financial statement presentation of changes in estimated fair value of the hedging derivatives are as follows:

•
Fair value hedge (a hedge of the estimated fair value of a recognized asset or liability) - in net derivative gains (losses), consistent with the change in estimated fair value of the hedged item attributable to the designated risk being hedged.

•
Cash flow hedge (a hedge of a forecasted transaction or of the variability of cash flows to be received or paid related to a recognized asset or liability) - effectiveness in OCI (deferred gains or losses on the derivative are reclassified into the statement of operations when the Company’s earnings are affected by the variability in cash flows of the hedged item); ineffectiveness in net derivative gains (losses).

The changes in estimated fair values of the hedging derivatives are exclusive of any accruals that are separately reported on the statement of operations within interest income or interest expense to match the location of the hedged item.
In its hedge documentation, the Company sets forth how the hedging instrument is expected to hedge the designated risks related to the hedged item and sets forth the method that will be used to retrospectively and prospectively assess the hedging instrument’s effectiveness and the method that will be used to measure ineffectiveness. A derivative designated as a hedging instrument must be assessed as being highly effective in offsetting the designated risk of the hedged item. Hedge effectiveness is formally assessed at inception and at least quarterly throughout the life of the designated hedging relationship. Assessments of hedge effectiveness and measurements of ineffectiveness are also subject to interpretation and estimation and different interpretations or estimates may have a material effect on the amount reported in net income.
The Company discontinues hedge accounting prospectively when: (i) it is determined that the derivative is no longer highly effective in offsetting changes in the estimated fair value or cash flows of a hedged item; (ii) the derivative expires, is sold, terminated, or exercised; (iii) it is no longer probable that the hedged forecasted transaction will occur; or (iv) the derivative is de-designated as a hedging instrument.
When hedge accounting is discontinued because it is determined that the derivative is not highly effective in offsetting changes in the estimated fair value or cash flows of a hedged item, the derivative continues to be carried on the balance sheet at its estimated fair value, with changes in estimated fair value recognized in net derivative gains (losses). The carrying value of the hedged recognized asset or liability under a fair value hedge is no longer adjusted for changes in its estimated fair value due to the hedged risk, and the cumulative adjustment to its carrying value is amortized into income over the remaining life of the hedged item. Provided the hedged forecasted transaction is still probable of occurrence, the changes in estimated fair value of derivatives recorded in OCI related to discontinued cash flow hedges are released into the statement of operations when the Company’s earnings are affected by the variability in cash flows of the hedged item.
When hedge accounting is discontinued because it is no longer probable that the forecasted transactions will occur on the anticipated date or within two months of that date, the derivative continues to be carried on the balance sheet at its estimated fair value, with changes in estimated fair value recognized currently in net derivative gains (losses). Deferred gains and losses of a derivative recorded in OCI pursuant to the discontinued cash flow hedge of a forecasted transaction that is no longer probable are recognized immediately in net derivative gains (losses).
In all other situations in which hedge accounting is discontinued, the derivative is carried at its estimated fair value on the balance sheet, with changes in its estimated fair value recognized in the current period as net derivative gains (losses).

Brighthouse Life Insurance Company
(An Indirect Wholly-Owned Subsidiary of Brighthouse Financial, Inc.)
Notes to the Consolidated Financial Statements — (continued)
1. Business, Basis of Presentation and Summary of Significant Accounting Policies (continued)

Embedded Derivatives
The Company sells variable annuities and issues certain insurance products and investment contracts and is a party to certain reinsurance agreements that have embedded derivatives. The Company assesses each identified embedded derivative to determine whether it is required to be bifurcated. The embedded derivative is bifurcated from the host contract and accounted for as a freestanding derivative if:

•	the combined instrument is not accounted for in its entirety at estimated fair value with changes in estimated fair value recorded in earnings;

•	the terms of the embedded derivative are not clearly and closely related to the economic characteristics of the host contract; and

•	a separate instrument with the same terms as the embedded derivative would qualify as a derivative instrument.
See “Variable Annuity Guarantees” for additional information on the accounting policy for embedded derivatives bifurcated from variable annuity host contracts.
Such embedded derivatives are carried on the balance sheet at estimated fair value with the host contract and changes in their estimated fair value are generally reported in net derivative gains (losses), except for those in policyholder benefits and claims related to ceded reinsurance of GMIB. If the Company is unable to properly identify and measure an embedded derivative for separation from its host contract, the entire contract is carried on the balance sheet at estimated fair value, with changes in estimated fair value recognized in the current period in net investment gains (losses) or net investment income. Additionally, the Company may elect to carry an entire contract on the balance sheet at estimated fair value, with changes in estimated fair value recognized in the current period in net investment gains (losses) or net investment income if that contract contains an embedded derivative that requires bifurcation.
Fair Value
Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. In most cases, the exit price and the transaction (or entry) price will be the same at initial recognition.
Subsequent to initial recognition, fair values are based on unadjusted quoted prices for identical assets or liabilities in active markets that are readily and regularly obtainable. When such quoted prices are not available, fair values are based on quoted prices in markets that are not active, quoted prices for similar but not identical assets or liabilities, or other observable inputs. If these inputs are not available, or observable inputs are not determinable, unobservable inputs and/or adjustments to observable inputs requiring management judgment are used to determine the estimated fair value of assets and liabilities.
Income Tax
Brighthouse Life Insurance Company and its includable subsidiaries join with MetLife, Inc. and its includable subsidiaries in filing a consolidated U.S. life and non-life federal income tax return in accordance with the provisions of the Internal Revenue Code of 1986, as amended. Current taxes (and the benefits of tax attributes such as losses) are allocated to Brighthouse Life Insurance Company and its subsidiaries under the consolidated tax return regulations and a tax sharing agreement. Under the consolidated tax return regulations, MetLife, Inc. has elected the “percentage method” (and 100% under such method) of reimbursing companies for tax attributes e.g. net operating losses. As a result, 100% of tax attributes are reimbursed by MetLife, Inc. to the extent that consolidated federal income tax of the consolidated federal tax return group is reduced in a year by tax attributes. On an annual basis, each of the profitable subsidiaries pays to MetLife, Inc. the federal income tax which it would have paid based upon that year’s taxable income. If Brighthouse Life Insurance Company or its includable subsidiaries has current or prior deductions and credits (including but not limited to losses) which reduce the consolidated tax liability of the consolidated federal tax return group, the deductions and credits are characterized as realized (or realizable) by Brighthouse Life Insurance Company and its includable subsidiaries when those tax attributes are realized (or realizable) by the consolidated federal tax return group, even if Brighthouse Life Insurance Company or its includable subsidiaries would not have realized the attributes on a stand-alone basis under a “wait and see” method.

Brighthouse Life Insurance Company
(An Indirect Wholly-Owned Subsidiary of Brighthouse Financial, Inc.)
Notes to the Consolidated Financial Statements — (continued)
1. Business, Basis of Presentation and Summary of Significant Accounting Policies (continued)

The Company’s accounting for income taxes represents management’s best estimate of various events and transactions.
Deferred tax assets and liabilities resulting from temporary differences between the financial reporting and tax bases of assets and liabilities are measured at the balance sheet date using enacted tax rates expected to apply to taxable income in the years the temporary differences are expected to reverse.
The realization of deferred tax assets depends upon the existence of sufficient taxable income within the carryback or carryforward periods under the tax law in the applicable tax jurisdiction. Valuation allowances are established against deferred tax assets when management determines, based on available information, that it is more likely than not that deferred income tax assets will not be realized. Significant judgment is required in determining whether valuation allowances should be established, as well as the amount of such allowances. When making such determination the Company considers many factors, including:

•	the nature, frequency, and amount of cumulative financial reporting income and losses in recent years;

•	the jurisdiction in which the deferred tax asset was generated;

•	the length of time that carryforward can be utilized in the various taxing jurisdiction;

•	future taxable income exclusive of reversing temporary differences and carryforwards;

•	future reversals of existing taxable temporary differences;

•	taxable income in prior carryback years; and

•	tax planning strategies.
The Company may be required to change its provision for income taxes when estimates used in determining valuation allowances on deferred tax assets significantly change or when receipt of new information indicates the need for adjustment in valuation allowances. Additionally, the effect of changes in tax laws, tax regulations, or interpretations of such laws or regulations, is recognized in net income tax expense (benefit) in the period of change.
The Company determines whether it is more likely than not that a tax position will be sustained upon examination by the appropriate taxing authorities before any part of the benefit can be recorded on the financial statements. A tax position is measured at the largest amount of benefit that is greater than 50% likely of being realized upon settlement. Unrecognized tax benefits due to tax uncertainties that do not meet the threshold are included within other liabilities and are charged to earnings in the period that such determination is made.
The Company classifies interest recognized as interest expense and penalties recognized as a component of income tax expense.
Litigation Contingencies
The Company is a party to a number of legal actions and is involved in a number of regulatory investigations. Given the inherent unpredictability of these matters, it is difficult to estimate the impact on the Company’s financial position. Liabilities are established when it is probable that a loss has been incurred and the amount of the loss can be reasonably estimated. Legal costs are recognized as incurred. On a quarterly and annual basis, the Company reviews relevant information with respect to liabilities for litigation, regulatory investigations and litigation-related contingencies to be reflected on the Company’s financial statements.
Other Accounting Policies
Cash and Cash Equivalents
The Company considers all highly liquid securities and other investments purchased with an original or remaining maturity of three months or less at the date of purchase to be cash equivalents. Cash equivalents are stated at amortized cost, which approximates estimated fair value.

Brighthouse Life Insurance Company
(An Indirect Wholly-Owned Subsidiary of Brighthouse Financial, Inc.)
Notes to the Consolidated Financial Statements — (continued)
1. Business, Basis of Presentation and Summary of Significant Accounting Policies (continued)

Property, Equipment, Leasehold Improvements and Computer Software
Property, equipment and leasehold improvements, which are included in other assets, are stated at cost, less accumulated depreciation and amortization. Depreciation is determined using the straight-line method over the estimated useful lives of the assets, as appropriate. Estimated lives generally range from five to 10 years for leasehold improvements, and from three to seven years for all other property and equipment. The net book value of the property, equipment and leasehold improvements was insignificant at both December 31, 2016 and 2015.
Computer software, which is included in other assets, is stated at cost, less accumulated amortization. Purchased software costs, as well as certain internal and external costs incurred to develop internal-use computer software during the application development stage, are capitalized. Such costs are amortized generally over a four-year period using the straight-line method. The cost basis of computer software was $248 million and $266 million at December 31, 2016 and 2015, respectively. Accumulated amortization of capitalized software was $142 million and $110 million at December 31, 2016 and 2015, respectively. Related amortization expense was $39 million, less than $1 million and $3 million for the years ended December 31, 2016, 2015 and 2014, respectively.
Other Revenues
Other revenues primarily include, in addition to items described elsewhere herein, fee income on financial reinsurance agreements and broker-dealer fees.
Employee Benefit Plans
Through December 31, 2016, Metropolitan Life Insurance Company (“MLIC”) provided and the Company contributed to defined benefit pension and postemployment plans for its employees and retirees. MLIC also provides and the Company contributes to a postretirement medical and life insurance benefit plan for certain retired employees. The Company accounts for these plans as multiemployer benefit plans and as a result the assets, obligations and other comprehensive gains and losses of these benefit plans are not included on the consolidated balance sheet. Within its consolidated statement of operations, the Company has included expense associated with its participants in these plans. These plans also include participants from other affiliates of MLIC. The Company’s participation in these plans ceased December 31, 2016.
Defined Contribution Plans
Through December 31, 2016, MLIC provides and the Company contributes to a defined contribution plan sponsored by MLIC for substantially all employees under which a portion of employee contributions are matched. The Company’s participation in this plan ceased on December 31, 2016.
Foreign Currency
Assets, liabilities and operations of a foreign affiliate (owned in 2014) are recorded based on functional currency. The determination of the functional currency is made based on the appropriate economic and management indicators. The local currencies of foreign operations are the functional currencies. Assets and liabilities of this foreign affiliate are translated from the functional currency to U.S. dollars at the exchange rates in effect at each year-end and revenues and expenses are translated at the average exchange rates during the year. The resulting translation adjustments are charged or credited directly to OCI, net of applicable taxes. Gains and losses from foreign currency transactions, including the effect of re-measurement of monetary assets and liabilities to the appropriate functional currency, are reported as part of net investment gains (losses) in the period in which they occur.
Goodwill
Goodwill represents the future economic benefits arising from net assets acquired in a business combination that are not individually identified and recognized. Goodwill is calculated as the excess of cost over the estimated fair value of such net assets acquired, is not amortized, and is tested for impairment based on a fair value approach at least annually or more frequently if events or circumstances indicate that there may be justification for conducting an interim test. The Company performs its annual goodwill impairment testing during the third quarter of each year based upon data as of the close of the second quarter. Goodwill associated with a business acquisition is not tested for impairment during the year the business is acquired unless there is a significant identified impairment event.

Brighthouse Life Insurance Company
(An Indirect Wholly-Owned Subsidiary of Brighthouse Financial, Inc.)
Notes to the Consolidated Financial Statements — (continued)
1. Business, Basis of Presentation and Summary of Significant Accounting Policies (continued)

The impairment test is performed at the reporting unit level, which is the operating segment or a business one level below the operating segment, if discrete financial information is prepared and regularly reviewed by management at that level. For purposes of goodwill impairment testing, if the carrying value of a reporting unit exceeds its estimated fair value, there may be an indication of impairment. In such instances, the implied fair value of the goodwill is determined in the same manner as the amount of goodwill that would be determined in a business combination. The excess of the carrying value of goodwill over the implied fair value of goodwill would be recognized as an impairment and recorded as a charge against net income.
On an ongoing basis, the Company evaluates potential triggering events that may affect the estimated fair value of the Company’s reporting units to assess whether any goodwill impairment exists.
Adoption of New Accounting Pronouncements
Effective January 1, 2016, the Company adopted guidance relating to short-duration contracts. Upon adopting the new guidance, the Company updated the disclosure for the rollforward of the liability of the unpaid policy and contract claims to include incurred and paid long-duration life claims that are settled within one year. The Company’s liability for unpaid policy and contract claims includes incurred but not reported claims, as well as claims which have been reported but not yet settled. The net incurred and paid claims within the Company’s tabular rollforward are principally comprised of death benefits on long-duration life contracts. The adoption did not have an impact on the consolidated financial statements and given the Company’s minimal extent of short-duration insurance contracts did not require any other expanded disclosures.
Effective January 1, 2016, the Company retrospectively adopted new guidance relating to the consolidation of certain entities. The objective of the new standard is to improve targeted areas of the consolidation guidance and to reduce the number of consolidation models. The new consolidation standard provides guidance on how a reporting entity (i) evaluates whether the entity should consolidate limited partnerships and similar entities, (ii) assesses whether the fees paid to a decisionmaker or service provider are variable interests in a VIE, and (iii) assesses the variable interests in a VIE held by related parties of the reporting entity. The new guidance also eliminates the VIE consolidation model based on majority exposure to variability that applied to certain investment companies and similar entities. The adoption of the new guidance did not impact which entities are consolidated by the Company. The consolidated VIE assets and liabilities and unconsolidated VIE carrying amounts and maximum exposure to loss as of December 31, 2016, disclosed in Note 8, reflect the application of the new guidance.
Effective November 18, 2014, the Company adopted new guidance on when, if ever, the cost of acquiring an entity should be used to establish a new accounting basis (“pushdown”) in the acquired entity’s separate financial statements. The guidance provides an acquired entity and its subsidiaries with an irrevocable option to apply pushdown accounting in its separate financial statements upon occurrence of an event in which an acquirer obtains control of the acquired entity. If a reporting entity elects to apply pushdown accounting, its stand-alone financial statements would reflect the acquirer’s new basis in the acquired entity’s assets and liabilities. The election to apply pushdown accounting should be determined by an acquired entity for each individual change-in-control event in which an acquirer obtains control of the acquired entity; however, an entity that does not elect to apply pushdown accounting in the period of a change-in-control can later elect to retrospectively apply pushdown accounting to the most recent change-in-control transaction as a change in accounting principle. The new guidance did not have a material impact on the consolidated financial statements upon adoption.
Effective January 1, 2014, the Company adopted new guidance regarding reporting of discontinued operations and disclosures of disposals of components of an entity. The guidance increases the threshold for a disposal to qualify as a discontinued operation, expands the disclosures for discontinued operations and requires new disclosures for certain disposals that do not meet the definition of a discontinued operation. Disposals must now represent a strategic shift that has or will have a major effect on the entity’s operations and financial results to qualify as discontinued operations. As discussed in Note 4, the Company sold its wholly-owned subsidiary, MetLife Assurance Limited (“MAL”). As a result of the adoption of this new guidance, the results of operations of MAL and the loss on sale have been included in income from continuing operations.

Brighthouse Life Insurance Company
(An Indirect Wholly-Owned Subsidiary of Brighthouse Financial, Inc.)
Notes to the Consolidated Financial Statements — (continued)
1. Business, Basis of Presentation and Summary of Significant Accounting Policies (continued)

Future Adoption of New Accounting Pronouncements
In February 2017, the FASB issued new guidance on derecognition of nonfinancial assets ASU 2017- 05, Other Income-Gains and Losses from the Derecognition of Nonfinancial Assets (Subtopic 610-20): Clarifying the Scope of Asset Derecognition Guidance and Accounting for Partial Sales of Nonfinancial Assets). The new guidance is effective for fiscal years beginning after December 15, 2017 and interim periods within those years. Early adoption is permitted for interim or annual reporting periods beginning after December 15, 2016. The guidance may be applied retrospectively for all periods presented or retrospectively with a cumulative-effect adjustment at the date of adoption. The new guidance clarifies the scope and accounting of a financial asset that meets the definition of an “in-substance nonfinancial asset” and defines the term, “in-substance nonfinancial asset.” The ASU also adds guidance for partial sales of nonfinancial assets. The Company is currently evaluating the impact of this guidance on its consolidated financial statements.
In January 2017, the FASB issued new guidance on business combinations (ASU 2017- 01, Business Combinations (Topic 805): Clarifying the Definition of a Business). The new guidance is effective for fiscal years beginning after December 15, 2017 and interim periods within those fiscal years, and should be applied on a prospective basis. Early adoption is permitted as specified in the guidance. The new guidance clarifies the definition of a business and requires that an entity apply certain criteria in order to determine when a set of assets and activities qualifies as a business. The adoption of this standard will result in fewer acquisitions qualifying as businesses and, accordingly, acquisition costs for those acquisitions that do not qualify as businesses will be capitalized rather than expensed. The Company is currently evaluating the impact of this guidance on its consolidated financial statements.
In November 2016, the FASB issued new guidance on restricted cash (ASU 2016-18, Statement of Cash Flows (Topic 230): a consensus of the FASB Emerging Issues Task Force). The new guidance is effective for fiscal years beginning after December 15, 2017 and interim periods within those fiscal years, and should be applied on a retrospective basis. Early adoption is permitted. The new guidance requires that a statement of cash flows explain the change during the period in the total of cash, cash equivalents, and amounts generally described as restricted cash or restricted cash equivalents. As a result, the new guidance requires that amounts generally described as restricted cash and restricted cash equivalents should be included with cash and cash equivalents when reconciling the beginning-of-period and end-of-period total amounts shown on the statement of cash flows. The new guidance does not provide a definition of restricted cash or restricted cash equivalents. The Company is currently evaluating the impact of this guidance on its consolidated financial statements.
In October 2016, the FASB issued new guidance on consolidation evaluation for entities under common control (ASU 2016-17, Consolidation (Topic 810): Interests Held through Related Parties That Are under Common Control). The new guidance is effective for fiscal years beginning after December 15, 2016 and interim periods within those fiscal years, and should be applied on a retrospective basis. Early adoption is permitted. The new guidance does not change the characteristics of a primary beneficiary under current GAAP. It changes how a reporting entity evaluates whether it is the primary beneficiary of a VIE by changing how a reporting entity that is a single decisionmaker of a VIE handles indirect interests in the entity held through related parties that are under common control with the reporting entity. The adoption of this new guidance will not have a material impact on the Company’s consolidated financial statements.
In October 2016, the FASB issued new guidance on tax accounting for intra-entity transfers of assets (ASU 2016-16, Income Taxes (Topic 740): Intra-Entity Transfers of Assets Other Than Inventory). The new guidance is effective for fiscal years beginning after December 15, 2017 and interim periods within those fiscal years, and should be applied on a modified retrospective basis. Early adoption is permitted in the first interim or annual reporting period. Current guidance prohibits the recognition of current and deferred income taxes for an intra-entity asset transfer until the asset has been sold to an outside party. The new guidance requires an entity to recognize the income tax consequences of an intra-entity transfer of an asset other than inventory when the transfer occurs. Also, the guidance eliminates the exception for an intra-entity transfer of an asset other than inventory. The Company is currently evaluating the impact of this guidance on its consolidated financial statements.
In August 2016, the FASB issued new guidance on cash flow statement presentation (ASU 2016-15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments). The new guidance is effective for fiscal years beginning after December 15, 2017 and interim periods within those fiscal years, and should be applied retrospectively to all periods presented. Early adoption is permitted in any interim or annual period. This ASU addresses diversity in how certain cash receipts and cash payments are presented and classified on the statement of cash flows. The Company is currently evaluating the impact of this guidance on its consolidated financial statements.

Brighthouse Life Insurance Company
(An Indirect Wholly-Owned Subsidiary of Brighthouse Financial, Inc.)
Notes to the Consolidated Financial Statements — (continued)
1. Business, Basis of Presentation and Summary of Significant Accounting Policies (continued)

In June 2016, the FASB issued new guidance on measurement of credit losses on financial instruments (ASU 2016-13, Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments). The new guidance is effective for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. Early adoption is permitted for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. This ASU replaces the incurred loss impairment methodology with one that reflects expected credit losses. The measurement of expected credit losses should be based on historical loss information, current conditions, and reasonable and supportable forecasts. The new guidance requires that an OTTI on a debt security will be recognized as an allowance going forward, such that improvements in expected future cash flows after an impairment will no longer be reflected as a prospective yield adjustment through net investment income, but rather a reversal of the previous impairment and recognized through realized investment gains and losses. The guidance also requires enhanced disclosures. The Company has assessed the asset classes impacted by the new guidance and is currently assessing the accounting and reporting system changes that will be required to comply with the new guidance. The Company believes that the most significant impact upon adoption will be to its mortgage loan investments. The Company is continuing to evaluate the overall impact of the new guidance on its consolidated financial statements.
In January 2016, the FASB issued new guidance (ASU 2016-01, Financial Instruments-Overall: Recognition and Measurement of Financial Assets and Financial Liabilities) on the recognition and measurement of financial instruments. The new guidance is effective for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years. Early adoption is permitted for the instrument-specific credit risk provision. The new guidance changes the current accounting guidance related to (i) the classification and measurement of certain equity investments, (ii) the presentation of changes in the fair value of financial liabilities measured under the FVO that are due to instrument-specific credit risk, and (iii) certain disclosures associated with the fair value of financial instruments. Additionally, there will no longer be a requirement to assess equity securities for impairment since such securities will be measured at fair value through net income. The Company has assessed the population of financial instruments that are subject to the new guidance and has determined that the most significant impact will be the requirement to report changes in fair value in net income each reporting period for all equity securities currently classified as AFS and to a lesser extent, other limited partnership interests and real estate joint ventures that are currently accounted for under the cost method. The population of these investments accounted for under the cost method is not material. The Company is continuing to evaluate the overall impact of this guidance on its consolidated financial statements.
In May 2014, the FASB issued a comprehensive new revenue recognition standard (ASU 2014‑09, Revenue from Contracts with Customers (Topic 606)), effective for fiscal years beginning after December 15, 2017 and interim periods within those years. The guidance may be applied retrospectively for all periods presented or retrospectively with a cumulative-effect adjustment at the date of adoption. The new guidance will supersede nearly all existing revenue recognition guidance under U.S. GAAP; however, it will not impact the accounting for insurance and investment contracts within the scope of Financial Services insurance (Topic 944), leases, financial instruments and guarantees. For those contracts that are impacted, the guidance will require an entity to recognize revenue upon the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled, in exchange for those goods or services. Given the scope of the new revenue recognition guidance, the Company does not expect the adoption to have a material impact on its consolidated revenues or statements of operations, with the Company’s implementation efforts primarily focused on other revenues on the consolidated statements of operations.
Other
Effective January 3, 2017, the Chicago Mercantile Exchange (“CME”) amended its rulebook, resulting in the characterization of variation margin transfers as settlement payments, as opposed to adjustments to collateral. These amendments will impact the accounting treatment of the Company’s centrally cleared derivatives, for which the CME serves as the central clearing party. The application of the amended rulebook is expected to reduce the gross derivative assets and liabilities, as well as the related collateral, recorded on the consolidated balance sheet for trades cleared through the CME. The Company is currently evaluating the impact of these amendments on its consolidated financial statements. This change is not expected to impact the tax treatment of such derivatives, although the IRS is being asked to issue definitive guidance.
2. Segment Information
In anticipation of the planned Separation, in the third quarter of 2016, the Company reorganized its businesses into three segments: Annuities, Life and Run-off. In addition, the Company reports certain of its results of operations in Corporate & Other. Also, in the fourth quarter of 2016, the Company moved the universal life policies with secondary guarantees (“ULSG”) business

Brighthouse Life Insurance Company
(An Indirect Wholly-Owned Subsidiary of Brighthouse Financial, Inc.)
Notes to the Consolidated Financial Statements — (continued)
2. Segment Information (continued)

from the Life segment to the Run-off segment. These and certain other presentation changes were applied retrospectively and did not have an impact on total consolidated net income (loss) or operating earnings in the prior periods.
Annuities
The Annuities segment offers a variety of variable, fixed, index-linked and income annuities designed to address contractholders’ needs for protected wealth accumulation on a tax-deferred basis, wealth transfer and income security.
Life
The Life segment offers insurance products and services, including term, whole, universal and variable life products designed to address policyholders’ needs for financial security and protected wealth transfer, which may be provided on a tax-advantaged basis.
Run-off
The Run-off segment consists of products no longer actively sold and which are separately managed, including structured settlements, certain company-owned life insurance policies, bank-owned life insurance policies, funding agreements and ULSG.
Corporate & Other
Corporate & Other contains the excess capital not allocated to the segments and interest expense related to the majority of the Company’s outstanding debt, as well as expenses associated with certain legal proceedings and income tax audit issues. Additionally, Corporate & Other includes assumed reinsurance of certain variable annuity products from a former affiliated operating joint venture in Japan. Under this in-force reinsurance agreement, the Company reinsured living and death benefit guarantees issued in connection with variable annuity products. Also, Corporate & Other includes a reinsurance agreement to assume certain blocks of indemnity reinsurance from an affiliate. These reinsurance agreements were recaptured effective November 1, 2014. Corporate & Other also includes the elimination of intersegment amounts and a portion of MetLife’s U.S. insurance business sold direct to consumers.
Financial Measures and Segment Accounting Policies
Operating earnings is used by management to evaluate performance and allocate resources. Consistent with GAAP guidance for segment reporting, operating earnings is also the Company’s GAAP measure of segment performance and is reported below. Operating earnings should not be viewed as a substitute for net income (loss). The Company believes the presentation of operating earnings as the Company measures it for management purposes enhances the understanding of its performance by highlighting the results of operations and the underlying profitability drivers of the business. Operating earnings allows analysis of the Company’s performance and facilitates comparisons to industry results.
Operating earnings is defined as operating revenues less operating expenses, both net of income tax.
The following are excluded from total revenues in calculating operating revenues:

•	Net investment gains (losses);

•
Net derivative gains (losses) except: (i) earned income on derivatives and amortization of premium on derivatives that are hedges of investments or that are used to replicate certain investments, but do not qualify for hedge accounting treatment and (ii) earned income on derivatives and amortization of premium on derivatives that are hedges of policyholder account balances but do not qualify for hedge accounting treatment;

•	Amortization of unearned revenue related to net investment gains (losses) and net derivative gains (losses) and certain variable annuity GMIB fees (“GMIB Fees”);

•	Certain amounts related to securitization entities that are VIEs consolidated under GAAP; and

•	Results of discontinued operations and other businesses that have been or will be sold or exited by the Company (“Divested Businesses”).

Brighthouse Life Insurance Company
(An Indirect Wholly-Owned Subsidiary of Brighthouse Financial, Inc.)
Notes to the Consolidated Financial Statements — (continued)
2. Segment Information (continued)

The following are excluded from total expenses in calculating operating expenses:

•
Amounts associated with periodic crediting rate adjustments based on the total return of a contractually referenced pool of assets, benefits and hedging costs related to GMIBs (“GMIB Costs”) and market value adjustments associated with surrenders or terminations of contracts;

•
Amounts related to: (i) net investment gains (losses) and net derivative gains (losses) and (ii) GMIB Fees and GMIB Costs included in amortization of deferred policy acquisition costs and value of business acquired;

•	Recognition of certain contingent assets and liabilities that could not be recognized at acquisition or adjusted for during the measurement period under GAAP business combination accounting guidance;

•	Results of discontinued operations and Divested Businesses;

•	Amounts related to securitization entities that are VIEs consolidated under GAAP;

•	Goodwill impairment; and

•	Costs related to: (i) implementation of new insurance regulatory requirements and (ii) acquisition and integration costs.
The tax impact of the adjustments mentioned above are calculated net of the U.S. or foreign statutory tax rate, which could differ from the Company’s effective tax rate.
Set forth in the tables below is certain financial information with respect to the Company’s segments, as well as Corporate & Other, for the years ended December 31, 2016, 2015 and 2014 and at December 31, 2016 and 2015. The segment accounting policies are the same as those used to prepare the Company’s consolidated financial statements, except for operating earnings adjustments as defined above. In addition, segment accounting policies include the method of capital allocation described below.
The internal capital model is a MetLife developed risk capital model that reflects management’s judgment and view of required capital to represent the measurement of the risk profile of the business, to meet the Company’s long term promises to clients, to service long-term obligations and to support the credit ratings of the Company. It accounts for the unique and specific nature of the risks inherent in the Company’s business. Management is responsible for the ongoing production and enhancement of the internal capital model and reviews its approach periodically to ensure that it remains consistent with emerging industry practice standards. As such, the internal capital allocation methodology in the future may differ from MetLife’s historical model.
The Company allocates equity to the segments based on the internal capital model, coupled with considerations of local capital requirements, and aligns with emerging standards and consistent risk principles.
Segment net investment income is credited or charged based on the level of allocated equity; however, changes in allocated equity do not impact the Company’s consolidated net investment income or net income (loss).
Net investment income is based upon the actual results of each segment’s specifically identifiable investment portfolios adjusted for allocated equity. Other costs are allocated to each of the segments based upon: (i) a review of the nature of such costs; (ii) time studies analyzing the amount of employee time incurred by each segment; and (iii) cost estimates included in the Company’s product pricing.

Brighthouse Life Insurance Company
(An Indirect Wholly-Owned Subsidiary of Brighthouse Financial, Inc.)
Notes to the Consolidated Financial Statements — (continued)
2. Segment Information (continued)

	Operating Results
Year Ended December 31, 2016	Annuities	Life	Run-off	Corporate & Other	Total
	(In millions)
Pre-tax operating earnings	$1,494	$6	$(249)	$23	$1,274
Provision for income tax expense (benefit)	441	—	(90)	(10)	341
Operating earnings	$1,053	$6	$(159)	$33	933
Adjustments for:
Net investment gains (losses)					(67)
Net derivative gains (losses)					(5,770)
Other adjustments to net income					98
Provision for income tax (expense) benefit					2,031
Net income (loss)					$(2,775)

Inter-segment revenues	$716	$(722)	$135	$20
Interest revenue	$1,446	$351	$1,411	$197
Interest expense	$—	$—	$60	$67

At December 31, 2016	Annuities	Life	Run-off	Corporate & Other	Total
	(In millions)
Total assets	$146,224	$12,296	$40,575	$12,330	$211,425
Separate account assets	$100,209	$1,671	$3,466	$—	$105,346
Separate account liabilities	$100,209	$1,671	$3,466	$—	$105,346

Brighthouse Life Insurance Company
(An Indirect Wholly-Owned Subsidiary of Brighthouse Financial, Inc.)
Notes to the Consolidated Financial Statements — (continued)
2. Segment Information (continued)

	Operating Results
Year Ended December 31, 2015	Annuities	Life	Run-off	Corporate & Other	Total
	(In millions)
Pre-tax operating earnings	$1,339	$(56)	$713	$(77)	$1,919
Provision for income tax expense (benefit)	329	(21)	247	(43)	512
Operating earnings	$1,010	$(35)	$466	$(34)	1,407
Adjustments for:
Net investment gains (losses)					5
Net derivative gains (losses)					(497)
Other adjustments to net income					(262)
Provision for income tax (expense) benefit					265
Net income (loss)					$918

Inter-segment revenues	$595	$(695)	$118	$215
Interest revenue	$1,266	$313	$1,551	$97
Interest expense	$—	$—	$60	$69

At December 31, 2015	Annuities	Life	Run-off	Corporate & Other	Total
	(In millions)
Total assets	$142,646	$13,242	$44,176	$15,552	$215,616
Separate account assets	$101,714	$1,580	$3,233	$—	$106,527
Separate account liabilities	$101,714	$1,580	$3,233	$—	$106,527

	Operating Results
Year Ended December 31, 2014	Annuities	Life	Run-off	Corporate & Other	Total
	(In millions)
Pre-tax operating earnings	$1,182	$(7)	$824	$(16)	$1,983
Provision for income tax expense (benefit)	281	(4)	283	(21)	539
Operating earnings	$901	$(3)	$541	$5	1,444
Adjustments for:
Net investment gains (losses)					(489)
Net derivative gains (losses)					294
Other adjustments to net income					(720)
Provision for income tax (expense) benefit					278
Net income (loss)					$807

Inter-segment revenues	$849	$(575)	$23	$36
Interest revenue	$1,119	$359	$1,518	$66
Interest expense	$—	$5	$60	$68

Brighthouse Life Insurance Company
(An Indirect Wholly-Owned Subsidiary of Brighthouse Financial, Inc.)
Notes to the Consolidated Financial Statements — (continued)
2. Segment Information (continued)

Reconciliation of Company operating revenues to total revenues:

	Years Ended December 31,
	2016	2015	2014
	(In millions)
Annuities	$4,423	$4,665	$4,790
Life	1,036	881	897
Run-off	2,313	2,366	2,319
Total segment	7,772	7,912	8,006
Corporate & Other	338	398	314
Net investment gains (losses)	(67)	5	(489)
Net derivative gains (losses)	(5,770)	(497)	294
Other adjustments	(13)	54	245
Total	$2,260	$7,872	$8,370
The following table presents total premiums, universal life and investment-type product policy fees and other revenues by major product groups of the Company’s segments, as well as Corporate & Other:

	Years Ended December 31,
	2016	2015	2014
	(In millions)
Annuity products	$3,411	$3,701	$4,110
Life insurance products	1,552	1,529	1,466
Other products	23	133	5
Total	$4,986	$5,363	$5,581
Substantially all of the Company’s consolidated premiums, universal life and investment-type product policy fees and other revenues originated in the U.S.
Revenues derived from any customer did not exceed 10% of consolidated premiums, universal life and investment-type product policy fees and other revenues for the years ended December 31, 2016, 2015 and 2014.
3. Organizational Changes
Contribution Transactions
On April 28, 2017, in connection with the Separation, MetLife, Inc. contributed MetLife Reinsurance Company of Delaware, MetLife Reinsurance Company of South Carolina (“MRSC”), MetLife Reinsurance Company of Vermont II, all affiliated reinsurance companies, and Brighthouse NY to Brighthouse Life Insurance Company. The affiliated reinsurance companies were then merged into BRCD, and certain reserve financing arrangements were restructured, resulting in a net return of capital to MetLife of $2.7 billion. The return of capital included $3.4 billion in cash, offset by a non-cash capital contribution of $703 million primarily comprised of the $643 million tax impact of a basis adjustment for BRCD in connection with the Contribution Transactions. The affiliated reinsurance companies reinsured risks, including level premium term life and ULSG assumed from the Company and other entities and operations of Brighthouse.
The Contribution Transactions were between entities under common control and have been accounted for in a manner similar to the pooling-of-interests method, which requires that the acquired entities be combined at their historical cost. The Company’s consolidated financial statements and related footnotes are presented as if the transaction occurred at the beginning of the earliest date presented and the prior periods have been retrospectively adjusted.
The effect of the Contribution Transactions on net income (loss) was an increase of $162 million, $79 million and $512 million for the years ended December 31, 2016, 2015 and 2014, respectively.

Brighthouse Life Insurance Company
(An Indirect Wholly-Owned Subsidiary of Brighthouse Financial, Inc.)
Notes to the Consolidated Financial Statements — (continued)
3. Organization Changes (continued)

The effect of the Contribution Transactions on OCI was an increase (decrease) of ($120) million, ($230) million and $206 million for years ended December 31, 2016, 2015 and 2014, respectively.
Simultaneously with the Contribution Transactions, the following additional transactions occurred:

•
The existing reserve financing arrangements of the affiliated reinsurance companies with unaffiliated financial institutions were terminated and replaced with a single financing arrangement supported by a pool of highly rated third-party reinsurers. See Note 18.

•
Invested assets held in trust totaling $3.4 billion were liquidated, of which $2.8 billion provided funding for MetLife, Inc.’s repayment of the associated collateral financing arrangement, and the remainder was remitted to MetLife, Inc. See Note 18.

•	Loans outstanding to MetLife, Inc. totaling $1.1 billion were repaid in an exchange transaction that resulted in the satisfaction of $1.1 billion of surplus notes due to MetLife. See Note 18.
Mergers
In November 2014, MetLife Insurance Company of Connecticut, a wholly-owned subsidiary of MetLife, Inc., re-domesticated from Connecticut to Delaware, changed its name to MetLife Insurance Company USA and merged with its subsidiary, MLI-USA, and its affiliate, MLIIC, each a U.S. insurance company that issued variable annuity products in addition to other products, and Exeter, a former offshore, captive reinsurance subsidiary of MetLife, Inc. and affiliate of MetLife Insurance Company of Connecticut that mainly reinsured guarantees associated with variable annuity products (the “Mergers”). The surviving entity of the Mergers was MetLife USA. Exeter, formerly a Cayman Islands company, was re-domesticated to Delaware in October 2013. Prior to the Mergers, 40,000,000 authorized shares of common stock, of which 30,000,000 shares were issued and outstanding, were converted to 4,000 authorized shares of common stock, of which 3,000 shares were issued and outstanding.
Prior to the Mergers, effective January 1, 2014, following receipt of New York State Department of Financial Services approval, MetLife Insurance Company of Connecticut withdrew its license to issue insurance policies and annuity contracts in New York. Also effective January 1, 2014, MetLife Insurance Company of Connecticut reinsured with MLIC, an affiliate, all existing New York insurance policies and annuity contracts that include a separate account feature and deposited investments with an estimated fair market value of $6.3 billion into a custodial account to secure MetLife Insurance Company of Connecticut’s remaining New York policyholder liabilities not covered by such reinsurance. Also prior to the Mergers, certain risks ceded to Exeter were recaptured. See Notes 8, 9 and 13 for information regarding additional transactions in connection with the Mergers.
The Mergers represent a transaction among entities under common control and have been accounted for in a manner similar to the pooling-of-interests method, which requires that the merged entities be combined at their historical cost. The Company’s consolidated financial statements and related footnotes are presented as if the transaction occurred at the beginning of the earliest date presented and the prior periods have been retrospectively adjusted.
4. Disposition
In May 2014, the Company completed the sale of its wholly-owned subsidiary, MAL, for $702 million (£418 million) in net cash consideration. As a result of the sale, a loss of $608 million ($436 million, net of income tax), was recorded for the year ended December 31, 2014, which includes a reduction to goodwill of $112 million ($94 million, net of income tax). The loss is reflected within net investment gains (losses) on the consolidated statements of operations and comprehensive income (loss). Compared to the expected loss at the time of the sales agreement, the actual loss on the sale was increased by net income from MAL of $77 million for the year ended December 31, 2014. MAL’s results of operations are included in continuing operations. They were historically included in the Run-off segment.

Brighthouse Life Insurance Company
(An Indirect Wholly-Owned Subsidiary of Brighthouse Financial, Inc.)
Notes to the Consolidated Financial Statements — (continued)

5. Insurance
Insurance Liabilities
Insurance liabilities, including affiliated insurance liabilities on reinsurance assumed and ceded, are comprised of future policy benefits, policyholder account balances and other policy-related balances. Information regarding insurance liabilities by segment, as well as Corporate & Other, was as follows at:

	December 31,
	2016	2015
	(In millions)
Annuities	$32,793	$28,673
Life	6,932	7,309
Run-off	24,887	26,885
Corporate & Other	7,431	7,168
Total	$72,043	$70,035
See Note 7 for discussion of affiliated reinsurance liabilities included in the table above.
Future policy benefits are measured as follows:

Product Type:	Measurement Assumptions:
Participating life
Aggregate of (i) net level premium reserves for death and endowment policy benefits (calculated based upon the non-forfeiture interest rate of 4%, and mortality rates guaranteed in calculating the cash surrender values described in such contracts); and (ii) the liability for terminal dividends.

Nonparticipating life
Aggregate of the present value of expected future benefit payments and related expenses less the present value of expected future net premiums. Assumptions as to mortality and persistency are based upon the Company’s experience when the basis of the liability is established. Interest rate assumptions for the aggregate future policy benefit liabilities range from 3% to 8%.

Individual and group traditional fixed annuities after annuitization	Present value of expected future payments. Interest rate assumptions used in establishing such liabilities range from 3% to 8%.
Non-medical health insurance
The net level premium method and assumptions as to future morbidity, withdrawals and interest, which provide a margin for adverse deviation. Interest rate assumptions used in establishing such liabilities range from 4% to 7%.

Disabled lives	Present value of benefits method and experience assumptions as to claim terminations, expenses and interest. Interest rate assumptions used in establishing such liabilities range from 3% to 7%.
Participating business represented 4% and 3% of the Company’s life insurance in-force at December 31, 2016 and 2015, respectively. Participating policies represented 42%, 39% and 35% of gross traditional life insurance premiums for the years ended December 31, 2016, 2015 and 2014, respectively.
Policyholder account balances are equal to: (i) policy account values, which consist of an accumulation of gross premium payments; (ii) credited interest, ranging from less than 1% to 8%, less expenses, mortality charges and withdrawals; and (iii) fair value adjustments relating to business combinations.

Brighthouse Life Insurance Company
(An Indirect Wholly-Owned Subsidiary of Brighthouse Financial, Inc.)
Notes to the Consolidated Financial Statements — (continued)
5. Insurance (continued)

Guarantees
The Company issues variable annuity products with guaranteed minimum benefits. GMABs, the non-life contingent portion of GMWBs and the portion of certain GMIBs that do not require annuitization are accounted for as embedded derivatives in policyholder account balances and are further discussed in Note 9. Guarantees accounted for as insurance liabilities include:

Guarantee:			Measurement Assumptions:
GMDBs	•	A return of purchase payment upon death even if the account value is reduced to zero.	•
Present value of expected death benefits in excess of the projected account balance recognizing the excess ratably over the accumulation period based on the present value of total expected assessments.

	•	An enhanced death benefit may be available for an additional fee.	•	Assumptions are consistent with those used for amortizing DAC, and are thus subject to the same variability and risk.
			•	Investment performance and volatility assumptions are consistent with the historical experience of the appropriate underlying equity index, such as the S&P 500 Index.
			•	Benefit assumptions are based on the average benefits payable over a range of scenarios.
GMIBs	•
After a specified period of time determined at the time of issuance of the variable annuity contract, a minimum accumulation of purchase payments, even if the account value is reduced to zero, that can be annuitized to receive a monthly income stream that is not less than a specified amount.
•
Present value of expected income benefits in excess of the projected account balance at any future date of annuitization and recognizing the excess ratably over the accumulation period based on present value of total expected assessments.

	•	Certain contracts also provide for a guaranteed lump sum return of purchase premium in lieu of the annuitization benefit.	•	Assumptions are consistent with those used for estimating GMDB liabilities.
			•	Calculation incorporates an assumption for the percentage of the potential annuitizations that may be elected by the contractholder.
GMWBs	•	A return of purchase payment via partial withdrawals, even if the account value is reduced to zero, provided that cumulative withdrawals in a contract year do not exceed a certain limit.	•	Expected value of the life contingent payments and expected assessments using assumptions consistent with those used for estimating the GMDB liabilities.
	•	Certain contracts include guaranteed withdrawals that are life contingent.

Brighthouse Life Insurance Company
(An Indirect Wholly-Owned Subsidiary of Brighthouse Financial, Inc.)
Notes to the Consolidated Financial Statements — (continued)
5. Insurance (continued)

Information regarding the liabilities for guarantees (excluding base policy liabilities and embedded derivatives) relating to annuity and universal and variable life contracts was as follows:

	Annuity Contracts		Universal and Variable Life Contracts
	GMDBs	GMIBs	Secondary Guarantees	Total
	(In millions)
Direct
Balance at January 1, 2014	$409	$1,231	$1,784	$3,424
Incurred guaranteed benefits (1)	233	304	590	1,127
Paid guaranteed benefits	(23)	—	—	(23)
Balance at December 31, 2014	619	1,535	2,374	4,528
Incurred guaranteed benefits	248	337	413	998
Paid guaranteed benefits	(36)	—	—	(36)
Balance at December 31, 2015	831	1,872	2,787	5,490
Incurred guaranteed benefits	335	334	753	1,422
Paid guaranteed benefits	(60)	—	—	(60)
Balance at December 31, 2016	$1,106	$2,206	$3,540	$6,852
Net Ceded/(Assumed)
Balance at January 1, 2014	$(200)	$(130)	$683	$353
Incurred guaranteed benefits (1)	177	104	163	444
Paid guaranteed benefits	2	—	—	2
Balance at December 31, 2014	(21)	(26)	846	799
Incurred guaranteed benefits	20	(2)	161	179
Paid guaranteed benefits	(33)	—	—	(33)
Balance at December 31, 2015	(34)	(28)	1,007	945
Incurred guaranteed benefits	44	9	98	151
Paid guaranteed benefits	(55)	—	—	(55)
Balance at December 31, 2016	$(45)	$(19)	$1,105	$1,041
Net
Balance at January 1, 2014	$609	$1,361	$1,101	$3,071
Incurred guaranteed benefits (1)	56	200	427	683
Paid guaranteed benefits	(25)	—	—	(25)
Balance at December 31, 2014	640	1,561	1,528	3,729
Incurred guaranteed benefits	228	339	252	819
Paid guaranteed benefits	(3)	—	—	(3)
Balance at December 31, 2015	865	1,900	1,780	4,545
Incurred guaranteed benefits	291	325	655	1,271
Paid guaranteed benefits	(5)	—	—	(5)
Balance at December 31, 2016	$1,151	$2,225	$2,435	$5,811
______________

(1)	See Note 7.

Brighthouse Life Insurance Company
(An Indirect Wholly-Owned Subsidiary of Brighthouse Financial, Inc.)
Notes to the Consolidated Financial Statements — (continued)
5. Insurance (continued)

Information regarding the Company’s guarantee exposure was as follows at:

	December 31,
	2016				2015
	In the Event of Death		At Annuitization		In the Event of Death		At Annuitization
	(Dollars in millions)
Annuity Contracts (1), (2)
Variable Annuity Guarantees
Total account value (3)	$106,590		$61,340		$108,625		$62,645
Separate account value	$101,991		$60,016		$103,685		$61,311
Net amount at risk	$6,763	(4)	$3,116	(5)	$8,296	(4)	$2,241	(5)
Average attained age of contractholders	67 years		67 years		66 years		66 years

	December 31,
	2016	2015
	Secondary Guarantees
	(Dollars in millions)
Universal and Variable Life Contracts
Total account value (3)	$7,176	$6,919
Net amount at risk (6)	$90,973	$90,940
Average attained age of policyholders	60 years	59 years
______________

(1)	The Company’s annuity contracts with guarantees may offer more than one type of guarantee in each contract. Therefore, the amounts listed above may not be mutually exclusive.

(2)
Includes direct business, but excludes offsets from hedging or reinsurance, if any. Therefore, the NARs presented reflect the economic exposures of living and death benefit guarantees associated with variable annuities, but not necessarily their impact on the Company. See Note 7 for a discussion of GMxBs which have been reinsured.

(3)	Includes the contractholder’s investments in the general account and separate account, if applicable.

(4)
Defined as the death benefit less the total account value, as of the balance sheet date. It represents the amount of the claim that the Company would incur if death claims were filed on all contracts on the balance sheet date and includes any additional contractual claims associated with riders purchased to assist with covering income taxes payable upon death.

(5)
Defined as the amount (if any) that would be required to be added to the total account value to purchase a lifetime income stream, based on current annuity rates, equal to the minimum amount provided under the guaranteed benefit. This amount represents the Company’s potential economic exposure to such guarantees in the event all contractholders were to annuitize on the balance sheet date, even though the contracts contain terms that allow annuitization of the guaranteed amount only after the 10th anniversary of the contract, which not all contractholders have achieved.

(6)
Defined as the guarantee amount less the account value, as of the balance sheet date. It represents the amount of the claim that the Company would incur if death claims were filed on all contracts on the balance sheet date.

Brighthouse Life Insurance Company
(An Indirect Wholly-Owned Subsidiary of Brighthouse Financial, Inc.)
Notes to the Consolidated Financial Statements — (continued)
5. Insurance (continued)

Account balances of contracts with guarantees were invested in separate account asset classes as follows at:

	December 31,
	2016	2015
	(In millions)
Fund Groupings:
Balanced	$52,170	$52,837
Equity	41,152	42,723
Bond	6,086	5,119
Money Market	703	820
Total	$100,111	$101,499
Obligations Under Funding Agreements
The Company issues fixed and floating rate funding agreements, which are denominated in either U.S. dollars or foreign currencies, to certain special purpose entities that have issued either debt securities or commercial paper for which payment of interest and principal is secured by such funding agreements. During the years ended December 31, 2016, 2015 and 2014, the Company issued $1.4 billion, $13.0 billion and $12.2 billion, respectively, and repaid $3.4 billion, $14.4 billion and $13.9 billion, respectively, of such funding agreements. As of December 31, 2016 and 2015, liabilities for funding agreements outstanding, which are included in policyholder account balances, were $127 million and $2.2 billion, respectively.
The Company is a member of the Federal Home Loan Bank (“FHLB”) of Pittsburgh and holds common stock in certain regional banks in the FHLB system (“FHLBanks”). Holdings of common stock of FHLBanks, included in equity securities, were as follows as of:

	December 31,
	2016	2015
	(In millions)
FHLB of Pittsburgh	$44	$85
FHLB of Boston	$27	$36
FHLB of Des Moines	$4	$4
The Company has also entered into funding agreements with FHLBanks. The liability for such funding agreements is included in policyholder account balances. Information related to such funding agreements was as follows as of:

	Liability		Collateral
	December 31,
	2016	2015	2016		2015
	(In millions)
FHLB of Pittsburgh (1)	$500	$1,570	$3,765	(2)	$1,789	(2)
FHLB of Boston (1)	$50	$250	$144	(2)	$311	(2)
FHLB of Des Moines (1)	$95	$95	$266	(2)	$147	(2)
______________

(1)
Represents funding agreements issued to the applicable FHLBank in exchange for cash and for which such FHLBank has been granted a lien on certain assets, some of which are in the custody of such FHLBank, including residential mortgage-backed securities (“RMBS”), to collateralize obligations under advances evidenced by funding agreements. The Company is permitted to withdraw any portion of the collateral in the custody of such FHLBank as long as there is no event of default and the remaining qualified collateral is sufficient to satisfy the collateral maintenance level. Upon any event of default by the Company, such FHLBank’s recovery on the collateral is limited to the amount of the Company’s liability to such FHLBank.

Brighthouse Life Insurance Company
(An Indirect Wholly-Owned Subsidiary of Brighthouse Financial, Inc.)
Notes to the Consolidated Financial Statements — (continued)
5. Insurance (continued)

(2)	Advances are collateralized by mortgage-backed securities. The amount of collateral presented is at estimated fair value.
Liabilities for Unpaid Claims and Claim Expenses
Information regarding the liabilities for unpaid claims and claim expense was as follows:

	Years Ended December 31,
	2016	2015	2014
	(In millions)
Balance at December 31 of prior period	$1,693	$1,483	$1,325
Less: Reinsurance recoverables	1,545	1,400	1,235
Net balance at December 31 of prior period	148	83	90
Cumulative adjustment (1)	68	—	—
Net balance at January 1,	216	83	90
Incurred related to:
Current year	651	105	3
Prior years (2)	(20)	—	2
Total incurred	631	105	5
Paid related to:
Current year	(626)	(30)	—
Prior years	(63)	(10)	(12)
Total paid	(689)	(40)	(12)
Net balance at December 31,	158	148	83
Add: Reinsurance recoverables	1,811	1,545	1,400
Balance at December 31,	$1,969	$1,693	$1,483
______________

(1)	Reflects the accumulated adjustment, net of reinsurance, upon implementation of the new guidance related to short-duration contracts. Prior periods have not been restated. See Note 1.

(2)
During 2016, 2015 and 2014, claims and claims adjustment expenses associated with prior years changed due to differences between the actual benefits paid and the expected benefits owed during those periods.

Separate Accounts
Separate account assets and liabilities include two categories of account types: pass-through separate accounts totaling $105.3 billion and $106.3 billion at December 31, 2016 and 2015, respectively, for which the policyholder assumes all investment risk, and separate accounts for which the Company contractually guarantees either a minimum return or account value to the policyholder which totaled $33 million and $189 million at December 31, 2016 and 2015, respectively. The latter category consisted of bank owned life insurance contracts. The average interest rate credited on these contracts was 2.63% and 2.56% at December 31, 2016 and 2015, respectively.
For each of the years ended December 31, 2016, 2015 and 2014, there were no investment gains (losses) on transfers of assets from the general account to the separate accounts.
6. Deferred Policy Acquisition Costs, Value of Business Acquired and Other Intangibles
See Note 1 for a description of capitalized acquisition costs.

Brighthouse Life Insurance Company
(An Indirect Wholly-Owned Subsidiary of Brighthouse Financial, Inc.)
Notes to the Consolidated Financial Statements — (continued)
6. Deferred Policy Acquisition Costs, Value of Business Acquired and Other Intangibles (continued)

Nonparticipating and Non-Dividend-Paying Traditional Contracts
The Company amortizes DAC and VOBA related to these contracts (primarily term insurance) over the appropriate premium paying period in proportion to the actual and expected future gross premiums that were set at contract issue. The expected premiums are based upon the premium requirement of each policy and assumptions for mortality, persistency and investment returns at policy issuance, or policy acquisition (as it relates to VOBA), include provisions for adverse deviation, and are consistent with the assumptions used to calculate future policy benefit liabilities. These assumptions are not revised after policy issuance or acquisition unless the DAC or VOBA balance is deemed to be unrecoverable from future expected profits. Absent a premium deficiency, variability in amortization after policy issuance or acquisition is caused only by variability in premium volumes.
Participating, Dividend-Paying Traditional Contracts
The Company amortizes DAC related to these contracts over the estimated lives of the contracts in proportion to actual and expected future gross margins. The amortization includes interest based on rates in effect at inception or acquisition of the contracts. The future gross margins are dependent principally on investment returns, policyholder dividend scales, mortality, persistency, expenses to administer the business, creditworthiness of reinsurance counterparties and certain economic variables, such as inflation. Of these factors, the Company anticipates that investment returns, expenses, persistency and other factor changes, as well as policyholder dividend scales, are reasonably likely to significantly impact the rate of DAC amortization. Each reporting period, the Company updates the estimated gross margins with the actual gross margins for that period. When the actual gross margins change from previously estimated gross margins, the cumulative DAC amortization is re-estimated and adjusted by a cumulative charge or credit to current operations. When actual gross margins exceed those previously estimated, the DAC amortization will increase, resulting in a current period charge to earnings. The opposite result occurs when the actual gross margins are below the previously estimated gross margins. Each reporting period, the Company also updates the actual amount of business in-force, which impacts expected future gross margins. When expected future gross margins are below those previously estimated, the DAC amortization will increase, resulting in a current period charge to earnings. The opposite result occurs when the expected future gross margins are above the previously estimated expected future gross margins. Each period, the Company also reviews the estimated gross margins for each block of business to determine the recoverability of DAC balances.
Fixed and Variable Universal Life Contracts and Fixed and Variable Deferred Annuity Contracts
The Company amortizes DAC and VOBA related to these contracts over the estimated lives of the contracts in proportion to actual and expected future gross profits. The amortization includes interest based on rates in effect at inception or acquisition of the contracts. The amount of future gross profits is dependent principally upon returns in excess of the amounts credited to policyholders, mortality, persistency, benefit elections and withdrawals, interest crediting rates, expenses to administer the business, creditworthiness of reinsurance counterparties, the effect of any hedges used and certain economic variables, such as inflation. Of these factors, the Company anticipates that investment returns, expenses, persistency and benefit elections and withdrawals are reasonably likely to significantly impact the rate of DAC and VOBA amortization. Each reporting period, the Company updates the estimated gross profits with the actual gross profits for that period. When the actual gross profits change from previously estimated gross profits, the cumulative DAC and VOBA amortization is re-estimated and adjusted by a cumulative charge or credit to current operations. When actual gross profits exceed those previously estimated, the DAC and VOBA amortization will increase, resulting in a current period charge to earnings. The opposite result occurs when the actual gross profits are below the previously estimated gross profits. Each reporting period, the Company also updates the actual amount of business remaining in-force, which impacts expected future gross profits. When expected future gross profits are below those previously estimated, the DAC and VOBA amortization will increase, resulting in a current period charge to earnings. The opposite result occurs when the expected future gross profits are above the previously estimated expected future gross profits. Each period, the Company also reviews the estimated gross profits for each block of business to determine the recoverability of DAC and VOBA balances.

Brighthouse Life Insurance Company
(An Indirect Wholly-Owned Subsidiary of Brighthouse Financial, Inc.)
Notes to the Consolidated Financial Statements — (continued)
6. Deferred Policy Acquisition Costs, Value of Business Acquired and Other Intangibles (continued)

Factors Impacting Amortization
Separate account rates of return on variable universal life contracts and variable deferred annuity contracts affect in-force account balances on such contracts each reporting period, which can result in significant fluctuations in amortization of DAC and VOBA. Returns that are higher than the Company’s long-term expectation produce higher account balances, which increases the Company’s future fee expectations and decreases future benefit payment expectations on minimum death and living benefit guarantees, resulting in higher expected future gross profits. The opposite result occurs when returns are lower than the Company’s long-term expectation. The Company’s practice to determine the impact of gross profits resulting from returns on separate accounts assumes that long-term appreciation in equity markets is not changed by short-term market fluctuations, but is only changed when sustained interim deviations are expected. The Company monitors these events and only changes the assumption when its long-term expectation changes.
The Company also periodically reviews other long-term assumptions underlying the projections of estimated gross margins and profits. These assumptions primarily relate to investment returns, policyholder dividend scales, interest crediting rates, mortality, persistency, benefit elections and withdrawals and expenses to administer business. Management annually updates assumptions used in the calculation of estimated gross margins and profits which may have significantly changed. If the update of assumptions causes expected future gross margins and profits to increase, DAC and VOBA amortization will generally decrease, resulting in a current period increase to earnings. The opposite result occurs when the assumption update causes expected future gross margins and profits to decrease.
Periodically, the Company modifies product benefits, features, rights or coverages that occur by the exchange of a contract for a new contract, or by amendment, endorsement, or rider to a contract, or by election or coverage within a contract. If such modification, referred to as an internal replacement, substantially changes the contract, the associated DAC or VOBA is written off immediately through income and any new deferrable costs associated with the replacement contract are deferred. If the modification does not substantially change the contract, the DAC or VOBA amortization on the original contract will continue and any acquisition costs associated with the related modification are expensed.
Amortization of DAC and VOBA is attributed to net investment gains (losses) and net derivative gains (losses), and to other expenses for the amount of gross margins or profits originating from transactions other than investment gains and losses. Unrealized investment gains and losses represent the amount of DAC and VOBA that would have been amortized if such gains and losses had been recognized.

Brighthouse Life Insurance Company
(An Indirect Wholly-Owned Subsidiary of Brighthouse Financial, Inc.)
Notes to the Consolidated Financial Statements — (continued)
6. Deferred Policy Acquisition Costs, Value of Business Acquired and Other Intangibles (continued)

Information regarding DAC and VOBA was as follows:

	Years Ended December 31,
	2016	2015	2014
	(In millions)
DAC
Balance at January 1,	$5,066	$5,097	$5,712
Capitalizations	330	399	376
Amortization related to:
Net investment gains (losses) and net derivative gains (losses)	1,371	163	(184)
Other expenses	(1,076)	(690)	(745)
Total amortization	295	(527)	(929)
Unrealized investment gains (losses)	(24)	97	(64)
Other	—	—	2
Balance at December 31,	5,667	5,066	5,097
VOBA
Balance at January 1,	711	763	932
Amortization related to:
Net investment gains (losses) and net derivative gains (losses)	2	(19)	(1)
Other expenses	(72)	(127)	(139)
Total amortization	(70)	(146)	(140)
Unrealized investment gains (losses)	31	94	(29)
Balance at December 31,	672	711	763
Total DAC and VOBA
Balance at December 31,	$6,339	$5,777	$5,860

Information regarding total DAC and VOBA by segment, as well as Corporate & Other, was as follows at:

	December 31,
	2016	2015
	(In millions)
Annuities	$4,820	$3,724
Life	787	969
Run-off	584	974
Corporate & Other	148	110
Total	$6,339	$5,777

Brighthouse Life Insurance Company
(An Indirect Wholly-Owned Subsidiary of Brighthouse Financial, Inc.)
Notes to the Consolidated Financial Statements — (continued)
6. Deferred Policy Acquisition Costs, Value of Business Acquired and Other Intangibles (continued)

Information regarding other intangibles was as follows:

	Years Ended December 31,
	2016	2015	2014
	(In millions)
DSI
Balance at January 1,	$515	$566	$669
Capitalization	3	3	5
Amortization	(83)	(72)	(80)
Unrealized investment gains (losses)	(3)	18	(28)
Balance at December 31,	$432	$515	$566
VODA and VOCRA
Balance at January 1,	$136	$155	$173
Amortization	(16)	(19)	(18)
Balance at December 31,	$120	$136	$155
Accumulated amortization	$140	$124	$105
The estimated future amortization expense to be reported in other expenses for the next five years is as follows:

	VOBA	VODA and VOCRA
	(In millions)
2017	$110	$15
2018	$94	$14
2019	$80	$13
2020	$60	$12
2021	$52	$10
7. Reinsurance
The Company enters into reinsurance agreements primarily as a purchaser of reinsurance for its various insurance products and also as a provider of reinsurance for some insurance products issued by affiliated and unaffiliated companies. The Company participates in reinsurance activities in order to limit losses, minimize exposure to significant risks and provide additional capacity for future growth.
Accounting for reinsurance requires extensive use of assumptions and estimates, particularly related to the future performance of the underlying business and the potential impact of counterparty credit risks. The Company periodically reviews actual and anticipated experience compared to the aforementioned assumptions used to establish assets and liabilities relating to ceded and assumed reinsurance and evaluates the financial strength of counterparties to its reinsurance agreements using criteria similar to that evaluated in the security impairment process discussed in Note 8.
Annuities and Life
For annuities, the Company reinsures portions of the living and death benefit guarantees issued in connection with certain variable annuities to unaffiliated reinsurers. Under these reinsurance agreements, the Company pays a reinsurance premium generally based on fees associated with the guarantees collected from policyholders, and receives reimbursement for benefits paid or accrued in excess of account values, subject to certain limitations. The value of embedded derivatives on the ceded risk is determined using a methodology consistent with the guarantees directly written by the Company with the exception of the input for nonperformance risk that reflects the credit of the reinsurer. The Company also assumes 100% of the living and death benefit guarantees issued in connection with certain variable annuities issued by New England Life Insurance Company (“NELICO”).

Brighthouse Life Insurance Company
(An Indirect Wholly-Owned Subsidiary of Brighthouse Financial, Inc.)
Notes to the Consolidated Financial Statements — (continued)
7. Reinsurance (continued)

For its life products, the Company has historically reinsured the mortality risk primarily on an excess of retention basis or on a quota share basis. The Company currently reinsures 90% of the mortality risk in excess of $2 million for most products. In addition to reinsuring mortality risk as described above, the Company reinsures other risks, as well as specific coverages. Placement of reinsurance is done primarily on an automatic basis and also on a facultative basis for risks with specified characteristics. On a case by case basis, the Company may retain up to $20 million per life and reinsure 100% of amounts in excess of the amount the Company retains. The Company also reinsures 90% of the risk associated with participating whole life policies to an affiliate and assumes certain term life policies and universal life policies with secondary death benefit guarantees issued by an affiliate. The Company evaluates its reinsurance programs routinely and may increase or decrease its retention at any time.
Corporate & Other
The Company reinsures, through 100% quota share reinsurance agreements certain run-off long-term care and workers’ compensation business written by the Company.
Catastrophe Coverage
The Company has exposure to catastrophes which could contribute to significant fluctuations in the Company’s results of operations. The Company uses excess of retention and quota share reinsurance agreements to provide greater diversification of risk and minimize exposure to larger risks.
Reinsurance Recoverables
The Company reinsures its business through a diversified group of well-capitalized reinsurers. The Company analyzes recent trends in arbitration and litigation outcomes in disputes, if any, with its reinsurers. The Company monitors ratings and evaluates the financial strength of its reinsurers by analyzing their financial statements. In addition, the reinsurance recoverable balance due from each reinsurer is evaluated as part of the overall monitoring process. Recoverability of reinsurance recoverable balances is evaluated based on these analyses. The Company generally secures large reinsurance recoverable balances with various forms of collateral, including secured trusts, funds withheld accounts and irrevocable letters of credit. These reinsurance recoverable balances are stated net of allowances for uncollectible reinsurance, which at both December 31, 2016 and 2015, were not significant.
The Company has secured certain reinsurance recoverable balances with various forms of collateral, including secured trusts and funds withheld accounts. The Company had $2.6 billion and $2.5 billion of unsecured unaffiliated reinsurance recoverable balances at December 31, 2016 and 2015, respectively.
At December 31, 2016, the Company had $9.1 billion of net unaffiliated ceded reinsurance recoverables. Of this total, $7.8 billion, or 86%, were with the Company’s five largest unaffiliated ceded reinsurers, including $1.5 billion of net unaffiliated ceded reinsurance recoverables which were unsecured. At December 31, 2015, the Company had $8.6 billion of net unaffiliated ceded reinsurance recoverables. Of this total, $7.4 billion, or 86%, were with the Company’s five largest unaffiliated ceded reinsurers, including $1.5 billion of net unaffiliated ceded reinsurance recoverables which were unsecured.

Brighthouse Life Insurance Company
(An Indirect Wholly-Owned Subsidiary of Brighthouse Financial, Inc.)
Notes to the Consolidated Financial Statements — (continued)
7. Reinsurance (continued)

The amounts on the consolidated statements of operations include the impact of reinsurance. Information regarding the significant effects of reinsurance was as follows:

	Years Ended December 31,
	2016	2015	2014
	(In millions)
Premiums
Direct premiums	$2,226	$2,404	$2,359
Reinsurance assumed	81	296	95
Reinsurance ceded	(1,127)	(1,063)	(1,003)
Net premiums	$1,180	$1,637	$1,451
Universal life and investment-type product policy fees
Direct universal life and investment-type product policy fees	$3,582	$3,722	$3,729
Reinsurance assumed	126	139	383
Reinsurance ceded	(611)	(568)	(502)
Net universal life and investment-type product policy fees	$3,097	$3,293	$3,610
Other revenues
Direct other revenues	$271	$271	$270
Reinsurance assumed	89	2	30
Reinsurance ceded	349	160	220
Net other revenues	$709	$433	$520
Policyholder benefits and claims
Direct policyholder benefits and claims	$6,101	$4,944	$4,924
Reinsurance assumed	127	302	254
Reinsurance ceded	(2,490)	(2,159)	(1,980)
Net policyholder benefits and claims	$3,738	$3,087	$3,198
Interest credited to policyholder account balances
Direct interest credited to policyholder account balances	$1,067	$1,156	$1,180
Reinsurance assumed	75	78	76
Reinsurance ceded	(11)	(10)	(11)
Net interest credited to policyholder account balances	$1,131	$1,224	$1,245
Amortization of deferred policy acquisition costs and value of business acquired
Direct amortization of deferred policy acquisition costs and value of business acquired	$(182)	$727	$1,018
Reinsurance assumed	148	8	99
Reinsurance ceded	(191)	(62)	(48)
Net amortization of deferred policy acquisition costs and value of business acquired	$(225)	$673	$1,069
Other expenses
Direct other expenses	$1,700	$1,723	$1,797
Reinsurance assumed	36	47	3
Reinsurance ceded	(36)	(47)	(43)
Net other expenses	$1,700	$1,723	$1,757

Brighthouse Life Insurance Company
(An Indirect Wholly-Owned Subsidiary of Brighthouse Financial, Inc.)
Notes to the Consolidated Financial Statements — (continued)
7. Reinsurance (continued)

The amounts on the consolidated balance sheets include the impact of reinsurance. Information regarding the significant effects of reinsurance was as follows at:

	December 31,
	2016				2015
	Direct	Assumed	Ceded	Total Balance Sheet	Direct	Assumed	Ceded	Total Balance Sheet
	(In millions)
Assets
Premiums, reinsurance and other receivables	$1,161	$23	$12,669	$13,853	$765	$161	$17,178	$18,104
Deferred policy acquisition costs and value of business acquired	6,638	71	(370)	6,339	6,013	218	(454)	5,777
Total assets	$7,799	$94	$12,299	$20,192	$6,778	$379	$16,724	$23,881
Liabilities
Future policy benefits	$32,520	$232	$—	$32,752	$29,214	$1,294	$—	$30,508
Policyholder account balances	35,838	741	—	36,579	36,013	712	—	36,725
Other policy-related balances	1,035	1,677	—	2,712	999	1,804	(1)	2,802
Other liabilities	4,525	13	907	5,445	2,620	87	1,218	3,925
Total liabilities	$73,918	$2,663	$907	$77,488	$68,846	$3,897	$1,217	$73,960
Effective December 1, 2016, the Company terminated two agreements with an unaffiliated reinsurer which covered 90% of the liabilities on certain participating whole life insurance policies issued between April 1, 2000 and December 31, 2001 by MLIC. This termination resulted in a decrease in other invested assets of $713 million, a decrease in deferred policy acquisition costs and value of business acquired of $95 million, a decrease in future policy benefits of $654 million, and a decrease in other liabilities of $43 million. The Company recognized a loss of approximately $72 million, net of income tax, as a result of this transaction.
Reinsurance agreements that do not expose the Company to a reasonable possibility of a significant loss from insurance risk are recorded using the deposit method of accounting. The deposit assets on reinsurance were $1.5 billion and $6.6 billion at December 31, 2016 and 2015, respectively. The deposit liabilities on reinsurance was $1 million at both December 31, 2016 and 2015.
Related Party Reinsurance Transactions
The Company enters into reinsurance agreements primarily as a purchaser of reinsurance for its various insurance products and also as a provider of reinsurance for some insurance products issued by certain affiliates companies. The Company participates in reinsurance activities in order to limit losses, minimize exposure to significant risks and provide additional capacity for future growth.
The Company has reinsurance agreements with its affiliate NELICO and certain MetLife, Inc. subsidiaries, including MLIC, General American Life Insurance Company, MetLife Europe d.a.c., MetLife Reinsurance Company of Vermont, Delaware American Life Insurance Company and American Life Insurance Company, all of which are related parties.

Brighthouse Life Insurance Company
(An Indirect Wholly-Owned Subsidiary of Brighthouse Financial, Inc.)
Notes to the Consolidated Financial Statements — (continued)
7. Reinsurance (continued)

Information regarding the significant effects of affiliated reinsurance included on the consolidated statements of operations was as follows:

	Years Ended December 31,
	2016	2015	2014
	(In millions)
Premiums
Reinsurance assumed	$35	$227	$56
Reinsurance ceded	(766)	(687)	(652)
Net premiums	$(731)	$(460)	$(596)
Universal life and investment-type product policy fees
Reinsurance assumed	$126	$139	$276
Reinsurance ceded	(60)	(58)	(47)
Net universal life and investment-type product policy fees	$66	$81	$229
Other revenues
Reinsurance assumed	$59	$2	$30
Reinsurance ceded	348	160	220
Net other revenues	$407	$162	$250
Policyholder benefits and claims
Reinsurance assumed	$90	$252	$220
Reinsurance ceded	(737)	(656)	(622)
Net policyholder benefits and claims	$(647)	$(404)	$(402)
Interest credited to policyholder account balances
Reinsurance assumed	$75	$78	$76
Reinsurance ceded	(11)	(10)	(11)
Net interest credited to policyholder account balances	$64	$68	$65
Amortization of deferred policy acquisition costs and value of business acquired
Reinsurance assumed	$49	$24	$90
Reinsurance ceded	(175)	(59)	(42)
Net amortization of deferred policy acquisition costs and value of business acquired	$(126)	$(35)	$48
Other expenses
Reinsurance assumed	$19	$41	$(2)
Reinsurance ceded	(21)	(31)	(23)
Net other expenses	$(2)	$10	$(25)

Brighthouse Life Insurance Company
(An Indirect Wholly-Owned Subsidiary of Brighthouse Financial, Inc.)
Notes to the Consolidated Financial Statements — (continued)
7. Reinsurance (continued)

Information regarding the significant effects of affiliated reinsurance included on the consolidated balance sheets was as follows at:

	December 31,
	2016		2015
	Assumed	Ceded	Assumed	Ceded
	(In millions)
Assets
Premiums, reinsurance and other receivables	$23	$3,382	$128	$8,452
Deferred policy acquisition costs and value of business acquired	71	(356)	120	(439)
Total assets	$94	$3,026	$248	$8,013
Liabilities
Future policy benefits	$211	$—	$630	$—
Policyholder account balances	741	—	712	—
Other policy-related balances	1,677	—	1,785	(1)
Other liabilities	11	578	28	876
Total liabilities	$2,640	$578	$3,155	$875
The Company assumes risks from affiliates related to guaranteed minimum benefit guarantees written directly by the affiliates. These assumed reinsurance agreements contain embedded derivatives and changes in their estimated fair value are also included within net derivative gains (losses). The embedded derivatives associated with the cessions are included within policyholder account balances and were $741 million and $712 million at December 31, 2016 and 2015, respectively. Net derivative gains (losses) associated with the embedded derivatives were ($21) million, ($47) million and ($453) million for the years ended December 31, 2016, 2015 and 2014, respectively.
The Company ceded risks to an affiliate related to guaranteed minimum benefit guarantees written directly by the Company. This ceded reinsurance agreement contains embedded derivatives and changes in their estimated fair value are also included within net derivative gains (losses). The embedded derivatives associated with this cession is included within premiums, reinsurance and other receivables and were $171 million and $126 million at December 31, 2016 and 2015, respectively. Net derivative gains (losses) associated with the embedded derivatives were $46 million, $54 million, and $42 million for the years ended December 31, 2016, 2015 and 2014, respectively.
In April 2016, the Company recaptured risks related to certain single premium deferred annuity contracts previously reinsured to MLIC. As a result of this recapture, the significant effects to the Company were an increase in investments and cash and cash equivalents of $4.3 billion and an increase in DAC of $87 million, offset by a decrease in premiums, reinsurance and other receivables of $4.0 billion. The Company recognized a gain of $246 million, net of income tax, as a result of this recapture.
The Company has secured certain reinsurance recoverable balances with various forms of collateral, including secured trusts, funds withheld accounts and irrevocable letters of credit. The Company had $2.6 billion and $7.5 billion of unsecured affiliated reinsurance recoverable balances at December 31, 2016 and 2015, respectively.
Affiliated reinsurance agreements that do not expose the Company to a reasonable possibility of a significant loss from insurance risk are recorded using the deposit method of accounting. The deposit assets on affiliated reinsurance were $1.4 billion and $6.4 billion at December 31, 2016 and 2015, respectively. There were no deposit liabilities on affiliated reinsurance at both December 31, 2016 and 2015.

Brighthouse Life Insurance Company
(An Indirect Wholly-Owned Subsidiary of Brighthouse Financial, Inc.)
Notes to the Consolidated Financial Statements — (continued)

8. Investments
See Note 10 for information about the fair value hierarchy for investments and the related valuation methodologies.
Investment Risks and Uncertainties
Investments are exposed to the following primary sources of risk: credit, interest rate, liquidity, market valuation, currency and real estate risk. The financial statement risks, stemming from such investment risks, are those associated with the determination of estimated fair values, the diminished ability to sell certain investments in times of strained market conditions, the recognition of impairments, the recognition of income on certain investments and the potential consolidation of VIEs. The use of different methodologies, assumptions and inputs relating to these financial statement risks may have a material effect on the amounts presented on the consolidated financial statements.
The determination of valuation allowances and impairments is highly subjective and is based upon periodic evaluations and assessments of known and inherent risks associated with the respective asset class. Such evaluations and assessments are revised as conditions change and new information becomes available.
The recognition of income on certain investments (e.g. structured securities, including mortgage-backed securities, ABS and certain structured investment transactions) is dependent upon certain factors such as prepayments and defaults, and changes in such factors could result in changes in amounts to be earned.
Fixed Maturity and Equity Securities AFS
Fixed Maturity and Equity Securities AFS by Sector
The following table presents the fixed maturity and equity securities AFS by sector. Redeemable preferred stock is reported within U.S. corporate and foreign corporate fixed maturity securities and non-redeemable preferred stock is reported within equity securities. Included within fixed maturity securities are structured securities including RMBS, commercial mortgage-backed securities (“CMBS”) and ABS (collectively, “Structured Securities”).

	December 31, 2016					December 31, 2015
	Cost or Amortized Cost	Gross Unrealized			Estimated Fair Value	Cost or Amortized Cost	Gross Unrealized			Estimated Fair Value
		Gains	Temporary Losses	OTTI Losses			Gains	Temporary Losses	OTTI Losses
					(In millions)
Fixed maturity securities:
U.S. corporate	$20,663	$1,287	$285	$—	$21,665	$19,930	$1,077	$532	$—	$20,475
U.S. government and agency	11,872	1,281	237	—	12,916	13,145	1,362	66	—	14,441
RMBS	7,876	203	139	—	7,940	9,803	219	127	22	9,873
Foreign corporate	6,071	220	168	—	6,123	5,536	165	217	1	5,483
State and political subdivision	3,520	376	38	—	3,858	3,184	387	24	1	3,546
CMBS (1)	3,687	40	32	(1)	3,696	3,286	28	34	(1)	3,281
ABS	2,600	11	13	—	2,598	4,303	19	59	—	4,263
Foreign government	1,000	114	11	—	1,103	665	105	11	—	759
Total fixed maturity securities	$57,289	$3,532	$923	$(1)	$59,899	$59,852	$3,362	$1,070	$23	$62,121
Equity securities:
Non-redeemable preferred stock	$180	$6	$9	$—	$177	$265	$15	$9	$—	$272
Common stock	100	23	—	—	123	167	23	5	—	185
Total equity securities	$280	$29	$9	$—	$300	$432	$38	$14	$—	$457
______________

(1)
The noncredit loss component of OTTI losses for CMBS was in an unrealized gain position of $1 million at both December 31, 2016 and 2015, due to increases in estimated fair value subsequent to initial recognition of noncredit losses on such securities. See also “— Net Unrealized Investment Gains (Losses).”

Brighthouse Life Insurance Company
(An Indirect Wholly-Owned Subsidiary of Brighthouse Financial, Inc.)
Notes to the Consolidated Financial Statements — (continued)
8. Investments (continued)

The Company held non-income producing fixed maturity securities with an estimated fair value of $5 million and $11 million with unrealized gains (losses) of less than $1 million and $1 million at December 31, 2016 and 2015, respectively.
Methodology for Amortization of Premium and Accretion of Discount on Structured Securities
Amortization of premium and accretion of discount on Structured Securities considers the estimated timing and amount of prepayments of the underlying loans. Actual prepayment experience is periodically reviewed and effective yields are recalculated when differences arise between the originally anticipated and the actual prepayments received and currently anticipated. Prepayment assumptions for Structured Securities are estimated using inputs obtained from third-party specialists and based on management’s knowledge of the current market. For credit-sensitive Structured Securities and certain prepayment-sensitive securities, the effective yield is recalculated on a prospective basis. For all other Structured Securities, the effective yield is recalculated on a retrospective basis.
Maturities of Fixed Maturity Securities
The amortized cost and estimated fair value of fixed maturity securities, by contractual maturity date, were as follows at December 31, 2016:

	Due in One Year or Less	Due After One Year Through Five Years	Due After Five Years Through Ten Years	Due After Ten Years	Structured Securities	Total Fixed Maturity Securities
	(In millions)
Amortized cost	$1,824	$9,020	$9,814	$22,468	$14,163	$57,289
Estimated fair value	$1,829	$9,408	$9,931	$24,497	$14,234	$59,899
Actual maturities may differ from contractual maturities due to the exercise of call or prepayment options. Fixed maturity securities not due at a single maturity date have been presented in the year of final contractual maturity. Structured Securities are shown separately, as they are not due at a single maturity.

Brighthouse Life Insurance Company
(An Indirect Wholly-Owned Subsidiary of Brighthouse Financial, Inc.)
Notes to the Consolidated Financial Statements — (continued)
8. Investments (continued)

Continuous Gross Unrealized Losses for Fixed Maturity and Equity Securities AFS by Sector
The following table presents the estimated fair value and gross unrealized losses of fixed maturity and equity securities AFS in an unrealized loss position, aggregated by sector and by length of time that the securities have been in a continuous unrealized loss position at:

	December 31, 2016				December 31, 2015
	Less than 12 Months		Equal to or Greater than 12 Months		Less than 12 Months		Equal to or Greater than 12 Months
	Estimated Fair Value	Gross Unrealized Losses	Estimated Fair Value	Gross Unrealized Losses	Estimated Fair Value	Gross Unrealized Losses	Estimated Fair Value	Gross Unrealized Losses
	(Dollars in millions)
Fixed maturity securities:
U.S. corporate	$4,632	$187	$699	$98	$6,365	$383	$832	$149
U.S. government and agency	4,396	237	—	—	4,256	66	—	—
RMBS	3,457	107	818	32	5,172	105	520	44
Foreign corporate	1,443	64	573	104	1,896	107	680	111
State and political subdivision	887	35	29	3	624	22	43	3
CMBS	1,553	26	171	5	1,864	30	97	3
ABS	450	5	461	8	2,651	42	547	17
Foreign government	242	10	6	1	133	10	6	1
Total fixed maturity securities	$17,060	$671	$2,757	$251	$22,961	$765	$2,725	$328
Equity securities:
Non-redeemable preferred stock	$57	$2	$40	$7	$24	$1	$40	$8
Common stock	—	—	—	—	7	5	1	—
Total equity securities	$57	$2	$40	$7	$31	$6	$41	$8
Total number of securities in an unrealized loss position	1,711		475		2,224		452
Evaluation of AFS Securities for OTTI and Evaluating Temporarily Impaired AFS Securities
Evaluation and Measurement Methodologies
Management considers a wide range of factors about the security issuer and uses its best judgment in evaluating the cause of the decline in the estimated fair value of the security and in assessing the prospects for near-term recovery. Inherent in management’s evaluation of the security are assumptions and estimates about the operations of the issuer and its future earnings potential. Considerations used in the impairment evaluation process include, but are not limited to: (i) the length of time and the extent to which the estimated fair value has been below cost or amortized cost; (ii) the potential for impairments when the issuer is experiencing significant financial difficulties; (iii) the potential for impairments in an entire industry sector or sub-sector; (iv) the potential for impairments in certain economically depressed geographic locations; (v) the potential for impairments where the issuer, series of issuers or industry has suffered a catastrophic loss or has exhausted natural resources; (vi) with respect to fixed maturity securities, whether the Company has the intent to sell or will more likely than not be required to sell a particular security before the decline in estimated fair value below amortized cost recovers; (vii) with respect to Structured Securities, changes in forecasted cash flows after considering the quality of underlying collateral, expected prepayment speeds, current and forecasted loss severity, consideration of the payment terms of the underlying assets backing a particular security, and the payment priority within the tranche structure of the security; (viii) the potential for impairments due to weakening of foreign currencies on non-functional currency denominated fixed maturity securities that are near maturity; and (ix) other subjective factors, including concentrations and information obtained from regulators and rating agencies.

Brighthouse Life Insurance Company
(An Indirect Wholly-Owned Subsidiary of Brighthouse Financial, Inc.)
Notes to the Consolidated Financial Statements — (continued)
8. Investments (continued)

The methodology and significant inputs used to determine the amount of credit loss on fixed maturity securities are as follows:

•
The Company calculates the recovery value by performing a discounted cash flow analysis based on the present value of future cash flows. The discount rate is generally the effective interest rate of the security prior to impairment.

•
When determining collectability and the period over which value is expected to recover, the Company applies considerations utilized in its overall impairment evaluation process which incorporates information regarding the specific security, fundamentals of the industry and geographic area in which the security issuer operates, and overall macroeconomic conditions. Projected future cash flows are estimated using assumptions derived from management’s best estimates of likely scenario-based outcomes after giving consideration to a variety of variables that include, but are not limited to: payment terms of the security; the likelihood that the issuer can service the interest and principal payments; the quality and amount of any credit enhancements; the security’s position within the capital structure of the issuer; possible corporate restructurings or asset sales by the issuer; and changes to the rating of the security or the issuer by rating agencies.

•
Additional considerations are made when assessing the unique features that apply to certain Structured Securities including, but not limited to: the quality of underlying collateral, expected prepayment speeds, current and forecasted loss severity, consideration of the payment terms of the underlying loans or assets backing a particular security, and the payment priority within the tranche structure of the security.

•
When determining the amount of the credit loss for U.S. and foreign corporate securities, state and political subdivision securities and foreign government securities, the estimated fair value is considered the recovery value when available information does not indicate that another value is more appropriate. When information is identified that indicates a recovery value other than estimated fair value, management considers in the determination of recovery value the same considerations utilized in its overall impairment evaluation process as described above, as well as any private and public sector programs to restructure such securities.

With respect to securities that have attributes of debt and equity (“perpetual hybrid securities”), consideration is given in the OTTI analysis as to whether there has been any deterioration in the credit of the issuer and the likelihood of recovery in value of the securities that are in a severe and extended unrealized loss position. Consideration is also given as to whether any perpetual hybrid securities, with an unrealized loss, regardless of credit rating, have deferred any dividend payments. When an OTTI loss has occurred, the OTTI loss is the entire difference between the perpetual hybrid security’s cost and its estimated fair value with a corresponding charge to earnings.
The cost or amortized cost of fixed maturity and equity securities is adjusted for OTTI in the period in which the determination is made. The Company does not change the revised cost basis for subsequent recoveries in value.
In periods subsequent to the recognition of OTTI on a fixed maturity security, the Company accounts for the impaired security as if it had been purchased on the measurement date of the impairment. Accordingly, the discount (or reduced premium) based on the new cost basis is accreted over the remaining term of the fixed maturity security in a prospective manner based on the amount and timing of estimated future cash flows.
Current Period Evaluation
Based on the Company’s current evaluation of its AFS securities in an unrealized loss position in accordance with its impairment policy, and the Company’s current intentions and assessments (as applicable to the type of security) about holding, selling and any requirements to sell these securities, the Company concluded that these securities were not other-than-temporarily impaired at December 31, 2016. Future OTTI will depend primarily on economic fundamentals, issuer performance (including changes in the present value of future cash flows expected to be collected), changes in credit ratings, collateral valuation, interest rates and credit spreads. If economic fundamentals deteriorate or if there are adverse changes in the above factors, OTTI may be incurred in upcoming periods.
Gross unrealized losses on fixed maturity securities decreased $171 million during the year ended December 31, 2016 to $922 million. The decrease in gross unrealized losses for the year ended December 31, 2016, was primarily attributable to narrowing credit spreads, partially offset by an increase in interest rates and, to a lesser extent, the impact of weakening foreign currencies on non-functional currency denominated fixed maturity securities.

Brighthouse Life Insurance Company
(An Indirect Wholly-Owned Subsidiary of Brighthouse Financial, Inc.)
Notes to the Consolidated Financial Statements — (continued)
8. Investments (continued)

At December 31, 2016, $57 million of the total $922 million of gross unrealized losses were from 15 fixed maturity securities with an unrealized loss position of 20% or more of amortized cost for six months or greater.
The change in gross unrealized losses on equity securities was not significant during the year ended December 31, 2016.
Investment Grade Fixed Maturity Securities
Of the $57 million of gross unrealized losses on fixed maturity securities with an unrealized loss of 20% or more of amortized cost for six months or greater, $53 million, or 93%, were related to gross unrealized losses on six investment grade fixed maturity securities. Unrealized losses on investment grade fixed maturity securities are principally related to widening credit spreads since purchase and, with respect to fixed-rate fixed maturity securities, rising interest rates since purchase.
Below Investment Grade Fixed Maturity Securities
Of the $57 million of gross unrealized losses on fixed maturity securities with an unrealized loss of 20% or more of amortized cost for six months or greater, $4 million, or 7%, were related to gross unrealized losses on nine below investment grade fixed maturity securities. Unrealized losses on below investment grade fixed maturity securities are principally related to U.S. and foreign corporate securities (primarily industrial securities) and are the result of significantly wider credit spreads resulting from higher risk premiums since purchase, largely due to economic and market uncertainties including concerns over lower oil prices in the energy sector. Management evaluates U.S. and foreign corporate securities based on factors such as expected cash flows and the financial condition and near-term and long-term prospects of the issuers.
Mortgage Loans
Mortgage Loans by Portfolio Segment
Mortgage loans are summarized as follows at:

	December 31,
	2016		2015
	Carrying Value	% of Total	Carrying Value	% of Total
	(Dollars in millions)
Mortgage loans
Commercial	$6,497	69.9%	$5,452	73.7%
Agricultural	1,830	19.7	1,481	20.0
Residential	867	9.3	335	4.5
Subtotal	9,194	98.9	7,268	98.2
Valuation allowances	(40)	(0.4)	(36)	(0.5)
Subtotal mortgage loans, net	9,154	98.5	7,232	97.7
Commercial mortgage loans held by CSEs — FVO	136	1.5	172	2.3
Total mortgage loans, net	$9,290	100.0%	$7,404	100.0%
The Company purchases unaffiliated mortgage loans under a master participation agreement, from an affiliate, simultaneously with the affiliate’s origination or acquisition of mortgage loans. The aggregate amount of unaffiliated mortgage loan participation interests purchased by the Company from an affiliate during the years ended December 31, 2016, 2015 and 2014 were $2.4 billion, $2.0 billion and $370 million, respectively. In connection with the mortgage loan participations, the affiliate collected mortgage loan principal and interest payments on the Company’s behalf and the affiliate remitted such payments to the Company in the amount of $1.6 billion, $1.0 billion and $1.0 billion during the years ended December 31, 2016, 2015 and 2014, respectively.
Purchases of mortgage loans from third parties were $619 million and $346 million for the years ended December 31, 2016 and 2015, respectively, and were primarily comprised of residential mortgage loans.
See “— Variable Interest Entities” for discussion of CSEs.

Brighthouse Life Insurance Company
(An Indirect Wholly-Owned Subsidiary of Brighthouse Financial, Inc.)
Notes to the Consolidated Financial Statements — (continued)
8. Investments (continued)

See “— Related Party Investment Transactions” for discussion of related party mortgage loans.
Information on commercial, agricultural and residential mortgage loans is presented in the tables below. Information on commercial mortgage loans held by CSEs - FVO is presented in Note 10. The Company elects the FVO for certain commercial mortgage loans and related long-term debt that are managed on a total return basis.
Mortgage Loans, Valuation Allowance and Impaired Loans by Portfolio Segment
Mortgage loans by portfolio segment, by method of evaluation of credit loss, impaired mortgage loans including those modified in a troubled debt restructuring, and the related valuation allowances, were as follows at and for the years ended:

	Evaluated Individually for Credit Losses					Evaluated Collectively for Credit Losses		Impaired Loans
	Impaired Loans with a Valuation Allowance			Impaired Loans without a Valuation Allowance
	Unpaid Principal Balance	Recorded Investment	Valuation Allowances	Unpaid Principal Balance	Recorded Investment	Recorded Investment	Valuation Allowances	Carrying Value	Average Recorded Investment
	(In millions)
December 31, 2016
Commercial	$—	$—	$—	$—	$—	$6,497	$32	$—	$—
Agricultural	4	3	—	—	—	1,827	5	3	3
Residential	—	—	—	1	1	866	3	1	—
Total	$4	$3	$—	$1	$1	$9,190	$40	$4	$3
December 31, 2015
Commercial	$—	$—	$—	$—	$—	$5,452	$28	$—	$—
Agricultural	4	3	—	—	—	1,478	5	3	3
Residential	—	—	—	—	—	335	3	—	—
Total	$4	$3	$—	$—	$—	$7,265	$36	$3	$3
The average recorded investment for impaired commercial, agricultural and residential mortgage loans was $43 million, $3 million and $0, respectively, for the year ended December 31, 2014.
Valuation Allowance Rollforward by Portfolio Segment
The changes in the valuation allowance, by portfolio segment, were as follows:

	Commercial	Agricultural	Residential	Total
	(In millions)
Balance at January 1, 2014	$31	$4	$—	$35
Provision (release)	(10)	—	—	(10)
Balance at December 31, 2014	21	4	—	25
Provision (release)	7	1	3	11
Balance at December 31, 2015	28	5	3	36
Provision (release)	4	—	—	4
Balance at December 31, 2016	$32	$5	$3	$40

Brighthouse Life Insurance Company
(An Indirect Wholly-Owned Subsidiary of Brighthouse Financial, Inc.)
Notes to the Consolidated Financial Statements — (continued)
8. Investments (continued)

Valuation Allowance Methodology
Mortgage loans are considered to be impaired when it is probable that, based upon current information and events, the Company will be unable to collect all amounts due under the loan agreement. Specific valuation allowances are established using the same methodology for all three portfolio segments as the excess carrying value of a loan over either (i) the present value of expected future cash flows discounted at the loan’s original effective interest rate, (ii) the estimated fair value of the loan’s underlying collateral if the loan is in the process of foreclosure or otherwise collateral dependent, or (iii) the loan’s observable market price. A common evaluation framework is used for establishing non-specific valuation allowances for all loan portfolio segments; however, a separate non-specific valuation allowance is calculated and maintained for each loan portfolio segment that is based on inputs unique to each loan portfolio segment. Non-specific valuation allowances are established for pools of loans with similar risk characteristics where a property-specific or market-specific risk has not been identified, but for which the Company expects to incur a credit loss. These evaluations are based upon several loan portfolio segment-specific factors, including the Company’s experience for loan losses, defaults and loss severity, and loss expectations for loans with similar risk characteristics. These evaluations are revised as conditions change and new information becomes available.
Commercial and Agricultural Mortgage Loan Portfolio Segments
The Company typically uses several years of historical experience in establishing non-specific valuation allowances which captures multiple economic cycles. For evaluations of commercial mortgage loans, in addition to historical experience, management considers factors that include the impact of a rapid change to the economy, which may not be reflected in the loan portfolio, and recent loss and recovery trend experience as compared to historical loss and recovery experience. For evaluations of agricultural mortgage loans, in addition to historical experience, management considers factors that include increased stress in certain sectors, which may be evidenced by higher delinquency rates, or a change in the number of higher risk loans. On a quarterly basis, management incorporates the impact of these current market events and conditions on historical experience in determining the non-specific valuation allowance established for commercial and agricultural mortgage loans.
All commercial mortgage loans are reviewed on an ongoing basis which may include an analysis of the property financial statements and rent roll, lease rollover analysis, property inspections, market analysis, estimated valuations of the underlying collateral, loan-to-value ratios, debt service coverage ratios, and tenant creditworthiness. The monitoring process focuses on higher risk loans, which include those that are classified as restructured, delinquent or in foreclosure, as well as loans with higher loan-to-value ratios and lower debt service coverage ratios. All agricultural mortgage loans are monitored on an ongoing basis. The monitoring process for agricultural mortgage loans is generally similar to the commercial mortgage loan monitoring process, with a focus on higher risk loans, including reviews on a geographic and property-type basis. Higher risk loans are reviewed individually on an ongoing basis for potential credit loss and specific valuation allowances are established using the methodology described above. Quarterly, the remaining loans are reviewed on a pool basis by aggregating groups of loans that have similar risk characteristics for potential credit loss, and non-specific valuation allowances are established as described above using inputs that are unique to each segment of the loan portfolio.
For commercial mortgage loans, the primary credit quality indicator is the debt service coverage ratio, which compares a property’s net operating income to amounts needed to service the principal and interest due under the loan. Generally, the lower the debt service coverage ratio, the higher the risk of experiencing a credit loss. The Company also reviews the loan-to-value ratio of its commercial mortgage loan portfolio. Loan-to-value ratios compare the unpaid principal balance of the loan to the estimated fair value of the underlying collateral. Generally, the higher the loan-to-value ratio, the higher the risk of experiencing a credit loss. The debt service coverage ratio and the values utilized in calculating the ratio are updated annually on a rolling basis, with a portion of the portfolio updated each quarter. In addition, the loan-to-value ratio is routinely updated for all but the lowest risk loans as part of the Company’s ongoing review of its commercial mortgage loan portfolio.
For agricultural mortgage loans, the Company’s primary credit quality indicator is the loan-to-value ratio. The values utilized in calculating this ratio are developed in connection with the ongoing review of the agricultural mortgage loan portfolio and are routinely updated.

Brighthouse Life Insurance Company
(An Indirect Wholly-Owned Subsidiary of Brighthouse Financial, Inc.)
Notes to the Consolidated Financial Statements — (continued)
8. Investments (continued)

Residential Mortgage Loan Portfolio Segment
The Company’s residential mortgage loan portfolio is comprised primarily of closed end, amortizing residential mortgage loans. For evaluations of residential mortgage loans, the key inputs of expected frequency and expected loss reflect current market conditions, with expected frequency adjusted, when appropriate, for differences from market conditions and historical experience. In contrast to the commercial and agricultural mortgage loan portfolios, residential mortgage loans are smaller-balance homogeneous loans that are collectively evaluated for impairment. Non-specific valuation allowances are established using the evaluation framework described above for pools of loans with similar risk characteristics from inputs that are unique to the residential segment of the loan portfolio. Loan specific valuation allowances are only established on residential mortgage loans when they have been restructured and are established using the methodology described above for all loan portfolio segments.
For residential mortgage loans, the Company’s primary credit quality indicator is whether the loan is performing or nonperforming. The Company generally defines nonperforming residential mortgage loans as those that are 60 or more days past due and/or in nonaccrual status which is assessed monthly. Generally, nonperforming residential mortgage loans have a higher risk of experiencing a credit loss.
Credit Quality of Commercial Mortgage Loans
The credit quality of commercial mortgage loans was as follows at:

	Recorded Investment					Estimated Fair Value	% of Total
	Debt Service Coverage Ratios			Total	% of Total
	> 1.20x	1.00x - 1.20x	< 1.00x
	(Dollars in millions)
December 31, 2016
Loan-to-value ratios
Less than 65%	$5,718	$230	$167	$6,115	94.1%	$6,197	94.3%
65% to 75%	291	—	19	310	4.8	303	4.6
76% to 80%	34	—	—	34	0.5	33	0.5
Greater than 80%	24	14	—	38	0.6	37	0.6
Total	$6,067	$244	$186	$6,497	100.0%	$6,570	100.0%
December 31, 2015
Loan-to-value ratios
Less than 65%	$4,771	$153	$105	$5,029	92.2%	$5,250	92.7%
65% to 75%	330	—	10	340	6.2	332	5.9
76% to 80%	—	—	—	—	—	—	—
Greater than 80%	44	25	14	83	1.6	80	1.4
Total	$5,145	$178	$129	$5,452	100.0%	$5,662	100.0%

Brighthouse Life Insurance Company
(An Indirect Wholly-Owned Subsidiary of Brighthouse Financial, Inc.)
Notes to the Consolidated Financial Statements — (continued)
8. Investments (continued)

Credit Quality of Agricultural Mortgage Loans
The credit quality of agricultural mortgage loans was as follows at:

	December 31,
	2016		2015
	Recorded Investment	% of Total	Recorded Investment	% of Total
	(Dollars in millions)
Loan-to-value ratios
Less than 65%	$1,789	97.8%	$1,386	93.6%
65% to 75%	41	2.2	95	6.4
Total	$1,830	100.0%	$1,481	100.0%
The estimated fair value of agricultural mortgage loans was $1.9 billion and $1.5 billion at December 31, 2016 and 2015, respectively.
Credit Quality of Residential Mortgage Loans
The credit quality of residential mortgage loans was as follows at:

	December 31,
	2016		2015
	Recorded Investment	% of Total	Recorded Investment	% of Total
	(Dollars in millions)
Performance indicators:
Performing	$856	98.7%	$331	98.8%
Nonperforming	11	1.3	4	1.2
Total	$867	100.0%	$335	100.0%
The estimated fair value of residential mortgage loans was $867 million and $345 million at December 31, 2016 and 2015, respectively.
Past Due and Nonaccrual Mortgage Loans
The Company has a high quality, well performing, mortgage loan portfolio, with over 99% of all mortgage loans classified as performing as of both December 31, 2016 and 2015. The Company defines delinquency consistent with industry practice, when mortgage loans are past due as follows: commercial and residential mortgage loans — 60 days and agricultural mortgage loans — 90 days. The Company had no commercial or agricultural mortgage loans past due and no commercial or agricultural mortgage loans in nonaccrual status at either December 31, 2016, or 2015. The recorded investment of residential mortgage loans past due and in nonaccrual status was $11 million and $4 million at December 31, 2016 and 2015, respectively.
Mortgage Loans Modified in a Troubled Debt Restructuring
The Company may grant concessions related to borrowers experiencing financial difficulties, which are classified as troubled debt restructurings. Generally, the types of concessions include: reduction of the contractual interest rate, extension of the maturity date at an interest rate lower than current market interest rates, and/or a reduction of accrued interest. The amount, timing and extent of the concessions granted are considered in determining any impairment or changes in the specific valuation allowance. During the year ended December 31, 2016, the Company did not have a significant amount of mortgage loans modified in a troubled debt restructuring. There were no mortgage loans modified in a troubled debt restructuring during the year ended December 31, 2015.

Brighthouse Life Insurance Company
(An Indirect Wholly-Owned Subsidiary of Brighthouse Financial, Inc.)
Notes to the Consolidated Financial Statements — (continued)
8. Investments (continued)

Other Invested Assets
Other invested assets is comprised primarily of freestanding derivatives with positive estimated fair values (see Note 9), operating joint venture, tax credit and renewable energy partnerships, leveraged leases and funds withheld.
Tax Credit Partnerships
The carrying value of tax credit partnerships was $41 million and $42 million at December 31, 2016 and 2015, respectively. Net investment income (loss) from tax credit partnerships were ($1) million for both years ended December 31, 2016 and 2015. Net investment income (loss) was $3 million for the year ended December 31, 2014.
Leveraged Leases
Investment in leveraged leases consisted of the following at:

	December 31,
	2016	2015
	(In millions)
Rental receivables, net	$87	$90
Estimated residual values	14	14
Subtotal	101	104
Unearned income	(32)	(33)
Investment in leveraged leases, net of non-recourse debt	$69	$71
Rental receivables are generally due in periodic installments. The payment periods for leveraged leases range from one to 16 years. For rental receivables, the primary credit quality indicator is whether the rental receivable is performing or nonperforming, which is assessed monthly. The Company generally defines nonperforming rental receivables as those that are 90 days or more past due. At December 31, 2016 and 2015, all rental receivables were performing.
The deferred income tax liability related to leveraged leases was $74 million and $76 million at December 31, 2016 and 2015, respectively.
Cash Equivalents
The carrying value of cash equivalents, which includes securities and other investments with an original or remaining maturity of three months or less at the time of purchase, was $4.7 billion and $1.2 billion at December 31, 2016 and 2015, respectively.
Net Unrealized Investment Gains (Losses)
Unrealized investment gains (losses) on fixed maturity and equity securities AFS and the effect on DAC, VOBA, DSI and future policy benefits, that would result from the realization of the unrealized gains (losses), are included in net unrealized investment gains (losses) in accumulated other comprehensive income (loss) (“AOCI”).

Brighthouse Life Insurance Company
(An Indirect Wholly-Owned Subsidiary of Brighthouse Financial, Inc.)
Notes to the Consolidated Financial Statements — (continued)
8. Investments (continued)

The components of net unrealized investment gains (losses), included in AOCI, were as follows:

	Years Ended December 31,
	2016	2015	2014
	(In millions)
Fixed maturity securities	$2,600	$2,283	$4,729
Fixed maturity securities with noncredit OTTI losses included in AOCI	1	(23)	(38)
Total fixed maturity securities	2,601	2,260	4,691
Equity securities	32	54	69
Derivatives	397	370	281
Short-term investments	(42)	—	—
Other	59	79	10
Subtotal	3,047	2,763	5,051
Amounts allocated from:
Future policy benefits	(922)	(126)	(613)
DAC and VOBA related to noncredit OTTI losses recognized in AOCI	(2)	(1)	(2)
DAC, VOBA and DSI	(193)	(198)	(406)
Subtotal	(1,117)	(325)	(1,021)
Deferred income tax benefit (expense) related to noncredit OTTI losses recognized in AOCI	—	9	14
Deferred income tax benefit (expense)	(653)	(827)	(1,416)
Net unrealized investment gains (losses)	$1,277	$1,620	$2,628
The changes in fixed maturity securities with noncredit OTTI losses included in AOCI were as follows:

	Years Ended December 31,
	2016	2015
	(In millions)
Balance at January 1,	$(23)	$(38)
Noncredit OTTI losses and subsequent changes recognized	3	8
Securities sold with previous noncredit OTTI loss	18	19
Subsequent changes in estimated fair value	3	(12)
Balance at December 31,	$1	$(23)

Brighthouse Life Insurance Company
(An Indirect Wholly-Owned Subsidiary of Brighthouse Financial, Inc.)
Notes to the Consolidated Financial Statements — (continued)
8. Investments (continued)

The changes in net unrealized investment gains (losses) were as follows:

	Years Ended December 31,
	2016	2015	2014
	(In millions)
Balance at January 1,	$1,620	$2,628	$930
Fixed maturity securities on which noncredit OTTI losses have been recognized	24	15	15
Unrealized investment gains (losses) during the year	260	(2,303)	3,234
Unrealized investment gains (losses) relating to:
Future policy benefits	(796)	487	(613)
DAC and VOBA related to noncredit OTTI losses recognized in AOCI	(1)	1	(2)
DAC, VOBA and DSI	5	208	(119)
Deferred income tax benefit (expense) related to noncredit OTTI losses recognized in AOCI	(9)	(5)	(4)
Deferred income tax benefit (expense)	174	589	(813)
Balance at December 31,	$1,277	$1,620	$2,628
Change in net unrealized investment gains (losses)	$(343)	$(1,008)	$1,698
Concentrations of Credit Risk
There were no investments in any counterparty that were greater than 10% of the Company’s stockholder’s equity, other than the U.S. government and its agencies, at both December 31, 2016 and 2015.
Securities Lending
Elements of the securities lending program are presented below at:

	December 31,
	2016	2015
	(In millions)
Securities on loan: (1)
Amortized cost	$5,895	$8,047
Estimated fair value	$6,555	$8,830
Cash collateral on deposit from counterparties (2)	$6,642	$8,981
Security collateral on deposit from counterparties (3)	$27	$23
Reinvestment portfolio — estimated fair value	$6,571	$8,938
______________

(1)	Included within fixed maturity securities and short-term investments.

(2)	Included within payables for collateral under securities loaned and other transactions.

(3)	Security collateral on deposit from counterparties may not be sold or re-pledged, unless the counterparty is in default, and is not reflected on the consolidated financial statements.

Brighthouse Life Insurance Company
(An Indirect Wholly-Owned Subsidiary of Brighthouse Financial, Inc.)
Notes to the Consolidated Financial Statements — (continued)
8. Investments (continued)

The cash collateral liability by loaned security type and remaining tenor of the agreements were as follows at:

	December 31, 2016				December 31, 2015
	Remaining Tenor of Securities Lending Agreements				Remaining Tenor of Securities Lending Agreements
	Open (1)	1 Month or Less	1 to 6 Months	Total	Open (1)	1 Month or Less	1 to 6 Months	Total
	(In millions)
Cash collateral liability by loaned security type:
U.S. government and agency	$2,129	$1,906	$1,743	$5,778	$2,631	$3,140	$1,338	$7,109
U.S. corporate	—	480	—	480	9	302	—	311
Agency RMBS	—	—	274	274	—	939	579	1,518
Foreign corporate	—	58	—	58	—	—	—	—
Foreign government	—	52	—	52	1	42	—	43
Total	$2,129	$2,496	$2,017	$6,642	$2,641	$4,423	$1,917	$8,981
_____________

(1)	The related loaned security could be returned to the Company on the next business day which would require the Company to immediately return the cash collateral.
If the Company is required to return significant amounts of cash collateral on short notice and is forced to sell securities to meet the return obligation, it may have difficulty selling such collateral that is invested in securities in a timely manner, be forced to sell securities in a volatile or illiquid market for less than what otherwise would have been realized under normal market conditions, or both. The estimated fair value of the securities on loan related to the cash collateral on open at December 31, 2016 was $2.1 billion, all of which were U.S. government and agency securities which, if put back to the Company, could be immediately sold to satisfy the cash requirement.
The reinvestment portfolio acquired with the cash collateral consisted principally of fixed maturity securities (including agency RMBS, ABS, non-agency RMBS, U.S. corporate securities and U.S. government and agency) with 48% invested in agency RMBS, short-term investments, U.S. government and agency, cash equivalents or held in cash at December 31, 2016. If the securities on loan or the reinvestment portfolio become less liquid, the Company has the liquidity resources of most of its general account available to meet any potential cash demands when securities on loan are put back to the Company.
Invested Assets on Deposit, Held in Trust and Pledged as Collateral
Invested assets on deposit, held in trust and pledged as collateral are presented below at estimated fair value for all asset classes at:

	December 31,
	2016	2015
	(In millions)
Invested assets on deposit (regulatory deposits)	$7,644	$7,247
Invested assets held in trust (reinsurance agreements) (1)	9,054	8,083
Invested assets pledged as collateral (2)	3,548	2,801
Total invested assets on deposit, held in trust, and pledged as collateral	$20,246	$18,131
______________

(1)	The Company has held in trust certain investments in connection with certain reinsurance transactions.

(2)	The Company has pledged invested assets in connection with various agreements and transactions, including funding agreements (see Note 5) and derivative transactions (see Note 9).
See “— Securities Lending” for information regarding securities on loan.

Brighthouse Life Insurance Company
(An Indirect Wholly-Owned Subsidiary of Brighthouse Financial, Inc.)
Notes to the Consolidated Financial Statements — (continued)
8. Investments (continued)

Purchased Credit Impaired Investments
Investments acquired with evidence of credit quality deterioration since origination and for which it is probable at the acquisition date that the Company will be unable to collect all contractually required payments are classified as purchased credit impaired (“PCI”) investments. For each investment, the excess of the cash flows expected to be collected as of the acquisition date over its acquisition date fair value is referred to as the accretable yield and is recognized as net investment income on an effective yield basis. If subsequently, based on current information and events, it is probable that there is a significant increase in cash flows previously expected to be collected or if actual cash flows are significantly greater than cash flows previously expected to be collected, the accretable yield is adjusted prospectively. The excess of the contractually required payments (including interest) as of the acquisition date over the cash flows expected to be collected as of the acquisition date is referred to as the nonaccretable difference, and this amount is not expected to be realized as net investment income. Decreases in cash flows expected to be collected can result in OTTI.
The Company’s PCI fixed maturity securities were as follows at:

	December 31,
	2016	2015
	(In millions)
Outstanding principal and interest balance (1)	$1,458	$1,219
Carrying value (2)	$1,113	$907
______________

(1)	Represents the contractually required payments, which is the sum of contractual principal, whether or not currently due, and accrued interest.

(2)	Estimated fair value plus accrued interest.
The following table presents information about PCI fixed maturity securities acquired during the periods indicated:

	Years Ended December 31,
	2016	2015
	(In millions)
Contractually required payments (including interest)	$558	$797
Cash flows expected to be collected (1)	$483	$709
Fair value of investments acquired	$341	$520
______________

(1)	Represents undiscounted principal and interest cash flow expectations, at the date of acquisition.
The following table presents activity for the accretable yield on PCI fixed maturity securities for:

	Years Ended December 31,
	2016	2015
	(In millions)
Accretable yield, January 1,	$400	$244
Investments purchased	142	189
Accretion recognized in earnings	(66)	(47)
Disposals	(8)	(8)
Reclassification (to) from nonaccretable difference	(49)	22
Accretable yield, December 31,	$419	$400

Brighthouse Life Insurance Company
(An Indirect Wholly-Owned Subsidiary of Brighthouse Financial, Inc.)
Notes to the Consolidated Financial Statements — (continued)
8. Investments (continued)

Collectively Significant Equity Method Investments
The Company holds investments in real estate joint ventures, real estate funds and other limited partnership interests consisting of leveraged buy-out funds, hedge funds, private equity funds, joint ventures and other funds. The portion of these investments accounted for under the equity method had a carrying value of $1.9 billion at December 31, 2016. The Company’s maximum exposure to loss related to these equity method investments is limited to the carrying value of these investments plus unfunded commitments of $1.1 billion at December 31, 2016. Except for certain real estate joint ventures, the Company’s investments in real estate funds and other limited partnership interests are generally of a passive nature in that the Company does not participate in the management of the entities.
As described in Note 1, the Company generally records its share of earnings in its equity method investments using a three-month lag methodology and within net investment income. Aggregate net investment income from these equity method investments exceeded 10% of the Company’s consolidated pre-tax income (loss) for the two of the most recent annual periods: 2015 and 2014. This aggregated summarized financial data does not represent the Company’s proportionate share of the assets, liabilities, or earnings of such entities.
The aggregated summarized financial data presented below reflects the latest available financial information and is as of, and for, the years ended December 31, 2016, 2015 and 2014. Aggregate total assets of these entities totaled $285.1 billion and $294.3 billion at December 31, 2016 and 2015, respectively. Aggregate total liabilities of these entities totaled $26.3 billion and $46.3 billion at December 31, 2016 and 2015, respectively. Aggregate net income (loss) of these entities totaled $21.3 billion, $13.7 billion and $25.1 billion for the years ended December 31, 2016, 2015 and 2014, respectively. Aggregate net income (loss) from the underlying entities in which the Company invests is primarily comprised of investment income, including recurring investment income and realized and unrealized investment gains (losses).
Variable Interest Entities
The Company has invested in certain entities (including CSEs) that are VIEs. In certain instances, the Company holds both the power to direct the most significant activities of the entity, as well as an economic interest in the entity and, as such, is deemed to be the primary beneficiary or consolidator of the entity. The determination of the VIE’s primary beneficiary requires an evaluation of the contractual and implied rights and obligations associated with each party’s relationship with or involvement in the entity, an estimate of the entity’s expected losses and expected residual returns and the allocation of such estimates to each party involved in the entity.
Consolidated VIEs
Creditors or beneficial interest holders of VIEs where the Company is the primary beneficiary have no recourse to the general credit of the Company, as the Company’s obligation to the VIEs is limited to the amount of its committed investment.
The following table presents the total assets and total liabilities relating to VIEs for which the Company has concluded that it is the primary beneficiary and which are consolidated at December 31, 2016 and 2015.

	December 31,
	2016	2015
	(In millions)
MRSC (collateral financing arrangement ) (1)	$3,422	$3,374
CSEs: (2)
Assets:
Mortgage loans (commercial mortgage loans)	136	172
Accrued investment income	1	1
Total assets	$137	$173
Liabilities:
Long-term debt	$23	$48
Other liabilities	1	1
Total liabilities	$24	$49
______________

Brighthouse Life Insurance Company
(An Indirect Wholly-Owned Subsidiary of Brighthouse Financial, Inc.)
Notes to the Consolidated Financial Statements — (continued)
8. Investments (continued)

(1)	See Note 3 for additional information on MRSC collateral financing arrangement.

(2)
The Company consolidates entities that are structured as CMBS. The assets of these entities can only be used to settle their respective liabilities, and under no circumstances is the Company liable for any principal or interest shortfalls should any arise. The Company’s exposure was limited to that of its remaining investment in these entities of $95 million and $105 million at estimated fair value at December 31, 2016 and 2015, respectively.

Unconsolidated VIEs
The carrying amount and maximum exposure to loss relating to VIEs in which the Company holds a significant variable interest but is not the primary beneficiary and which have not been consolidated were as follows at:

	December 31,
	2016		2015
	Carrying Amount	Maximum Exposure to Loss (1)	Carrying Amount	Maximum Exposure to Loss (1)
	(In millions)
Fixed maturity securities AFS:
Structured Securities (2)	$12,809	$12,809	$16,454	$16,454
U.S. and foreign corporate	536	536	625	625
Other limited partnership interests	1,491	2,287	1,367	1,646
Real estate joint ventures	17	22	35	38
Other investments (3)	60	66	58	62
Total	$14,913	$15,720	$18,539	$18,825
______________

(1)
The maximum exposure to loss relating to fixed maturity and equity securities AFS is equal to their carrying amounts or the carrying amounts of retained interests. The maximum exposure to loss relating to other limited partnership interests and real estate joint ventures is equal to the carrying amounts plus any unfunded commitments. For certain of its investments in other invested assets, the Company’s return is in the form of income tax credits which are guaranteed by creditworthy third parties. For such investments, the maximum exposure to loss is equal to the carrying amounts plus any unfunded commitments, reduced by income tax credits guaranteed by third parties. There were no income tax credits and less than $1 million at December 31, 2016 and 2015, respectively. Such a maximum loss would be expected to occur only upon bankruptcy of the issuer or investee.

(2)	For these variable interests, the Company’s involvement is limited to that of a passive investor in mortgage-backed or asset-backed securities issued by trusts that do not have substantial equity.

(3)	Other investments is comprised of other invested assets and non-redeemable preferred stock.
As described in Note 16, the Company makes commitments to fund partnership investments in the normal course of business. Excluding these commitments, the Company did not provide financial or other support to investees designated as VIEs during the years ended December 31, 2016, 2015 and 2014.

Brighthouse Life Insurance Company
(An Indirect Wholly-Owned Subsidiary of Brighthouse Financial, Inc.)
Notes to the Consolidated Financial Statements — (continued)
8. Investments (continued)

Net Investment Income
The components of net investment income were as follows:

	Years Ended December 31,
	2016	2015	2014
	(In millions)
Investment income:
Fixed maturity securities	$2,567	$2,398	$2,269
Equity securities	19	19	17
Mortgage loans	393	367	344
Policy loans	54	54	59
Real estate and real estate joint ventures	32	108	80
Other limited partnership interests	163	134	266
Cash, cash equivalents and short-term investments	20	9	5
Operating joint venture	11	11	2
Other	14	11	4
Subtotal	3,273	3,111	3,046
Less: Investment expenses	173	126	111
Subtotal, net	3,100	2,985	2,935
FVO CSEs — interest income — commercial mortgage loans	11	16	49
Net investment income	$3,111	$3,001	$2,984
See “— Variable Interest Entities” for discussion of CSEs.
See “— Related Party Investment Transactions” for discussion of affiliated net investment income and investment expenses.

Brighthouse Life Insurance Company
(An Indirect Wholly-Owned Subsidiary of Brighthouse Financial, Inc.)
Notes to the Consolidated Financial Statements — (continued)
8. Investments (continued)

Net Investment Gains (Losses)
Components of Net Investment Gains (Losses)
The components of net investment gains (losses) were as follows:

	Years Ended December 31,
	2016	2015	2014
	(In millions)
Total gains (losses) on fixed maturity securities:
Total OTTI losses recognized — by sector and industry:
U.S. and foreign corporate securities — by industry:
Industrial	$(16)	$(3)	$—
Consumer	—	(8)	(2)
Utility	—	(6)	—
Transportation	—	—	(2)
Total U.S. and foreign corporate securities	(16)	(17)	(4)
RMBS	(6)	(14)	(10)
OTTI losses on fixed maturity securities recognized in earnings	(22)	(31)	(14)
Fixed maturity securities — net gains (losses) on sales and disposals	(28)	(60)	10
Total gains (losses) on fixed maturity securities	(50)	(91)	(4)
Total gains (losses) on equity securities:
Total OTTI losses recognized — by sector:
Common stock	(1)	(3)	(7)
Non-redeemable preferred stock	(1)	—	(8)
OTTI losses on equity securities recognized in earnings	(2)	(3)	(15)
Equity securities — net gains (losses) on sales and disposals	10	18	14
Total gains (losses) on equity securities	8	15	(1)
Mortgage loans	5	(11)	18
Real estate and real estate joint ventures	(34)	98	(4)
Other limited partnership interests	(7)	(1)	(9)
Other	11	(2)	43
Subtotal	(67)	8	43
FVO CSEs:
Commercial mortgage loans	(2)	(7)	(13)
Long-term debt — related to commercial mortgage loans	1	4	19
Non-investment portfolio gains (losses) (1)	1	—	(538)
Subtotal	—	(3)	(532)
Total net investment gains (losses)	$(67)	$5	$(489)
______________

(1)	Non-investment portfolio gains (losses) for the year ended December 31, 2014 includes a loss of $608 million related to the disposition of MAL as more fully described in Note 4.
See “— Variable Interest Entities” for discussion of CSEs.
See “— Related Party Investment Transactions” for discussion of affiliated net investment gains (losses) related to transfers of invested assets to affiliates.
Gains (losses) from foreign currency transactions included within net investment gains (losses) were $8 million, ($5) million and $66 million for the years ended December 31, 2016, 2015 and 2014, respectively.

Brighthouse Life Insurance Company
(An Indirect Wholly-Owned Subsidiary of Brighthouse Financial, Inc.)
Notes to the Consolidated Financial Statements — (continued)
8. Investments (continued)

Sales or Disposals and Impairments of Fixed Maturity and Equity Securities
Investment gains and losses on sales of securities are determined on a specific identification basis. Proceeds from sales or disposals of fixed maturity and equity securities and the components of fixed maturity and equity securities net investment gains (losses) were as shown in the table below.

	Years Ended December 31,
	2016	2015	2014	2016	2015	2014
	Fixed Maturity Securities			Equity Securities
	(In millions)
Proceeds	$39,210	$32,085	$16,943	$48	$80	$57
Gross investment gains	$253	$184	$95	$10	$26	$15
Gross investment losses	(281)	(244)	(85)	—	(8)	(1)
OTTI losses	(22)	(31)	(14)	(2)	(3)	(15)
Net investment gains (losses)	$(50)	$(91)	$(4)	$8	$15	$(1)
Credit Loss Rollforward
The table below presents a rollforward of the cumulative credit loss component of OTTI loss recognized in earnings on fixed maturity securities still held for which a portion of the OTTI loss was recognized in OCI:

	Years Ended December 31,
	2016	2015
	(In millions)
Balance at January 1,	$66	$67
Additions:
Initial impairments — credit loss OTTI on securities not previously impaired	—	6
Additional impairments — credit loss OTTI on securities previously impaired	5	11
Reductions:
Sales (maturities, pay downs or prepayments) of securities previously impaired as credit loss OTTI	(42)	(16)
Increase in cash flows — accretion of previous credit loss OTTI	(1)	(2)
Balance at December 31,	$28	$66
Related Party Investment Transactions
The Company transfers invested assets, primarily consisting of fixed maturity securities, to and from affiliates. Invested assets transferred to and from affiliates were as follows:

	Years Ended December 31,
	2016	2015	2014
	(In millions)
Estimated fair value of invested assets transferred to affiliates	$1,495	$185	$1,441
Amortized cost of invested assets transferred to affiliates	$1,400	$169	$1,362
Net investment gains (losses) recognized on transfers	$27	$16	$79
Change in additional paid-in-capital recognized on transfers	$68	$—	$—
Estimated fair value of invested assets transferred from affiliates	$5,582	$928	$132
In April 2016 and in November 2016, the Company received a transfer of investments and cash and cash equivalents totaling $5.2 billion for the recapture of risks related to certain single premium deferred annuity contracts previously reinsured to MLIC, an affiliate, which are included in the table above. See Note 7 for additional information related to these transfers.

Brighthouse Life Insurance Company
(An Indirect Wholly-Owned Subsidiary of Brighthouse Financial, Inc.)
Notes to the Consolidated Financial Statements — (continued)
8. Investments (continued)

In July 2014, prior to the Mergers, the Company sold affiliated loans to other affiliates, which were included in other invested assets and in the table above, at an estimated fair value totaling $520 million and a $45 million gain was recognized in net investment gains (losses). Net investment income from these affiliated loans was $13 million for the year ended December 31, 2014.
The Company had affiliated loans outstanding to wholly-owned real estate subsidiaries of MLIC, which were included in mortgage loans, with a carrying value of $242 million at December 31, 2014. In August 2015 and November 2014, one affiliated loan with a carrying value of $132 million and two affiliated loans with a total carrying value of $120 million were repaid in cash prior to maturity. The remaining loan with a carrying value of $110 million was repaid in cash upon maturity in December 31, 2015. These affiliated loans were secured by interests in the real estate subsidiaries, which owned operating real estate with an estimated fair value in excess of the affiliated loans. Net investment income from these affiliated loans was $8 million and $34 million for the years ended December 31, 2015 and 2014, respectively. In addition, mortgage loan prepayment income earned from the three repayments prior to maturity described above was $31 million and $16 million for the years ended December 31, 2015 and 2014, respectively.
The Company had loans outstanding to affiliates, which were included in other invested assets, totaling $1.1 billion and $1.2 billion as of December 31, 2016 and 2015, respectively. Two loans totaling $1.1 billion as of both December 31, 2016 and 2015, were outstanding to MetLife, Inc., which bear interest at fixed rates of 4.21% and 5.10%, payable semiannually, and are due on September 30, 2032 and December 31, 2033, respectively. See also Note 12 for the related surplus notes payable totaling$1.1 billion. In addition, the Company had affiliated loans outstanding to an investment subsidiary of MLIC totaling $50 million as of December 31, 2015 with interest rates ranging from 1.55% to 2.39% and scheduled maturity dates from October 31, 2021 to June 30, 2022. In March 2016, the loans outstanding to an investment subsidiary of MLIC were repaid in cash prior to maturity. Net investment income from these affiliated loans was $51 million and $52 million for the years ended December 31, 2016 and 2015.
The Company receives investment administrative services from an affiliate. The related investment administrative service charges were $98 million, $79 million, and $70 million for the years ended December 31, 2016, 2015 and 2014, respectively.
See “— Mortgage Loans — Mortgage Loans by Portfolio Segment” for discussion of mortgage loan participation agreements with an affiliate.
9. Derivatives
Accounting for Derivatives
See Note 1 for a description of the Company’s accounting policies for derivatives and Note 10 for information about the fair value hierarchy for derivatives.
Derivative Strategies
The Company is exposed to various risks relating to its ongoing business operations, including interest rate, foreign currency exchange rate, credit and equity market. The Company uses a variety of strategies to manage these risks, including the use of derivatives.
Derivatives are financial instruments with values derived from interest rates, foreign currency exchange rates, credit spreads and/or other financial indices. Derivatives may be exchange-traded or contracted in the over-the-counter (“OTC”) market. Certain of the Company’s OTC derivatives are cleared and settled through central clearing counterparties (“OTC-cleared”), while others are bilateral contracts between two counterparties (“OTC-bilateral”). The types of derivatives the Company uses include swaps, forwards, futures and option contracts. To a lesser extent, the Company uses credit default swaps to synthetically replicate investment risks and returns which are not readily available in the cash markets.
Interest Rate Derivatives
The Company uses a variety of interest rate derivatives to reduce its exposure to changes in interest rates, including interest rate swaps, caps, floors, swaptions, futures and forwards.

Brighthouse Life Insurance Company
(An Indirect Wholly-Owned Subsidiary of Brighthouse Financial, Inc.)
Notes to the Consolidated Financial Statements — (continued)
9. Derivatives (continued)

Interest rate swaps are used by the Company primarily to reduce market risks from changes in interest rates and to alter interest rate exposure arising from mismatches between assets and liabilities (duration mismatches). In an interest rate swap, the Company agrees with another party to exchange, at specified intervals, the difference between fixed rate and floating rate interest amounts as calculated by reference to an agreed notional amount. The Company utilizes interest rate swaps in fair value, cash flow and nonqualifying hedging relationships.
Interest rate total return swaps are swaps whereby the Company agrees with another party to exchange, at specified intervals, the difference between the economic risk and reward of an asset or a market index and the London Interbank Offered Rate (“LIBOR”), calculated by reference to an agreed notional amount. No cash is exchanged at the outset of the contract. Cash is paid and received over the life of the contract based on the terms of the swap. These transactions are entered into pursuant to master agreements that provide for a single net payment to be made by the counterparty at each due date. Interest rate total return swaps are used by the Company to reduce market risks from changes in interest rates and to alter interest rate exposure arising from mismatches between assets and liabilities (duration mismatches). The Company utilizes interest rate total return swaps in nonqualifying hedging relationships.
The Company purchases interest rate caps and floors primarily to protect its floating rate liabilities against rises in interest rates above a specified level, and against interest rate exposure arising from mismatches between assets and liabilities, as well as to protect its minimum rate guarantee liabilities against declines in interest rates below a specified level, respectively. In certain instances, the Company locks in the economic impact of existing purchased caps and floors by entering into offsetting written caps and floors. The Company utilizes interest rate caps and floors in nonqualifying hedging relationships.
In exchange-traded interest rate (Treasury and swap) futures transactions, the Company agrees to purchase or sell a specified number of contracts, the value of which is determined by the different classes of interest rate securities, and to post variation margin on a daily basis in an amount equal to the difference in the daily market values of those contracts. The Company enters into exchange-traded futures with regulated futures commission merchants that are members of the exchange. Exchange-traded interest rate (Treasury and swap) futures are used primarily to hedge mismatches between the duration of assets in a portfolio and the duration of liabilities supported by those assets, to hedge against changes in value of securities the Company owns or anticipates acquiring, to hedge against changes in interest rates on anticipated liability issuances by replicating Treasury or swap curve performance, and to hedge minimum guarantees embedded in certain variable annuity products offered by the Company. The Company utilizes exchange-traded interest rate futures in nonqualifying hedging relationships.
Swaptions are used by the Company to hedge interest rate risk associated with the Company’s long-term liabilities and invested assets. A swaption is an option to enter into a swap with a forward starting effective date. In certain instances, the Company locks in the economic impact of existing purchased swaptions by entering into offsetting written swaptions. The Company pays a premium for purchased swaptions and receives a premium for written swaptions. The Company utilizes swaptions in nonqualifying hedging relationships. Swaptions are included in interest rate options.
The Company enters into interest rate forwards to buy and sell securities. The price is agreed upon at the time of the contract and payment for such a contract is made at a specified future date. The Company utilizes interest rate forwards in cash flow hedging relationships.
Foreign Currency Exchange Rate Derivatives
The Company uses foreign currency swaps to reduce the risk from fluctuations in foreign currency exchange rates associated with its assets and liabilities denominated in foreign currencies. In a foreign currency swap transaction, the Company agrees with another party to exchange, at specified intervals, the difference between one currency and another at a fixed exchange rate, generally set at inception, calculated by reference to an agreed upon notional amount. The notional amount of each currency is exchanged at the inception and termination of the currency swap by each party. The Company utilizes foreign currency swaps in cash flow and nonqualifying hedging relationships.
To a lesser extent, the Company uses foreign currency forwards in nonqualifying hedging relationships.

Brighthouse Life Insurance Company
(An Indirect Wholly-Owned Subsidiary of Brighthouse Financial, Inc.)
Notes to the Consolidated Financial Statements — (continued)
9. Derivatives (continued)

Credit Derivatives
The Company enters into purchased credit default swaps to hedge against credit-related changes in the value of its investments. In a credit default swap transaction, the Company agrees with another party to pay, at specified intervals, a premium to hedge credit risk. If a credit event occurs, as defined by the contract, the contract may be cash settled or it may be settled gross by the delivery of par quantities of the referenced investment equal to the specified swap notional amount in exchange for the payment of cash amounts by the counterparty equal to the par value of the investment surrendered. Credit events vary by type of issuer but typically include bankruptcy, failure to pay debt obligations, repudiation, moratorium, involuntary restructuring or governmental intervention. In each case, payout on a credit default swap is triggered only after the Credit Derivatives Determinations Committee of the International Swaps and Derivatives Association, Inc. (“ISDA”) deems that a credit event has occurred. The Company utilizes credit default swaps in nonqualifying hedging relationships.
The Company enters into written credit default swaps to synthetically create credit investments that are either more expensive to acquire or otherwise unavailable in the cash markets. These transactions are a combination of a derivative and one or more cash instruments, such as U.S. government and agency securities or other fixed maturity securities. These credit default swaps are not designated as hedging instruments.
Equity Derivatives
The Company uses a variety of equity derivatives to reduce its exposure to equity market risk, including equity index options, equity variance swaps, exchange-traded equity futures and equity total return swaps.
Equity index options are used by the Company primarily to hedge minimum guarantees embedded in certain variable annuity products offered by the Company. To hedge against adverse changes in equity indices, the Company enters into contracts to sell the equity index within a limited time at a contracted price. The contracts will be net settled in cash based on differentials in the indices at the time of exercise and the strike price. Certain of these contracts may also contain settlement provisions linked to interest rates. In certain instances, the Company may enter into a combination of transactions to hedge adverse changes in equity indices within a pre-determined range through the purchase and sale of options. The Company utilizes equity index options in nonqualifying hedging relationships.
Equity variance swaps are used by the Company primarily to hedge minimum guarantees embedded in certain variable annuity products offered by the Company. In an equity variance swap, the Company agrees with another party to exchange amounts in the future, based on changes in equity volatility over a defined period. The Company utilizes equity variance swaps in nonqualifying hedging relationships.
In exchange-traded equity futures transactions, the Company agrees to purchase or sell a specified number of contracts, the value of which is determined by the different classes of equity securities, and to post variation margin on a daily basis in an amount equal to the difference in the daily market values of those contracts. The Company enters into exchange-traded futures with regulated futures commission merchants that are members of the exchange. Exchange-traded equity futures are used primarily to hedge minimum guarantees embedded in certain variable annuity products offered by the Company. The Company utilizes exchange-traded equity futures in nonqualifying hedging relationships.
In an equity total return swap are swaps whereby the Company agrees with another party to exchange, at specified intervals, the difference between the economic risk and reward of an asset or a market index and the LIBOR, calculated by reference to an agreed notional amount. No cash is exchanged at the outset of the contract. Cash is paid and received over the life of the contract based on the terms of the swap. The Company uses equity total return swaps to hedge its equity market guarantees in certain of its insurance products. Equity total return swaps can be used as hedges or to synthetically create investments. The Company utilizes equity total return swaps in nonqualifying hedging relationships.

Brighthouse Life Insurance Company
(An Indirect Wholly-Owned Subsidiary of Brighthouse Financial, Inc.)
Notes to the Consolidated Financial Statements — (continued)
9. Derivatives (continued)

Primary Risks Managed by Derivatives
The following table presents the gross notional amount, estimated fair value and primary underlying risk exposure of the Company’s derivatives, excluding embedded derivatives, held at:

	Primary Underlying Risk Exposure	December 31,
		2016			2015
			Estimated Fair Value			Estimated Fair Value
		Gross Notional Amount	Assets	Liabilities	Gross Notional Amount	Assets	Liabilities
		(In millions)
Derivatives Designated as Hedging Instruments
Fair value hedges:
Interest rate swaps	Interest rate	$310	$41	$—	$420	$38	$1
Cash flow hedges:
Interest rate swaps	Interest rate	45	7	—	230	60	—
Interest rate forwards	Interest rate	—	—	—	35	8	—
Foreign currency swaps	Foreign currency exchange rate	1,420	186	10	969	129	3
Subtotal		1,465	193	10	1,234	197	3
Total qualifying hedges		1,775	234	10	1,654	235	4
Derivatives Not Designated or Not Qualifying as Hedging Instruments
Interest rate swaps	Interest rate	28,175	1,928	1,688	23,086	1,802	638
Interest rate floors	Interest rate	2,100	5	2	7,036	33	24
Interest rate caps	Interest rate	12,042	25	—	13,792	38	—
Interest rate futures	Interest rate	1,288	9	—	630	2	—
Interest rate options	Interest rate	15,520	136	—	18,620	472	5
Interest rate total return swaps	Interest rate	3,876	—	611	48	2	—
Foreign currency swaps	Foreign currency exchange rate	1,250	153	4	673	77	—
Foreign currency forwards	Foreign currency exchange rate	158	9	—	185	4	1
Credit default swaps — purchased	Credit	34	—	—	21	—	—
Credit default swaps — written	Credit	1,891	28	—	2,093	13	1
Equity futures	Equity market	8,037	38	—	3,669	37	—
Equity index options	Equity market	37,501	897	934	44,035	1,032	626
Equity variance swaps	Equity market	14,894	140	517	14,866	120	434
Equity total return swaps	Equity market	2,855	1	117	2,814	31	49
Total non-designated or nonqualifying derivatives		129,621	3,369	3,873	131,568	3,663	1,778
Total		$131,396	$3,603	$3,883	$133,222	$3,898	$1,782
Based on gross notional amounts, a substantial portion of the Company’s derivatives was not designated or did not qualify as part of a hedging relationship at both December 31, 2016 and 2015. The Company’s use of derivatives includes (i) derivatives that serve as macro hedges of the Company’s exposure to various risks and that generally do not qualify for hedge accounting due to the criteria required under the portfolio hedging rules; (ii) derivatives that economically hedge insurance liabilities that contain mortality or morbidity risk and that generally do not qualify for hedge accounting because the lack of these risks in the derivatives cannot support an expectation of a highly effective hedging relationship; (iii) derivatives that economically hedge embedded derivatives that do not qualify for hedge accounting because the changes in estimated fair value of the embedded derivatives are already recorded in net income; and (iv) written credit default swaps that are used to synthetically create credit investments and that do not qualify for hedge accounting because they do not involve a hedging relationship. For these nonqualified derivatives, changes in market factors can lead to the recognition of fair value changes on the statement of operations without an offsetting gain or loss recognized in earnings for the item being hedged.

Brighthouse Life Insurance Company
(An Indirect Wholly-Owned Subsidiary of Brighthouse Financial, Inc.)
Notes to the Consolidated Financial Statements — (continued)
9. Derivatives (continued)

Net Derivative Gains (Losses)
The components of net derivative gains (losses) were as follows:

	Years Ended December 31,
	2016	2015	2014
	(In millions)
Freestanding derivatives and hedging gains (losses) (1)	$(4,029)	$(153)	$870
Embedded derivatives gains (losses)	(1,741)	(344)	(576)
Total net derivative gains (losses)	$(5,770)	$(497)	$294
______________

(1)	Includes foreign currency transaction gains (losses) on hedged items in cash flow and nonqualifying hedging relationships, which are not presented elsewhere in this note.
The following table presents earned income on derivatives:

	Years Ended December 31,
	2016	2015	2014
	(In millions)
Qualifying hedges:
Net investment income	$19	$11	$4
Interest credited to policyholder account balances	—	(2)	(1)
Nonqualifying hedges:
Net derivative gains (losses)	460	361	273
Policyholder benefits and claims	16	14	32
Total	$495	$384	$308

Brighthouse Life Insurance Company
(An Indirect Wholly-Owned Subsidiary of Brighthouse Financial, Inc.)
Notes to the Consolidated Financial Statements — (continued)
9. Derivatives (continued)

Nonqualifying Derivatives and Derivatives for Purposes Other Than Hedging
The following table presents the amount and location of gains (losses) recognized in income for derivatives that were not designated or qualifying as hedging instruments:

	Net Derivative Gains (Losses)	Net Investment Income (1)	Policyholder Benefits and Claims (2)
	(In millions)
Year Ended December 31, 2016
Interest rate derivatives	$(2,873)	$—	$(4)
Foreign currency exchange rate derivatives	76	—	—
Credit derivatives — purchased	—	—	—
Credit derivatives — written	10	—	—
Equity derivatives	(1,724)	(6)	(320)
Total	$(4,511)	$(6)	$(324)
Year Ended December 31, 2015
Interest rate derivatives	$(67)	$—	$5
Foreign currency exchange rate derivatives	44	—	—
Credit derivatives — purchased	—	—	—
Credit derivatives — written	(14)	—	—
Equity derivatives	(476)	(4)	(25)
Total	$(513)	$(4)	$(20)
Year Ended December 31, 2014
Interest rate derivatives	$1,174	$—	$43
Foreign currency exchange rate derivatives	6	—	—
Credit derivatives — purchased	(22)	—	—
Credit derivatives — written	18	—	—
Equity derivatives	(591)	(8)	(279)
Total	$585	$(8)	$(236)
______________

(1)	Changes in estimated fair value related to economic hedges of equity method investments in joint ventures.

(2)	Changes in estimated fair value related to economic hedges of variable annuity guarantees included in future policy benefits.
Fair Value Hedges
The Company designates and accounts for interest rate swaps to convert fixed rate assets and liabilities to floating rate assets and liabilities as fair value hedges when they have met the requirements of fair value hedging.

Brighthouse Life Insurance Company
(An Indirect Wholly-Owned Subsidiary of Brighthouse Financial, Inc.)
Notes to the Consolidated Financial Statements — (continued)
9. Derivatives (continued)

The Company recognizes gains and losses on derivatives and the related hedged items in fair value hedges within net derivative gains (losses). The following table presents the amount of such net derivative gains (losses):

Derivatives in Fair Value Hedging Relationships	Hedged Items in Fair Value Hedging Relationships	Net Derivative Gains (Losses) Recognized for Derivatives	Net Derivative Gains (Losses) Recognized for Hedged Items	Ineffectiveness Recognized in Net Derivative Gains (Losses)
		(In millions)
Year Ended December 31, 2016
Interest rate swaps:	Fixed maturity securities	$1	$(1)	$—
	Policyholder liabilities (1)	—	—	—
Foreign currency swaps:	Foreign-denominated policyholder account balances (2)	—	—	—
Total		$1	$(1)	$—
Year Ended December 31, 2015
Interest rate swaps:	Fixed maturity securities	$1	$1	$2
	Policyholder liabilities (1)	2	(2)	—
Foreign currency swaps:	Foreign-denominated policyholder account balances (2)	—	—	—
Total		$3	$(1)	$2
Year Ended December 31, 2014
Interest rate swaps:	Fixed maturity securities	$1	$(1)	$—
	Policyholder liabilities (1)	32	(31)	1
Foreign currency swaps:	Foreign-denominated policyholder account balances (2)	—	—	—
Total		$33	$(32)	$1
______________

(1)	Fixed rate liabilities reported in policyholder account balances or future policy benefits.

(2)	Fixed rate or floating rate liabilities.
All components of each derivative’s gain or loss were included in the assessment of hedge effectiveness.
Cash Flow Hedges
The Company designates and accounts for the following as cash flow hedges when they have met the requirements of cash flow hedging: (i) interest rate swaps to convert floating rate assets and liabilities to fixed rate assets and liabilities; (ii) foreign currency swaps to hedge the foreign currency cash flow exposure of foreign currency denominated assets and liabilities; (iii) interest rate forwards and credit forwards to lock in the price to be paid for forward purchases of investments; and (iv) interest rate swaps and interest rate forwards to hedge the forecasted purchases of fixed-rate investments.
In certain instances, the Company discontinued cash flow hedge accounting because the forecasted transactions were no longer probable of occurring. Because certain of the forecasted transactions also were not probable of occurring within two months of the anticipated date, the Company reclassified amounts from AOCI into net derivative gains (losses). These amounts were $1 million and $3 million for the years ended December 31, 2016 and 2015, respectively. These amounts were not significant for the year ended December 31, 2014.
At December 31, 2016 and 2015, the maximum length of time over which the Company was hedging its exposure to variability in future cash flows for forecasted transactions did not exceed three years and four years, respectively.
At December 31, 2016 and 2015, the balance in AOCI associated with cash flow hedges was $397 million and $370 million, respectively.

Brighthouse Life Insurance Company
(An Indirect Wholly-Owned Subsidiary of Brighthouse Financial, Inc.)
Notes to the Consolidated Financial Statements — (continued)
9. Derivatives (continued)

The following table presents the effects of derivatives in cash flow hedging relationships on the consolidated statements of operations and comprehensive income (loss) and the consolidated statements of stockholder’s equity:

Derivatives in Cash Flow Hedging Relationships	Amount of Gains (Losses) Deferred in AOCI on Derivatives	Amount and Location of Gains (Losses) Reclassified from AOCI into Income (Loss)		Amount and Location of Gains (Losses) Recognized in Income (Loss) on Derivatives

	(Effective Portion)	(Effective Portion)		(Ineffective Portion)
		Net Derivative Gains (Losses)	Net Investment Income	Net Derivative Gains (Losses)
	(In millions)
Year Ended December 31, 2016
Interest rate swaps	$24	$33	$3	$—
Interest rate forwards	4	2	2	—
Foreign currency swaps	42	3	—	—
Credit forwards	—	—	—	—
Total	$70	$38	$5	$—
Year Ended December 31, 2015
Interest rate swaps	$15	$1	$1	$1
Interest rate forwards	1	2	2	—
Foreign currency swaps	79	—	—	—
Credit forwards	—	—	—	—
Total	$95	$3	$3	$1
Year Ended December 31, 2014
Interest rate swaps	$131	$1	$1	$—
Interest rate forwards	55	1	1	—
Foreign currency swaps	57	(6)	—	—
Credit forwards	—	—	—	—
Total	$243	$(4)	$2	$—
All components of each derivative’s gain or loss were included in the assessment of hedge effectiveness.
At December 31, 2016, the Company expects to reclassify $40 million of deferred net gains (losses) on derivatives in AOCI to earnings within the next 12 months.
Credit Derivatives
In connection with synthetically created credit investment transactions, the Company writes credit default swaps for which it receives a premium to insure credit risk. Such credit derivatives are included within the nonqualifying derivatives and derivatives for purposes other than hedging table. If a credit event occurs, as defined by the contract, the contract may be cash settled or it may be settled gross by the Company paying the counterparty the specified swap notional amount in exchange for the delivery of par quantities of the referenced credit obligation. The Company’s maximum amount at risk, assuming the value of all referenced credit obligations is zero, was $1.9 billion and $2.1 billion at December 31, 2016 and 2015, respectively. The Company can terminate these contracts at any time through cash settlement with the counterparty at an amount equal to the then current estimated fair value of the credit default swaps. At December 31, 2016 and 2015, the Company would have received $28 million and $12 million, respectively, to terminate all of these contracts.

Brighthouse Life Insurance Company
(An Indirect Wholly-Owned Subsidiary of Brighthouse Financial, Inc.)
Notes to the Consolidated Financial Statements — (continued)
9. Derivatives (continued)

The following table presents the estimated fair value, maximum amount of future payments and weighted average years to maturity of written credit default swaps at:

	December 31,
	2016			2015
Rating Agency Designation of Referenced Credit Obligations (1)	Estimated Fair Value of Credit Default Swaps	Maximum Amount of Future Payments under Credit Default Swaps	Weighted Average Years to Maturity (2)	Estimated Fair Value of Credit Default Swaps	Maximum Amount of Future Payments under Credit Default Swaps	Weighted Average Years to Maturity (2)
	(Dollars in millions)
Aaa/Aa/A
Single name credit default swaps (3)	$1	$45	2.2	$1	$207	1.5
Credit default swaps referencing indices	8	433	3.7	1	219	4.0
Subtotal	9	478	3.6	2	426	2.8
Baa
Single name credit default swaps (3)	1	180	1.6	2	409	1.6
Credit default swaps referencing indices	18	1,213	4.8	8	1,222	4.8
Subtotal	19	1,393	4.4	10	1,631	4.0
Ba
Single name credit default swaps (3)	—	20	2.7	—	—	—
Credit default swaps referencing indices	—	—	—	—	—	—
Subtotal	—	20	2.7	—	—	—
B
Single name credit default swaps (3)	—	—	—	—	—	—
Credit default swaps referencing indices	—	—	—	—	36	5.0
Subtotal	—	—	—	—	36	5.0
Total	$28	$1,891	4.2	$12	$2,093	3.8
______________

(1)
The rating agency designations are based on availability and the midpoint of the applicable ratings among Moody’s Investors Service (“Moody’s”), S&P and Fitch Ratings. If no rating is available from a rating agency, then an internally developed rating is used.

(2)	The weighted average years to maturity of the credit default swaps is calculated based on weighted average gross notional amounts.

(3)	Single name credit default swaps may be referenced to the credit of corporations, foreign governments, or state and political subdivisions.
Credit Risk on Freestanding Derivatives
The Company may be exposed to credit-related losses in the event of nonperformance by its counterparties to derivatives. Generally, the current credit exposure of the Company’s derivatives is limited to the net positive estimated fair value of derivatives at the reporting date after taking into consideration the existence of master netting or similar agreements and any collateral received pursuant to such agreements.

Brighthouse Life Insurance Company
(An Indirect Wholly-Owned Subsidiary of Brighthouse Financial, Inc.)
Notes to the Consolidated Financial Statements — (continued)
9. Derivatives (continued)

The Company manages its credit risk related to derivatives by entering into transactions with creditworthy counterparties and establishing and monitoring exposure limits. The Company’s OTC-bilateral derivative transactions are generally governed by ISDA Master Agreements which provide for legally enforceable set-off and close-out netting of exposures to specific counterparties in the event of early termination of a transaction, which includes, but is not limited to, events of default and bankruptcy. In the event of an early termination, the Company is permitted to set off receivables from the counterparty against payables to the same counterparty arising out of all included transactions. Substantially all of the Company’s ISDA Master Agreements also include Credit Support Annex provisions which require both the pledging and accepting of collateral in connection with its OTC-bilateral derivatives.
The Company’s OTC-cleared derivatives are effected through central clearing counterparties and its exchange-traded derivatives are effected through regulated exchanges. Such positions are marked to market and margined on a daily basis (both initial margin and variation margin), and the Company has minimal exposure to credit-related losses in the event of nonperformance by counterparties to such derivatives.
See Note 10 for a description of the impact of credit risk on the valuation of derivatives.
The estimated fair values of the Company’s net derivative assets and net derivative liabilities after the application of master netting agreements and collateral were as follows at:

	December 31,
	2016		2015
Derivatives Subject to a Master Netting Arrangement or a Similar Arrangement	Assets	Liabilities	Assets	Liabilities
	(In millions)
Gross estimated fair value of derivatives:
OTC-bilateral (1)	$3,394	$2,929	$3,875	$1,725
OTC-cleared (1)	267	905	78	78
Exchange-traded	46	—	39	—
Total gross estimated fair value of derivatives (1)	3,707	3,834	3,992	1,803
Amounts offset on the consolidated balance sheets	—	—	—	—
Estimated fair value of derivatives presented on the consolidated balance sheets (1)	3,707	3,834	3,992	1,803
Gross amounts not offset on the consolidated balance sheets:
Gross estimated fair value of derivatives: (2)
OTC-bilateral	(2,231)	(2,231)	(1,577)	(1,577)
OTC-cleared	(165)	(165)	(70)	(70)
Exchange-traded	—	—	—	—
Cash collateral: (3), (4)
OTC-bilateral	(634)	—	(1,608)	—
OTC-cleared	(91)	(740)	(8)	(8)
Exchange-traded	—	—	—	—
Securities collateral: (5)
OTC-bilateral	(429)	(698)	(553)	(148)
OTC-cleared	—	—	—	—
Exchange-traded	—	—	—	—
Net amount after application of master netting agreements and collateral	$157	$—	$176	$—
______________

(1)
At December 31, 2016 and 2015, derivative assets included income or (expense) accruals reported in accrued investment income or in other liabilities of $104 million and $94 million, respectively, and derivative liabilities included (income) or expense accruals reported in accrued investment income or in other liabilities of ($49) million and $21 million, respectively.

Brighthouse Life Insurance Company
(An Indirect Wholly-Owned Subsidiary of Brighthouse Financial, Inc.)
Notes to the Consolidated Financial Statements — (continued)
9. Derivatives (continued)

(2)	Estimated fair value of derivatives is limited to the amount that is subject to set-off and includes income or expense accruals.

(3)
Cash collateral received by the Company for OTC-bilateral and OTC-cleared derivatives is included in cash and cash equivalents, short-term investments or in fixed maturity securities, and the obligation to return it is included in payables for collateral under securities loaned and other transactions on the balance sheet.

(4)
The receivable for the return of cash collateral provided by the Company is inclusive of initial margin on exchange-traded and OTC-cleared derivatives and is included in premiums, reinsurance and other receivables on the balance sheet. The amount of cash collateral offset in the table above is limited to the net estimated fair value of derivatives after application of netting agreements. At December 31, 2016 and 2015, the Company received excess cash collateral of $3 million and $1 million, respectively, and provided excess cash collateral of $25 million and $62 million, respectively, which is not included in the table above due to the foregoing limitation.

(5)
Securities collateral received by the Company is held in separate custodial accounts and is not recorded on the balance sheet. Subject to certain constraints, the Company is permitted by contract to sell or re-pledge this collateral, but at December 31, 2016 none of the collateral had been sold or re-pledged. Securities collateral pledged by the Company is reported in fixed maturity securities on the balance sheet. Subject to certain constraints, the counterparties are permitted by contract to sell or re-pledge this collateral. The amount of securities collateral offset in the table above is limited to the net estimated fair value of derivatives after application of netting agreements and cash collateral. At December 31, 2016 and 2015, the Company received excess securities collateral with an estimated fair value of $135 million and $0, respectively, for its OTC-bilateral derivatives, which are not included in the table above due to the foregoing limitation. At December 31, 2016 and 2015, the Company provided excess securities collateral with an estimated fair value of $108 million and $36 million, respectively, for its OTC-bilateral derivatives, $630 million and $34 million, respectively, for its OTC-cleared derivatives, and $453 million and $156 million, respectively, for its exchange-traded derivatives, which are not included in the table above due to the foregoing limitation.

The Company’s collateral arrangements for its OTC-bilateral derivatives generally require the counterparty in a net liability position, after considering the effect of netting agreements, to pledge collateral when the collateral amount owed by that counterparty reaches a minimum transfer amount. A small number of these arrangements also include credit-contingent provisions that include a threshold above which collateral must be posted. Such agreements provide for a reduction of these thresholds (on a sliding scale that converges toward zero) in the event of downgrades in the credit ratings of Brighthouse Life Insurance Company, and/or the counterparty. In addition, substantially all of the Company’s netting agreements for derivatives contain provisions that require both the Company and the counterparty to maintain a specific investment grade credit rating from each of Moody’s and S&P. If a party’s credit or financial strength ratings, as applicable, were to fall below that specific investment grade credit rating, that party would be in violation of these provisions, and the other party to the derivatives could terminate the transactions and demand immediate settlement and payment based on such party’s reasonable valuation of the derivatives.

Brighthouse Life Insurance Company
(An Indirect Wholly-Owned Subsidiary of Brighthouse Financial, Inc.)
Notes to the Consolidated Financial Statements — (continued)
9. Derivatives (continued)

The following table presents the estimated fair value of the Company’s OTC-bilateral derivatives that are in a net liability position after considering the effect of netting agreements, together with the estimated fair value and balance sheet location of the collateral pledged. The Company’s collateral agreements require both parties to be fully collateralized, as such, Brighthouse Life Insurance Company would not be required to post additional collateral as a result of a downgrade in financial strength rating. OTC-bilateral derivatives that are not subject to collateral agreements are excluded from this table.

	December 31,
	2016	2015
	(In millions)
Estimated fair value of derivatives in a net liability position (1)	$698	$148
Estimated Fair Value of Collateral Provided
Fixed maturity securities	$777	$179
Cash	$—	$—
Fair Value of Incremental Collateral Provided Upon
One-notch downgrade in financial strength rating	$—	$—
Downgrade in financial strength rating to a level that triggers full overnight collateralization or termination of the derivative position	$—	$—
______________

(1)	After taking into consideration the existence of netting agreements.
Embedded Derivatives
The Company issues certain products or purchases certain investments that contain embedded derivatives that are required to be separated from their host contracts and accounted for as freestanding derivatives. These host contracts principally include: variable annuities with guaranteed minimum benefits, including GMWBs, GMABs and certain GMIBs; affiliated ceded reinsurance of guaranteed minimum benefits related to GMWBs, GMABs and certain GMIBs; affiliated assumed reinsurance of guaranteed minimum benefits related to GMWBs and certain GMIBs; funds withheld on assumed and ceded reinsurance; fixed annuities with equity indexed returns; and certain debt and equity securities.
The following table presents the estimated fair value and balance sheet location of the Company’s embedded derivatives that have been separated from their host contracts at:

		December 31,
	Balance Sheet Location	2016	2015
		(In millions)
Embedded derivatives within asset host contracts:
Ceded guaranteed minimum benefits	Premiums, reinsurance and other receivables	$409	$363
Funds withheld on assumed reinsurance	Other invested assets	—	35
Options embedded in debt or equity securities	Investments	(49)	(62)
Embedded derivatives within asset host contracts		$360	$336
Embedded derivatives within liability host contracts:
Direct guaranteed minimum benefits	Policyholder account balances	$2,237	$122
Assumed guaranteed minimum benefits	Policyholder account balances	741	712
Funds withheld on ceded reinsurance	Other liabilities	—	—
Fixed annuities with equity indexed returns	Policyholder account balances	192	6
Embedded derivatives within liability host contracts		$3,170	$840

Brighthouse Life Insurance Company
(An Indirect Wholly-Owned Subsidiary of Brighthouse Financial, Inc.)
Notes to the Consolidated Financial Statements — (continued)
9. Derivatives (continued)

The following table presents changes in estimated fair value related to embedded derivatives:

	Years Ended December 31,
	2016	2015	2014
	(In millions)
Net derivative gains (losses) (1), (2)	$(1,741)	$(344)	$(576)
Policyholder benefits and claims	$(4)	$21	$87
______________

(1)
The valuation of direct and assumed guaranteed minimum benefits includes a nonperformance risk adjustment. The amounts included in net derivative gains (losses) in connection with this adjustment were $244 million, $26 million and $69 million for the years ended December 31, 2016, 2015 and 2014, respectively.

(2)	See Note 7 for discussion of affiliated net derivative gains (losses).
Related Party Freestanding Derivative Transactions
In November 2014, as part of the settlement of related party reinsurance transactions, the Company transferred derivatives to affiliates. The estimated fair value of freestanding derivative assets and liabilities transferred was $1.8 billion and $1.2 billion, respectively.
10. Fair Value
When developing estimated fair values, the Company considers three broad valuation techniques: (i) the market approach, (ii) the income approach, and (iii) the cost approach. The Company determines the most appropriate valuation technique to use, given what is being measured and the availability of sufficient inputs, giving priority to observable inputs. The Company categorizes its assets and liabilities measured at estimated fair value into a three-level hierarchy, based on the significant input with the lowest level in its valuation. The input levels are as follows:

Level 1
Unadjusted quoted prices in active markets for identical assets or liabilities. The Company defines active markets based on average trading volume for equity securities. The size of the bid/ask spread is used as an indicator of market activity for fixed maturity securities.

Level 2
Quoted prices in markets that are not active or inputs that are observable either directly or indirectly. These inputs can include quoted prices for similar assets or liabilities other than quoted prices in Level 1, quoted prices in markets that are not active, or other significant inputs that are observable or can be derived principally from or corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3
Unobservable inputs that are supported by little or no market activity and are significant to the determination of estimated fair value of the assets or liabilities. Unobservable inputs reflect the reporting entity’s own assumptions about the assumptions that market participants would use in pricing the asset or liability.

Financial markets are susceptible to severe events evidenced by rapid depreciation in asset values accompanied by a reduction in asset liquidity. The Company’s ability to sell securities, or the price ultimately realized for these securities, depends upon the demand and liquidity in the market and increases the use of judgment in determining the estimated fair value of certain securities.
Considerable judgment is often required in interpreting market data to develop estimates of fair value, and the use of different assumptions or valuation methodologies may have a material effect on the estimated fair value amounts.

Brighthouse Life Insurance Company
(An Indirect Wholly-Owned Subsidiary of Brighthouse Financial, Inc.)
Notes to the Consolidated Financial Statements — (continued)
10. Fair Value (continued)

Recurring Fair Value Measurements
The assets and liabilities measured at estimated fair value on a recurring basis and their corresponding placement in the fair value hierarchy, including those items for which the Company has elected the FVO, are presented below at:

	December 31, 2016
	Fair Value Hierarchy
	Level 1	Level 2	Level 3	Total Estimated Fair Value
	(In millions)
Assets
Fixed maturity securities:
U.S. corporate	$—	$20,221	$1,444	$21,665
U.S. government and agency	6,110	6,806	—	12,916
RMBS	—	6,627	1,313	7,940
Foreign corporate	—	5,257	866	6,123
State and political subdivision	—	3,841	17	3,858
CMBS	—	3,529	167	3,696
ABS	—	2,383	215	2,598
Foreign government	—	1,103	—	1,103
Total fixed maturity securities	6,110	49,767	4,022	59,899
Equity securities	39	124	137	300
Short-term investments	702	568	2	1,272
Commercial mortgage loans held by CSEs — FVO	—	136	—	136
Derivative assets: (1)
Interest rate	9	2,142	—	2,151
Foreign currency exchange rate	—	348	—	348
Credit	—	20	8	28
Equity market	37	860	179	1,076
Total derivative assets	46	3,370	187	3,603
Embedded derivatives within asset host contracts (2)	—	—	409	409
Separate account assets (3)	720	104,616	10	105,346
Total assets	$7,617	$158,581	$4,767	$170,965
Liabilities
Derivative liabilities: (1)
Interest rate	$—	$1,690	$611	$2,301
Foreign currency exchange rate	—	14	—	14
Equity market	—	1,038	530	1,568
Total derivative liabilities	—	2,742	1,141	3,883
Embedded derivatives within liability host contracts (2)	—	—	3,170	3,170
Long-term debt of CSEs — FVO	—	23	—	23
Total liabilities	$—	$2,765	$4,311	$7,076

Brighthouse Life Insurance Company
(An Indirect Wholly-Owned Subsidiary of Brighthouse Financial, Inc.)
Notes to the Consolidated Financial Statements — (continued)
10. Fair Value (continued)

	December 31, 2015
	Fair Value Hierarchy			Total Estimated Fair Value
	Level 1	Level 2	Level 3
	(In millions)
Assets
Fixed maturity securities:
U.S. corporate	$—	$18,787	$1,688	$20,475
U.S. government and agency	8,150	6,291	—	14,441
RMBS	—	8,522	1,351	9,873
Foreign corporate	—	4,761	722	5,483
State and political subdivision	—	3,533	13	3,546
CMBS	—	3,066	215	3,281
ABS	—	3,833	430	4,263
Foreign government	—	732	27	759
Total fixed maturity securities	8,150	49,525	4,446	62,121
Equity securities	44	316	97	457
Short-term investments (4)	74	1,666	47	1,787
Commercial mortgage loans held by CSEs — FVO	—	172	—	172
Derivative assets: (1)
Interest rate	2	2,445	8	2,455
Foreign currency exchange rate	—	210	—	210
Credit	—	12	1	13
Equity market	37	968	215	1,220
Total derivative assets	39	3,635	224	3,898
Embedded derivatives within asset host contracts (2)	—	—	398	398
Separate account assets (3)	624	105,757	146	106,527
Total assets	$8,931	$161,071	$5,358	$175,360
Liabilities
Derivative liabilities: (1)
Interest rate	$—	$668	$—	$668
Foreign currency exchange rate	—	4	—	4
Credit	—	1	—	1
Equity market	—	653	456	1,109
Total derivative liabilities	—	1,326	456	1,782
Embedded derivatives within liability host contracts (2)	—	—	840	840
Long-term debt of CSEs — FVO	—	48	—	48
Total liabilities	$—	$1,374	$1,296	$2,670

______________

(1)
Derivative assets are presented within other invested assets on the consolidated balance sheets and derivative liabilities are presented within other liabilities on the consolidated balance sheets. The amounts are presented gross in the tables above to reflect the presentation on the consolidated balance sheets, but are presented net for purposes of the roll-forward in the Fair Value Measurements Using Significant Unobservable Inputs (Level 3) tables.

(2)
Embedded derivatives within asset host contracts are presented within premiums, reinsurance and other receivables and other invested assets on the consolidated balance sheets. Embedded derivatives within liability host contracts are presented within policyholder account balances and other liabilities on the consolidated balance sheets. At December 31, 2016 and 2015, debt and equity securities also included embedded derivatives of ($49) million and ($62) million, respectively.

Brighthouse Life Insurance Company
(An Indirect Wholly-Owned Subsidiary of Brighthouse Financial, Inc.)
Notes to the Consolidated Financial Statements — (continued)
10. Fair Value (continued)

(3)
Investment performance related to separate account assets is fully offset by corresponding amounts credited to contractholders whose liability is reflected within separate account liabilities. Separate account liabilities are set equal to the estimated fair value of separate account assets.

(4)
Short-term investments as presented in the tables above differ from the amounts presented on the consolidated balance sheets because certain short-term investments are not measured at estimated fair value on a recurring basis.

The following describes the valuation methodologies used to measure assets and liabilities at fair value. The description includes the valuation techniques and key inputs for each category of assets or liabilities that are classified within Level 2 and Level 3 of the fair value hierarchy.
Investments
Valuation Controls and Procedures
On behalf of the Company and MetLife, Inc.’s Chief Investment Officer and Chief Financial Officer, a pricing and valuation committee that is independent of the trading and investing functions and comprised of senior management, provides oversight of control systems and valuation policies for securities, mortgage loans and derivatives. On a quarterly basis, this committee reviews and approves new transaction types and markets, ensures that observable market prices and market-based parameters are used for valuation, wherever possible, and determines that judgmental valuation adjustments, when applied, are based upon established policies and are applied consistently over time. This committee also provides oversight of the selection of independent third-party pricing providers and the controls and procedures to evaluate third party pricing. Periodically, the Chief Accounting Officer reports to the Audit Committee of Brighthouse Life Insurance Company’s Board of Directors regarding compliance with fair value accounting standards.
The Company reviews its valuation methodologies on an ongoing basis and revises those methodologies when necessary based on changing market conditions. Assurance is gained on the overall reasonableness and consistent application of input assumptions, valuation methodologies and compliance with fair value accounting standards through controls designed to ensure valuations represent an exit price. Several controls are utilized, including certain monthly controls, which include, but are not limited to, analysis of portfolio returns to corresponding benchmark returns, comparing a sample of executed prices of securities sold to the fair value estimates, comparing fair value estimates to management’s knowledge of the current market, reviewing the bid/ask spreads to assess activity, comparing prices from multiple independent pricing services and ongoing due diligence to confirm that independent pricing services use market-based parameters. The process includes a determination of the observability of inputs used in estimated fair values received from independent pricing services or brokers by assessing whether these inputs can be corroborated by observable market data. The Company ensures that prices received from independent brokers, also referred to herein as “consensus pricing,” represent a reasonable estimate of fair value by considering such pricing relative to the Company’s knowledge of the current market dynamics and current pricing for similar financial instruments. While independent non-binding broker quotations are utilized, they are not used for a significant portion of the portfolio. For example, fixed maturity securities priced using independent non-binding broker quotations represent less than 1% of the total estimated fair value of fixed maturity securities and 5% of the total estimated fair value of Level 3 fixed maturity securities at December 31, 2016.
The Company also applies a formal process to challenge any prices received from independent pricing services that are not considered representative of estimated fair value. If prices received from independent pricing services are not considered reflective of market activity or representative of estimated fair value, independent non-binding broker quotations are obtained, or an internally developed valuation is prepared. Internally developed valuations of current estimated fair value, which reflect internal estimates of liquidity and nonperformance risks, compared with pricing received from the independent pricing services, did not produce material differences in the estimated fair values for the majority of the portfolio; accordingly, overrides were not material. This is, in part, because internal estimates of liquidity and nonperformance risks are generally based on available market evidence and estimates used by other market participants. In the absence of such market-based evidence, management’s best estimate is used.
Securities, Short-term Investments and Long-term Debt of CSEs — FVO
When available, the estimated fair value of these financial instruments is based on quoted prices in active markets that are readily and regularly obtainable. Generally, these are the most liquid of the Company’s securities holdings and valuation of these securities does not involve management’s judgment.

Brighthouse Life Insurance Company
(An Indirect Wholly-Owned Subsidiary of Brighthouse Financial, Inc.)
Notes to the Consolidated Financial Statements — (continued)
10. Fair Value (continued)

When quoted prices in active markets are not available, the determination of estimated fair value is based on market standard valuation methodologies, giving priority to observable inputs. The significant inputs to the market standard valuation methodologies for certain types of securities with reasonable levels of price transparency are inputs that are observable in the market or can be derived principally from, or corroborated by, observable market data. When observable inputs are not available, the market standard valuation methodologies rely on inputs that are significant to the estimated fair value that are not observable in the market or cannot be derived principally from, or corroborated by, observable market data. These unobservable inputs can be based in large part on management’s judgment or estimation and cannot be supported by reference to market activity. Even though these inputs are unobservable, management believes they are consistent with what other market participants would use when pricing such securities and are considered appropriate given the circumstances.
The estimated fair value of long-term debt of CSEs — FVO is determined on a basis consistent with the methodologies described herein for securities.
The valuation of most instruments listed below is determined using independent pricing sources, matrix pricing, discounted cash flow methodologies or other similar techniques that use either observable market inputs or unobservable inputs.

Instrument		Level 2 Observable Inputs	Level 3 Unobservable Inputs
Fixed Maturity Securities
U.S. corporate and Foreign corporate securities
	Valuation Techniques: Principally the market and income approaches.		Valuation Techniques: Principally the market approach.
	Key Inputs:		Key Inputs:
	•	quoted prices in markets that are not active	•	illiquidity premium
	•	benchmark yields; spreads off benchmark yields; new issuances; issuer rating	•	delta spread adjustments to reflect specific credit-related issues
	•	trades of identical or comparable securities; duration	•	credit spreads
	•	Privately-placed securities are valued using the additional key inputs:	•	quoted prices in markets that are not active for identical or similar securities that are less liquid and based on lower levels of trading activity than securities classified in Level 2
• market yield curve; call provisions
		• observable prices and spreads for similar public or private securities that incorporate the credit quality and industry sector of the issuer	•	independent non-binding broker quotations
• delta spread adjustments to reflect specific credit-related issues
U.S. government and agency, State and political subdivision and Foreign government securities
	Valuation Techniques: Principally the market approach.		Valuation Techniques: Principally the market approach.
	Key Inputs:		Key Inputs:
	•	quoted prices in markets that are not active	•	independent non-binding broker quotations
	•	benchmark U.S. Treasury yield or other yields	•	quoted prices in markets that are not active for identical or similar securities that are less liquid and based on lower levels of trading activity than securities classified in Level 2
	•	the spread off the U.S. Treasury yield curve for the identical security
	•	issuer ratings and issuer spreads; broker-dealer quotes	•	credit spreads
	•	comparable securities that are actively traded
Structured Securities
	Valuation Techniques: Principally the market and income approaches.		Valuation Techniques: Principally the market and income approaches.
	Key Inputs:		Key Inputs:
	•	quoted prices in markets that are not active	•	credit spreads
	•	spreads for actively traded securities; spreads off benchmark yields	•	quoted prices in markets that are not active for identical or similar securities that are less liquid and based on lower levels of trading activity than securities classified in Level 2
	•	expected prepayment speeds and volumes
	•	current and forecasted loss severity; ratings; geographic region	•	independent non-binding broker quotations
	•	weighted average coupon and weighted average maturity
	•	average delinquency rates; debt-service coverage ratios
	•	issuance-specific information, including, but not limited to:
• collateral type; structure of the security; vintage of the loans
• payment terms of the underlying assets
• payment priority within the tranche; deal performance

Brighthouse Life Insurance Company
(An Indirect Wholly-Owned Subsidiary of Brighthouse Financial, Inc.)
Notes to the Consolidated Financial Statements — (continued)
10. Fair Value (continued)

Instrument	Level 2 Observable Inputs	Level 3 Unobservable Inputs
Equity Securities
	Valuation Techniques: Principally the market approach.	Valuation Techniques: Principally the market and income approaches.
	Key Input:	Key Inputs:
	• quoted prices in markets that are not considered active	•	credit ratings; issuance structures
		•	quoted prices in markets that are not active for identical or similar securities that are less liquid and based on lower levels of trading activity than securities classified in Level 2
		•	independent non-binding broker quotations
Short-term investments
•
Short-term investments are of a similar nature and class to the fixed maturity and equity securities described above; accordingly, the valuation techniques and observable inputs used in their valuation are also similar to those described above.
•
Short-term investments are of a similar nature and class to the fixed maturity and equity securities described above; accordingly, the valuation techniques and unobservable inputs used in their valuation are also similar to those described above.

Commercial mortgage loans held by CSEs — FVO
	Valuation Techniques: Principally the market approach.	•	N/A
Key Input:
• quoted securitization market price of the obligations of the CSEs determined principally by independent pricing services using observable inputs

Separate Account Assets (1)
Mutual funds without readily determinable fair values as prices are not published publicly
	Key Input:	•	N/A
• quoted prices or reported net asset value (“NAV”) provided by the fund managers
Other limited partnership interests
	• N/A	Valuation Techniques: Valued giving consideration to the underlying holdings of the partnerships and by applying a premium or discount, if appropriate.
Key Inputs:
		•	liquidity; bid/ask spreads; performance record of the fund manager
		•	other relevant variables that may impact the exit value of the particular partnership interest
______________

(1)
Estimated fair value equals carrying value, based on the value of the underlying assets, including: mutual fund interests, fixed maturity securities, equity securities, derivatives, other limited partnership interests, short-term investments and cash and cash equivalents. Fixed maturity securities, equity securities, derivatives, short-term investments and cash and cash equivalents are similar in nature to the instruments described under “— Securities, Short-term Investments and Long-term Debt of CSEs — FVO” and “— Derivatives — Freestanding Derivatives.”

Derivatives
The estimated fair value of derivatives is determined through the use of quoted market prices for exchange-traded derivatives, or through the use of pricing models for OTC-bilateral and OTC-cleared derivatives. The determination of estimated fair value, when quoted market values are not available, is based on market standard valuation methodologies and inputs that management believes are consistent with what other market participants would use when pricing such instruments. Derivative valuations can be affected by changes in interest rates, foreign currency exchange rates, financial indices, credit spreads, default risk, nonperformance risk, volatility, liquidity and changes in estimates and assumptions used in the pricing models. The valuation controls and procedures for derivatives are described in “— Investments — Valuation Controls and Procedures.”
The significant inputs to the pricing models for most OTC-bilateral and OTC-cleared derivatives are inputs that are observable in the market or can be derived principally from, or corroborated by, observable market data. Certain OTC-bilateral and OTC-cleared derivatives may rely on inputs that are significant to the estimated fair value that are not observable in the market or cannot be derived principally from, or corroborated by, observable market data. These unobservable inputs may involve significant management judgment or estimation. Even though unobservable, these inputs are based on assumptions deemed appropriate given the circumstances and management believes they are consistent with what other market participants would use when pricing such instruments.

Brighthouse Life Insurance Company
(An Indirect Wholly-Owned Subsidiary of Brighthouse Financial, Inc.)
Notes to the Consolidated Financial Statements — (continued)
10. Fair Value (continued)

Most inputs for OTC-bilateral and OTC-cleared derivatives are mid-market inputs but, in certain cases, liquidity adjustments are made when they are deemed more representative of exit value. Market liquidity, as well as the use of different methodologies, assumptions and inputs, may have a material effect on the estimated fair values of the Company’s derivatives and could materially affect net income.
The credit risk of both the counterparty and the Company are considered in determining the estimated fair value for all OTC-bilateral and OTC-cleared derivatives, and any potential credit adjustment is based on the net exposure by counterparty after taking into account the effects of netting agreements and collateral arrangements. The Company values its OTC-bilateral and OTC-cleared derivatives using standard swap curves which may include a spread to the risk-free rate, depending upon specific collateral arrangements. This credit spread is appropriate for those parties that execute trades at pricing levels consistent with similar collateral arrangements. As the Company and its significant derivative counterparties generally execute trades at such pricing levels and hold sufficient collateral, additional credit risk adjustments are not currently required in the valuation process. The Company’s ability to consistently execute at such pricing levels is in part due to the netting agreements and collateral arrangements that are in place with all of its significant derivative counterparties. An evaluation of the requirement to make additional credit risk adjustments is performed by the Company each reporting period.
Freestanding Derivatives
Level 2 Valuation Techniques and Key Inputs:
This level includes all types of derivatives utilized by the Company with the exception of exchange-traded derivatives included within Level 1 and those derivatives with unobservable inputs as described in Level 3.
Level 3 Valuation Techniques and Key Inputs:
These valuation methodologies generally use the same inputs as described in the corresponding sections for Level 2 measurements of derivatives. However, these derivatives result in Level 3 classification because one or more of the significant inputs are not observable in the market or cannot be derived principally from, or corroborated by, observable market data.
Freestanding derivatives are principally valued using the income approach. Valuations of non-option-based derivatives utilize present value techniques, whereas valuations of option-based derivatives utilize option pricing models. Key inputs are as follows:

Instrument		Interest Rate		Foreign Currency Exchange Rate		Credit		Equity Market
Inputs common to Level 2 and Level 3 by instrument type	•	swap yield curves	•	swap yield curves	•	swap yield curves	•	swap yield curves
	•	basis curves	•	basis curves	•	credit curves	•	spot equity index levels
	•	interest rate volatility (1)	•	currency spot rates	•	recovery rates	•	dividend yield curves
			•	cross currency basis curves			•	equity volatility (1)
Level 3	•	swap yield curves (2)	•	N/A	•	swap yield curves (2)	•	dividend yield curves (2)
	•	basis curves (2)			•	credit curves (2)	•	equity volatility (1), (2)
	•	repurchase rates			•	credit spreads	•	correlation between model inputs (1)
					•	repurchase rates
					•	independent non-binding broker quotations
______________

(1)	Option-based only.

(2)	Extrapolation beyond the observable limits of the curve(s).

Brighthouse Life Insurance Company
(An Indirect Wholly-Owned Subsidiary of Brighthouse Financial, Inc.)
Notes to the Consolidated Financial Statements — (continued)
10. Fair Value (continued)

Embedded Derivatives
Embedded derivatives principally include certain direct, assumed and ceded variable annuity guarantees, equity or bond indexed crediting rates within certain annuity contracts, and those related to funds withheld on ceded reinsurance agreements. Embedded derivatives are recorded at estimated fair value with changes in estimated fair value reported in net income.
The Company issues certain variable annuity products with guaranteed minimum benefits. GMWBs, GMABs and certain GMIBs contain embedded derivatives, which are measured at estimated fair value separately from the host variable annuity contract, with changes in estimated fair value reported in net derivative gains (losses). These embedded derivatives are classified within policyholder account balances on the consolidated balance sheets.
The Company’s actuarial department calculates the fair value of these embedded derivatives, which are estimated as the present value of projected future benefits minus the present value of projected future fees using actuarial and capital market assumptions including expectations concerning policyholder behavior. The calculation is based on in-force business, and is performed using standard actuarial valuation software which projects future cash flows from the embedded derivative over multiple risk neutral stochastic scenarios using observable risk-free rates.
Capital market assumptions, such as risk-free rates and implied volatilities, are based on market prices for publicly traded instruments to the extent that prices for such instruments are observable. Implied volatilities beyond the observable period are extrapolated based on observable implied volatilities and historical volatilities. Actuarial assumptions, including mortality, lapse, withdrawal and utilization, are unobservable and are reviewed at least annually based on actuarial studies of historical experience.
The valuation of these guarantee liabilities includes nonperformance risk adjustments and adjustments for a risk margin related to non-capital market inputs. The nonperformance adjustment is determined by taking into consideration publicly available information relating to spreads in the secondary market for MetLife, Inc.’s debt, including related credit default swaps. These observable spreads are then adjusted, as necessary, to reflect the priority of these liabilities and the claims paying ability of the issuing insurance subsidiaries as compared to MetLife, Inc.
Risk margins are established to capture the non-capital market risks of the instrument which represent the additional compensation a market participant would require to assume the risks related to the uncertainties of such actuarial assumptions as annuitization, premium persistency, partial withdrawal and surrenders. The establishment of risk margins requires the use of significant management judgment, including assumptions of the amount and cost of capital needed to cover the guarantees. These guarantees may be more costly than expected in volatile or declining equity markets. Market conditions including, but not limited to, changes in interest rates, equity indices, market volatility and foreign currency exchange rates; changes in nonperformance risk; and variations in actuarial assumptions regarding policyholder behavior, mortality and risk margins related to non-capital market inputs, may result in significant fluctuations in the estimated fair value of the guarantees that could materially affect net income.
The Company assumed from an affiliated insurance company the risk associated with certain GMIBs. These embedded derivatives are included in policyholder account balances on the consolidated balance sheets with changes in estimated fair value reported in net derivative gains (losses). The value of the embedded derivatives on these assumed risks is determined using a methodology consistent with that described previously for the guarantees directly written by the Company.
The Company ceded to an affiliate the risk associated with certain of the GMIBs, GMABs and GMWBs described above that are also accounted for as embedded derivatives. In addition to ceding risks associated with guarantees that are accounted for as embedded derivatives, the Company also cedes, to an affiliated company, certain directly written GMIBs that are accounted for as insurance (i.e., not as embedded derivatives), but where the reinsurance agreement contains an embedded derivative. These embedded derivatives are included within premiums, reinsurance and other receivables on the consolidated balance sheets with changes in estimated fair value reported in net derivative gains (losses). The value of the embedded derivatives on the ceded risk is determined using a methodology consistent with that described previously for the guarantees directly written by the Company with the exception of the input for nonperformance risk that reflects the credit of the reinsurer.

Brighthouse Life Insurance Company
(An Indirect Wholly-Owned Subsidiary of Brighthouse Financial, Inc.)
Notes to the Consolidated Financial Statements — (continued)
10. Fair Value (continued)

The estimated fair value of the embedded derivatives within funds withheld related to certain ceded reinsurance is determined based on the change in estimated fair value of the underlying assets held by the Company in a reference portfolio backing the funds withheld liability. The estimated fair value of the underlying assets is determined as previously described in “— Investments — Securities, Short-term Investments and Long-term Debt of CSEs — FVO.” The estimated fair value of these embedded derivatives is included, along with their funds withheld hosts, in other liabilities on the consolidated balance sheets with changes in estimated fair value recorded in net derivative gains (losses). Changes in the credit spreads on the underlying assets, interest rates and market volatility may result in significant fluctuations in the estimated fair value of these embedded derivatives that could materially affect net income.
The Company issues certain annuity contracts which allow the policyholder to participate in returns from equity indices. These equity indexed features are embedded derivatives which are measured at estimated fair value separately from the host fixed annuity contract, with changes in estimated fair value reported in net derivative gains (losses). These embedded derivatives are classified within policyholder account balances on the consolidated balance sheets.
The estimated fair value of the embedded equity indexed derivatives, based on the present value of future equity returns to the policyholder using actuarial and present value assumptions including expectations concerning policyholder behavior, is calculated by the Company’s actuarial department. The calculation is based on in-force business and uses standard capital market techniques, such as Black-Scholes, to calculate the value of the portion of the embedded derivative for which the terms are set. The portion of the embedded derivative covering the period beyond where terms are set is calculated as the present value of amounts expected to be spent to provide equity indexed returns in those periods. The valuation of these embedded derivatives also includes the establishment of a risk margin, as well as changes in nonperformance risk.
Embedded Derivatives Within Asset and Liability Host Contracts
Level 3 Valuation Techniques and Key Inputs:
Direct and assumed guaranteed minimum benefits
These embedded derivatives are principally valued using the income approach. Valuations are based on option pricing techniques, which utilize significant inputs that may include swap yield curves, currency exchange rates and implied volatilities. These embedded derivatives result in Level 3 classification because one or more of the significant inputs are not observable in the market or cannot be derived principally from, or corroborated by, observable market data. Significant unobservable inputs generally include: the extrapolation beyond observable limits of the swap yield curves and implied volatilities, actuarial assumptions for policyholder behavior and mortality and the potential variability in policyholder behavior and mortality, nonperformance risk and cost of capital for purposes of calculating the risk margin.
Reinsurance ceded on certain guaranteed minimum benefits
These embedded derivatives are principally valued using the income approach. The valuation techniques and significant market standard unobservable inputs used in their valuation are similar to those described above in “— Direct and assumed guaranteed minimum benefits” and also include counterparty credit spreads.
Transfers between Levels
Overall, transfers between levels occur when there are changes in the observability of inputs and market activity. Transfers into or out of any level are assumed to occur at the beginning of the period.
Transfers between Levels 1 and 2:
For assets and liabilities measured at estimated fair value and still held at December 31, 2016 and 2015, transfers between Levels 1 and 2 were not significant.

Brighthouse Life Insurance Company
(An Indirect Wholly-Owned Subsidiary of Brighthouse Financial, Inc.)
Notes to the Consolidated Financial Statements — (continued)
10. Fair Value (continued)

Transfers into or out of Level 3:
Assets and liabilities are transferred into Level 3 when a significant input cannot be corroborated with market observable data. This occurs when market activity decreases significantly and underlying inputs cannot be observed, current prices are not available, and/or when there are significant variances in quoted prices, thereby affecting transparency. Assets and liabilities are transferred out of Level 3 when circumstances change such that a significant input can be corroborated with market observable data. This may be due to a significant increase in market activity, a specific event, or one or more significant input(s) becoming observable.
Assets and Liabilities Measured at Fair Value Using Significant Unobservable Inputs (Level 3)
The following table presents certain quantitative information about the significant unobservable inputs used in the fair value measurement, and the sensitivity of the estimated fair value to changes in those inputs, for the more significant asset and liability classes measured at fair value on a recurring basis using significant unobservable inputs (Level 3) at:

					December 31, 2016				December 31, 2015				Impact of Increase in Input on Estimated Fair Value (2)
	Valuation Techniques		Significant Unobservable Inputs		Range			Weighted Average (1)	Range			Weighted Average (1)
Fixed maturity securities (3)
U.S. corporate and foreign corporate	•	Matrix pricing	•	Delta spread adjustments (4)					(65)	-	240	49	Decrease
			•	Offered quotes (5)	18	-	138	104	96	-	100	98	Increase
	•	Market pricing	•	Quoted prices (5)	13	-	700	99	13	-	780	282	Increase
	•	Consensus pricing	•	Offered quotes (5)	37	-	109	85	68	-	100	86	Increase
RMBS	•	Market pricing	•	Quoted prices (5)	38	-	111	91	29	-	292	93	Increase (6)
ABS	•	Market pricing	•	Quoted prices (5)	94	-	106	100	97	-	103	100	Increase (6)
	•	Consensus pricing	•	Offered quotes (5)	98	-	100	99	66	-	105	99	Increase (6)
Derivatives
Interest rate	•	Present value techniques	•	Swap yield (7)	—	-	—		317	-	317		Increase (8)
			•	Repurchase rates (9)	(44)	-	18						Decrease (8)
Credit	•	Present value techniques	•	Credit spreads (10)	97	-	98		—	-	—		Decrease (8)
	•	Consensus pricing	•	Offered quotes (11)
Equity market	•	Present value techniques or option pricing models	•	Volatility (12)	14%	-	32%		17%	-	36%		Increase (8)
			•	Correlation (13)	40%	-	40%		70%	-	70%
Embedded derivatives
Direct, assumed and ceded guaranteed minimum benefits	•	Option pricing techniques	•	Mortality rates:
				Ages 0 - 40	0%	-	0.09%		0%	-	0.09%		Decrease (14)
				Ages 41 - 60	0.04%	-	0.65%		0.04%	-	0.65%		Decrease (14)
				Ages 61 - 115	0.26%	-	100%		0.26%	-	100%		Decrease (14)
			•	Lapse rates:
				Durations 1 - 10	0.25%	-	100%		0.25%	-	100%		Decrease (15)
				Durations 11 - 20	2%	-	100%		3%	-	100%		Decrease (15)
				Durations 21 - 116	2%	-	100%		3%	-	100%		Decrease (15)
			•	Utilization rates	0%	-	25%		0%	-	25%		Increase (16)
			•	Withdrawal rates	0.25%	-	10%		0.25%	-	10%		(17)
			•	Long-term equity volatilities	17.40%	-	25%		17.40%	-	25%		Increase (18)
			•	Nonperformance risk spread	0.04%	-	0.57%		0.04%	-	0.52%		Decrease (19)
______________

(1)	The weighted average for fixed maturity securities is determined based on the estimated fair value of the securities.

Brighthouse Life Insurance Company
(An Indirect Wholly-Owned Subsidiary of Brighthouse Financial, Inc.)
Notes to the Consolidated Financial Statements — (continued)
10. Fair Value (continued)

(2)
The impact of a decrease in input would have the opposite impact on estimated fair value. For embedded derivatives, changes to direct and assumed guaranteed minimum benefits are based on liability positions; changes to ceded guaranteed minimum benefits are based on asset positions.

(3)	Significant increases (decreases) in expected default rates in isolation would result in substantially lower (higher) valuations.

(4)	Range and weighted average are presented in basis points.

(5)	Range and weighted average are presented in accordance with the market convention for fixed maturity securities of dollars per hundred dollars of par.

(6)
Changes in the assumptions used for the probability of default is accompanied by a directionally similar change in the assumption used for the loss severity and a directionally opposite change in the assumptions used for prepayment rates.

(7)
Ranges represent the rates across different yield curves and are presented in basis points. The swap yield curves are utilized among different types of derivatives to project cash flows, as well as to discount future cash flows to present value. Since this valuation methodology uses a range of inputs across a yield curve to value the derivative, presenting a range is more representative of the unobservable input used in the valuation.

(8)	Changes in estimated fair value are based on long U.S. dollar net asset positions and will be inversely impacted for short U.S. dollar net asset positions.

(9)	Ranges represent different repurchase rates utilized as components within the valuation methodology and are presented in basis points.

(10)
Represents the risk quoted in basis points of a credit default event on the underlying instrument. Credit derivatives with significant unobservable inputs are primarily comprised of written credit default swaps.

(11)	As of December 31, 2016 and 2015, independent non-binding broker quotations were used in the determination of 3% and less than 1% of the total net derivative estimated fair value, respectively.

(12)
Ranges represent the underlying equity volatility quoted in percentage points. Since this valuation methodology uses a range of inputs across multiple volatility surfaces to value the derivative, presenting a range is more representative of the unobservable input used in the valuation.

(13)
Ranges represent the different correlation factors utilized as components within the valuation methodology. Presenting a range of correlation factors is more representative of the unobservable input used in the valuation. Increases (decreases) in correlation in isolation will increase (decrease) the significance of the change in valuations.

(14)
Mortality rates vary by age and by demographic characteristics such as gender. Mortality rate assumptions are based on company experience. A mortality improvement assumption is also applied. For any given contract, mortality rates vary throughout the period over which cash flows are projected for purposes of valuing the embedded derivative.

(15)
Base lapse rates are adjusted at the contract level based on a comparison of the actuarially calculated guaranteed values and the current policyholder account value, as well as other factors, such as the applicability of any surrender charges. A dynamic lapse function reduces the base lapse rate when the guaranteed amount is greater than the account value as in the money contracts are less likely to lapse. Lapse rates are also generally assumed to be lower in periods when a surrender charge applies. For any given contract, lapse rates vary throughout the period over which cash flows are projected for purposes of valuing the embedded derivative.

(16)
The utilization rate assumption estimates the percentage of contractholders with a GMIB or lifetime withdrawal benefit who will elect to utilize the benefit upon becoming eligible. The rates may vary by the type of guarantee, the amount by which the guaranteed amount is greater than the account value, the contract’s withdrawal history and by the age of the policyholder. For any given contract, utilization rates vary throughout the period over which cash flows are projected for purposes of valuing the embedded derivative.

Brighthouse Life Insurance Company
(An Indirect Wholly-Owned Subsidiary of Brighthouse Financial, Inc.)
Notes to the Consolidated Financial Statements — (continued)
10. Fair Value (continued)

(17)
The withdrawal rate represents the percentage of account balance that any given policyholder will elect to withdraw from the contract each year. The withdrawal rate assumption varies by age and duration of the contract, and also by other factors such as benefit type. For any given contract, withdrawal rates vary throughout the period over which cash flows are projected for purposes of valuing the embedded derivative. For GMWBs, any increase (decrease) in withdrawal rates results in an increase (decrease) in the estimated fair value of the guarantees. For GMABs and GMIBs, any increase (decrease) in withdrawal rates results in a decrease (increase) in the estimated fair value.

(18)
Long-term equity volatilities represent equity volatility beyond the period for which observable equity volatilities are available. For any given contract, long-term equity volatility rates vary throughout the period over which cash flows are projected for purposes of valuing the embedded derivative.

(19)
Nonperformance risk spread varies by duration and by currency. For any given contract, multiple nonperformance risk spreads will apply, depending on the duration of the cash flow being discounted for purposes of valuing the embedded derivative.

The following is a summary of the valuation techniques and significant unobservable inputs used in the fair value measurement of assets and liabilities classified within Level 3 that are not included in the preceding table. Generally, all other classes of securities classified within Level 3, including those within separate account assets and embedded derivatives within funds withheld related to certain ceded and assumed reinsurance, use the same valuation techniques and significant unobservable inputs as previously described for Level 3 securities. This includes matrix pricing and discounted cash flow methodologies, inputs such as quoted prices for identical or similar securities that are less liquid and based on lower levels of trading activity than securities classified in Level 2, as well as independent non-binding broker quotations. The sensitivity of the estimated fair value to changes in the significant unobservable inputs for these other assets and liabilities is similar in nature to that described in the preceding table. The valuation techniques and significant unobservable inputs used in the fair value measurement for the more significant assets measured at estimated fair value on a nonrecurring basis and determined using significant unobservable inputs (Level 3) are summarized in “— Nonrecurring Fair Value Measurements.”

Brighthouse Life Insurance Company
(An Indirect Wholly-Owned Subsidiary of Brighthouse Financial, Inc.)
Notes to the Consolidated Financial Statements — (continued)
10. Fair Value (continued)

The following tables summarize the change of all assets and (liabilities) measured at estimated fair value on a recurring basis using significant unobservable inputs (Level 3):

	Fair Value Measurements Using Significant Unobservable Inputs (Level 3)
	Fixed Maturity Securities
	Corporate (1)	Structured Securities	State and Political Subdivision	Foreign Government	Equity Securities	Short-term Investments	Net Derivatives (2)	Net Embedded Derivatives (3)	Separate Account Assets (4)
	(In millions)
Balance, January 1, 2015	$2,403	$1,212	$—	$—	$100	$71	$(196)	$354	$158
Total realized/unrealized gains (losses) included in net income (loss) (5) (6)	16	21	—	—	11	—	(74)	(303)	(6)
Total realized/unrealized gains (losses) included in AOCI	(120)	(14)	—	(2)	(10)	—	2	—	—
Purchases (7)	406	1,342	13	29	—	47	22	—	3
Sales (7)	(191)	(364)	—	—	(16)	—	—	—	(5)
Issuances (7)	—	—	—	—	—	—	—	—	—
Settlements (7)	—	—	—	—	—	—	14	(493)	—
Transfers into Level 3 (8)	202	31	—	—	19	—	—	—	—
Transfers out of Level 3 (8)	(306)	(232)	—	—	(7)	(71)	—	—	(4)
Balance, December 31, 2015	$2,410	$1,996	$13	$27	$97	$47	$(232)	$(442)	$146
Total realized/unrealized gains (losses) included in net income (loss) (5) (6)	(11)	30	—	—	—	—	(703)	(1,760)	—
Total realized/unrealized gains (losses) included in AOCI	(24)	21	—	—	(11)	—	4	—	—
Purchases (7)	584	600	—	—	—	3	10	—	2
Sales (7)	(443)	(598)	—	—	(26)	(1)	—	—	(134)
Issuances (7)	—	—	—	—	—	—	—	—	—
Settlements (7)	—	—	—	—	—	—	(33)	(559)	—
Transfers into Level 3 (8)	119	12	9	—	131	—	—	—	—
Transfers out of Level 3 (8)	(325)	(366)	(5)	(27)	(54)	(47)	—	—	(4)
Balance, December 31, 2016	$2,310	$1,695	$17	$—	$137	$2	$(954)	$(2,761)	$10
Changes in unrealized gains (losses) included in net income (loss) for the instruments still held at December 31, 2014 (9)	$2	$6	$—	$—	$(1)	$—	$(7)	$(565)	$—
Changes in unrealized gains (losses) included in net income (loss) for the instruments still held at December 31, 2015(9)	$11	$21	$—	$—	$—	$—	$(64)	$(310)	$—
Changes in unrealized gains (losses) included in net income (loss) for the instruments still held at December 31, 2016 (9)	$2	$28	$—	$—	$—	$—	$(687)	$(1,772)	$—
Gains (Losses) Data for the year ended December 31, 2014
Total realized/unrealized gains (losses) included in net income (loss) (5) (6)	$3	$10	$—	$—	$(2)	$—	$(4)	$(468)	$(1)
Total realized/unrealized gains (losses) included in AOCI	$72	$13	$—	$—	$7	$—	$57	$107	$—
____________

(1)	Comprised of U.S. and foreign corporate securities.

Brighthouse Life Insurance Company
(An Indirect Wholly-Owned Subsidiary of Brighthouse Financial, Inc.)
Notes to the Consolidated Financial Statements — (continued)
10. Fair Value (continued)

(2)	Freestanding derivative assets and liabilities are presented net for purposes of the rollforward.

(3)	Embedded derivative assets and liabilities are presented net for purposes of the rollforward.

(4)
Investment performance related to separate account assets is fully offset by corresponding amounts credited to contractholders within separate account liabilities. Therefore, such changes in estimated fair value are not recorded in net income (loss). For the purpose of this disclosure, these changes are presented within net investment gains (losses).

(5)
Amortization of premium/accretion of discount is included within net investment income. Impairments charged to net income (loss) on securities are included in net investment gains (losses). Lapses associated with embedded derivatives are included in net derivative gains (losses). Substantially all realized/unrealized gains (losses) included in net income (loss) for net derivatives and embedded derivatives are reported in net derivatives gains (losses).

(6)	Interest and dividend accruals, as well as cash interest coupons and dividends received, are excluded from the rollforward.

(7)	Items purchased/issued and then sold/settled in the same period are excluded from the rollforward. Fees attributed to embedded derivatives are included in settlements.

(8)
Gains and losses, in net income (loss) and OCI, are calculated assuming transfers into and/or out of Level 3 occurred at the beginning of the period. Items transferred into and then out of Level 3 in the same period are excluded from the rollforward.

(9)
Changes in unrealized gains (losses) included in net income (loss) relate to assets and liabilities still held at the end of the respective periods. Substantially all changes in unrealized gains (losses) included in net income (loss) for net derivatives and embedded derivatives are reported in net derivative gains (losses).

Fair Value Option
The following table presents information for certain assets and liabilities of CSEs, which are accounted for under the FVO. These assets and liabilities were initially measured at fair value.

	December 31,
	2016	2015
	(In millions)
Assets (1)
Unpaid principal balance	$88	$121
Difference between estimated fair value and unpaid principal balance	48	51
Carrying value at estimated fair value	$136	$172
Liabilities (1)
Contractual principal balance	$22	$46
Difference between estimated fair value and contractual principal balance	1	2
Carrying value at estimated fair value	$23	$48
______________

(1)
These assets and liabilities are comprised of commercial mortgage loans and long-term debt. Changes in estimated fair value on these assets and liabilities and gains or losses on sales of these assets are recognized in net investment gains (losses). Interest income on commercial mortgage loans held by CSEs — FVO is recognized in net investment income. Interest expense from long-term debt of CSEs — FVO is recognized in other expenses.

Brighthouse Life Insurance Company
(An Indirect Wholly-Owned Subsidiary of Brighthouse Financial, Inc.)
Notes to the Consolidated Financial Statements — (continued)
10. Fair Value (continued)

Nonrecurring Fair Value Measurements
The following table presents information for assets measured at estimated fair value on a nonrecurring basis during the periods and still held at the reporting dates (for example, when there is evidence of impairment). The estimated fair values for these assets were determined using significant unobservable inputs (Level 3).

	At December 31,			Years Ended December 31,
	2016	2015	2014	2016	2015	2014
	Carrying Value After Measurement			Gains (Losses)
	(In millions)
Mortgage loans (1)	$3	$3	$3	$—	$—	$—
Other limited partnership interests (2)	$3	$2	$38	$(2)	$(1)	$(6)
Other assets (3)	$—	$—	$—	$(11)	$—	$—
Goodwill (4)	$—	$—	$—	$(381)	$—	$(33)
______________

(1)
Estimated fair values for impaired mortgage loans are based on independent broker quotations or valuation models using unobservable inputs or, if the loans are in foreclosure or are otherwise determined to be collateral dependent, are based on the estimated fair value of the underlying collateral or the present value of the expected future cash flows.

(2)
For these cost method investments, estimated fair value is determined from information provided on the financial statements of the underlying entities including NAV data. These investments include private equity and debt funds that typically invest primarily in various strategies including domestic and international leveraged buyout funds; power, energy, timber and infrastructure development funds; venture capital funds; and below investment grade debt and mezzanine debt funds. Distributions will be generated from investment gains, from operating income from the underlying investments of the funds and from liquidation of the underlying assets of the funds. It is estimated that the underlying assets of the funds will be liquidated over the next two to 10 years. Unfunded commitments for these investments at both December 31, 2016 and 2015 were not significant.

(3)
During the year ended December 31, 2016, the Company recognized an impairment of computer software in connection with the sale to Massachusetts Mutual Life Insurance Company (“MassMutual”) of MetLife, Inc.’s U.S. retail advisor force and certain assets associated with the MetLife Premier Client Group, including all of the issued and outstanding shares of MetLife’s affiliated broker-dealer, MetLife Securities, Inc. (“MSI”), a wholly-owned subsidiary of MetLife, Inc. See Note 17.

(4)	As discussed in Note 11, for the year ended December 31, 2016, the Company recorded an impairment of goodwill associated with the Run-off reporting unit.
Fair Value of Financial Instruments Carried at Other Than Fair Value
The following tables provide fair value information for financial instruments that are carried on the balance sheet at amounts other than fair value. These tables exclude the following financial instruments: cash and cash equivalents, accrued investment income, payables for collateral under securities loaned and other transactions and those short-term investments that are not securities, such as time deposits, and therefore are not included in the three level hierarchy table disclosed in the “— Recurring Fair Value Measurements” section. The estimated fair value of the excluded financial instruments, which are primarily classified in Level 2, approximates carrying value as they are short-term in nature such that the Company believes there is minimal risk of material changes in interest rates or credit quality. All remaining balance sheet amounts excluded from the tables below are not considered financial instruments subject to this disclosure.

Brighthouse Life Insurance Company
(An Indirect Wholly-Owned Subsidiary of Brighthouse Financial, Inc.)
Notes to the Consolidated Financial Statements — (continued)
10. Fair Value (continued)

The carrying values and estimated fair values for such financial instruments, and their corresponding placement in the fair value hierarchy, are summarized as follows at:

	December 31, 2016
		Fair Value Hierarchy
	Carrying Value	Level 1	Level 2	Level 3	Total Estimated Fair Value
	(In millions)
Assets
Mortgage loans	$9,154	$—	$—	$9,298	$9,298
Policy loans	$1,093	$—	$746	$431	$1,177
Real estate joint ventures	$12	$—	$—	$44	$44
Other limited partnership interests	$44	$—	$—	$42	$42
Loans to affiliates	$1,100	$—	$1,090	$—	$1,090
Premiums, reinsurance and other receivables	$2,363	$—	$834	$1,981	$2,815
Liabilities
Policyholder account balances	$16,043	$—	$—	$17,259	$17,259
Long-term debt	$1,881	$—	$2,117	$—	$2,117
Other liabilities	$256	$—	$90	$166	$256
Separate account liabilities	$1,110	$—	$1,110	$—	$1,110

	December 31, 2015
		Fair Value Hierarchy
	Carrying Value	Level 1	Level 2	Level 3	Total Estimated Fair Value
	(In millions)
Assets
Mortgage loans	$7,232	$—	$—	$7,535	$7,535
Policy loans	$1,266	$—	$917	$430	$1,347
Real estate joint ventures	$23	$—	$—	$65	$65
Other limited partnership interests	$52	$—	$—	$57	$57
Loans to affiliates	$1,150	$—	$1,178	$—	$1,178
Premiums, reinsurance and other receivables	$6,639	$—	$83	$7,511	$7,594
Liabilities
Policyholder account balances	$20,260	$—	$—	$21,726	$21,726
Long-term debt	$1,888	$—	$2,320	$—	$2,320
Other liabilities	$255	$—	$81	$174	$255
Separate account liabilities	$1,275	$—	$1,275	$—	$1,275
The methods, assumptions and significant valuation techniques and inputs used to estimate the fair value of financial instruments are summarized as follows:

Brighthouse Life Insurance Company
(An Indirect Wholly-Owned Subsidiary of Brighthouse Financial, Inc.)
Notes to the Consolidated Financial Statements — (continued)
10. Fair Value (continued)

Mortgage Loans
The estimated fair value of mortgage loans is primarily determined by estimating expected future cash flows and discounting them using current interest rates for similar mortgage loans with similar credit risk, or is determined from pricing for similar loans.
Policy Loans
Policy loans with fixed interest rates are classified within Level 3. The estimated fair values for these loans are determined using a discounted cash flow model applied to groups of similar policy loans determined by the nature of the underlying insurance liabilities. Cash flow estimates are developed by applying a weighted-average interest rate to the outstanding principal balance of the respective group of policy loans and an estimated average maturity determined through experience studies of the past performance of policyholder repayment behavior for similar loans. These cash flows are discounted using current risk-free interest rates with no adjustment for borrower credit risk, as these loans are fully collateralized by the cash surrender value of the underlying insurance policy. Policy loans with variable interest rates are classified within Level 2 and the estimated fair value approximates carrying value due to the absence of borrower credit risk and the short time period between interest rate resets, which presents minimal risk of a material change in estimated fair value due to changes in market interest rates.
Real Estate Joint Ventures and Other Limited Partnership Interests
The estimated fair values of these cost method investments are generally based on the Company’s share of the NAV as provided on the financial statements of the investees. In certain circumstances, management may adjust the NAV by a premium or discount when it has sufficient evidence to support applying such adjustments.
Loans to Affiliates
The estimated fair value of loans to affiliates is principally determined using market standard valuation methodologies. Valuations of instruments are based primarily on discounted cash flow methodologies that use standard market observable inputs including market yield curve, duration, observable prices and spreads for similar publicly traded or privately traded issues.
Premiums, Reinsurance and Other Receivables
Premiums, reinsurance and other receivables are principally comprised of certain amounts recoverable under reinsurance agreements, amounts on deposit with financial institutions to facilitate daily settlements related to certain derivatives and amounts receivable for securities sold but not yet settled.
Amounts recoverable under ceded reinsurance agreements, which the Company has determined do not transfer significant risk such that they are accounted for using the deposit method of accounting, have been classified as Level 3. The valuation is based on discounted cash flow methodologies using significant unobservable inputs. The estimated fair value is determined using interest rates determined to reflect the appropriate credit standing of the assuming counterparty.
The amounts on deposit for derivative settlements, classified within Level 2, essentially represent the equivalent of demand deposit balances and amounts due for securities sold are generally received over short periods such that the estimated fair value approximates carrying value.
Policyholder Account Balances
These policyholder account balances include investment contracts which primarily include certain funding agreements, fixed deferred annuities, modified guaranteed annuities, fixed term payout annuities and total control accounts. The valuation of these investment contracts is based on discounted cash flow methodologies using significant unobservable inputs. The estimated fair value is determined using current market risk-free interest rates adding a spread to reflect the nonperformance risk in the liability.
Long-term Debt
The estimated fair value of long-term debt is principally determined using market standard valuation methodologies. Valuations of instruments are based primarily on quoted prices in markets that are not active or using matrix pricing that use standard market observable inputs such as quoted prices in markets that are not active and observable yields and spreads in the market. Instruments valued using discounted cash flow methodologies use standard market observable inputs including market yield curve, duration, observable prices and spreads for similar publicly traded or privately traded issues.

Brighthouse Life Insurance Company
(An Indirect Wholly-Owned Subsidiary of Brighthouse Financial, Inc.)
Notes to the Consolidated Financial Statements — (continued)
10. Fair Value (continued)

Other Liabilities
Other liabilities consist primarily of interest payable, amounts due for securities purchased but not yet settled and funds withheld amounts payable, which are contractually withheld by the Company in accordance with the terms of the reinsurance agreements. The Company evaluates the specific terms, facts and circumstances of each instrument to determine the appropriate estimated fair values, which are not materially different from the carrying values.
Separate Account Liabilities
Separate account liabilities represent those balances due to policyholders under contracts that are classified as investment contracts.
Separate account liabilities classified as investment contracts primarily represent variable annuities with no significant mortality risk to the Company such that the death benefit is equal to the account balance and certain contracts that provide for benefit funding.
Since separate account liabilities are fully funded by cash flows from the separate account assets which are recognized at estimated fair value as described in the section “— Recurring Fair Value Measurements,” the value of those assets approximates the estimated fair value of the related separate account liabilities. The valuation techniques and inputs for separate account liabilities are similar to those described for separate account assets.
11. Goodwill
The Company tests goodwill for impairment during the third quarter of each year at the reporting unit level based upon best available data as of June 30 of that year. A reporting unit is the operating segment or a business one level below the operating segment, if discrete financial information is prepared and regularly reviewed by management at that level.
In anticipation of the planned Separation, in the third quarter of 2016, the Company reorganized its businesses into three segments: Annuities; Life; and Run-off. As a result, the Company reallocated goodwill. In connection with the reorganization and the 2016 annual goodwill impairment test, the Company performed Step 1 of the goodwill impairment process, which requires a comparison of the estimated fair value of a reporting unit to its carrying value. To determine the estimated fair value for the Run-off reporting unit, an actuarial based approach, embedded value, was utilized to estimate the net worth of the reporting unit and the value of existing business. This actuarial based approach requires judgments and assumptions about the projected cash flows, the level of internal capital required to support the mix of business, the account value of in-force business, projections of renewal business and margins on such business, interest rates, credit spreads, equity market levels, and the discount rate that the Company believes is appropriate for this reporting unit.
Based on a quantitative analysis performed for the Run-off reporting unit, the Company concluded that the carrying value exceeded the estimated fair value, indicating a potential for goodwill impairment. Accordingly, the Company performed Step 2 of the goodwill impairment process for the reporting unit, which compares the implied estimated fair value of the reporting unit’s goodwill with its carrying value. This analysis indicated that the goodwill associated with this reporting unit was not recoverable. As a result, the Company recorded a non-cash charge of $381 million ($305 million, net of income tax) for the impairment of the entire goodwill balance, which is reported in goodwill impairment on the consolidated statements of operations for the year ended December 31, 2016.

Brighthouse Life Insurance Company
(An Indirect Wholly-Owned Subsidiary of Brighthouse Financial, Inc.)
Notes to the Consolidated Financial Statements — (continued)
11. Goodwill (continued)

Information regarding goodwill by segment was as follows:

	Annuities	Life	Run-off	Total
	(In millions)
Balance at January 1, 2014
Goodwill	$427	$66	$493	$986
Accumulated impairment	(394)	(66)	—	(460)
Total goodwill, net	33	—	493	526
Dispositions (1)	—	—	(112)	(112)
Impairments	(33)	—	—	(33)
Balance at December 31, 2014
Goodwill	427	66	381	874
Accumulated impairment	(427)	(66)	—	(493)
Total goodwill, net	—	—	381	381
Balance at December 31, 2015
Goodwill	427	66	381	874
Accumulated impairment	(427)	(66)	—	(493)
Total goodwill, net	—	—	381	381
Impairments	—	—	(381)	(381)
Balance at December 31, 2016
Goodwill	427	66	381	874
Accumulated impairment	(427)	(66)	(381)	(874)
Total goodwill, net	$—	$—	$—	$—
______________

(1)
In connection with the sale of MAL, goodwill in the Run-off reporting unit was reduced by $112 million during the year ended December 31, 2014. See Note 4. This goodwill was allocated to MAL based on the relative fair values of MAL and the remaining portion of the Run-off reporting unit.

Brighthouse Life Insurance Company
(An Indirect Wholly-Owned Subsidiary of Brighthouse Financial, Inc.)
Notes to the Consolidated Financial Statements — (continued)

12. Debt
Long-term debt outstanding was as follows:

	Interest Rate	Maturity	December 31,
			2016	2015
			(In millions)
Surplus note — affiliated with MetLife, Inc. (1), (2)	8.60%	2038	$744	$750
Surplus note — affiliated with MetLife, Inc. (3)	5.13%	2032	750	750
Surplus note — affiliated with MetLife, Inc. (3)	6.00%	2033	350	350
Long-term debt — unaffiliated (4)	7.03%	2030	37	38
Total long-term debt (5)			$1,881	$1,888
______________

(1)
Payments of interest and principal on the affiliated surplus note, which is subordinate to all other obligations, may be made only with the prior approval of the Delaware Commissioner of Insurance (the “Delaware Commissioner”). See Note 18 for information regarding subsequent forgiveness of this surplus note.

(2)	Includes $6 million of debt issuance costs at December 31, 2016. Debt issuance costs were reported in other assets at December 31, 2015.

(3)	Interest is paid semi-annually. See Note 18 for information regarding subsequent settlement of these surplus notes.

(4)	Principal and interest is paid quarterly.

(5)	Excludes $23 million and $48 million of long-term debt relating to CSEs at December 31, 2016 and 2015, respectively. See Note 8.
In December 2014, Brighthouse Insurance repaid in cash at maturity its $75 million 6.80% affiliated note.
The aggregate maturities of long-term debt at December 31, 2016 were $1 million in 2017, $2 million in each of 2018, 2019, 2020 and 2021 and $1.9 billion thereafter.
Interest expense related to the Company’s indebtedness is included in other expenses and was $128 million, $128 million and $133 million for the years ended December 31, 2016, 2015 and 2014, respectively.
Letters of Credit
The Company had access to unsecured revolving credit facilities from various banks, either directly with the bank or indirectly through letters of credit available to MetLife, Inc. for the benefit of the Company and certain other affiliates of MetLife, Inc. These facilities were used for collateral for certain of the Company’s affiliated reinsurance liabilities. Total fees associated with letters of credit was $55 million, $61 million and $73 million for the years ended December 31, 2016, 2015 and 2014, respectively, and was included in other expenses. At December 31, 2016, the Company had $3.3 billion in letters of credit outstanding and the remaining availability was $5.2 billion.

Brighthouse Life Insurance Company
(An Indirect Wholly-Owned Subsidiary of Brighthouse Financial, Inc.)
Notes to the Consolidated Financial Statements — (continued)
12. Debt (continued)

Account Party/Borrower(s)	Expiration	Maximum Capacity	Letters of Credit Used by the Company	Letters of Credit Used by Affiliates	Drawdowns by Affiliates	Unused Commitments
		(In millions)
MetLife, Inc. and MetLife Funding, Inc.	May 2019 (1)	$4,000	$90	$640	$—	$3,270
MetLife, Inc.	June 2018 (1)	425	170	255	—	—
MRSC and MetLife, Inc.	June 2037 (2)	3,500	—	—	2,797	703
MRV Cell and MetLife, Inc.	September 2038 (2)	4,250	3,000	—	—	1,250
Total		$12,175	$3,260	$895	$2,797	$5,223
______________

(1)	The letters of credit used by the Company under these facilities were cancelled in connection with a new financing arrangement described in Note 18.

(2)	See Note 18 for information regarding subsequent termination of these facilities, as well as information regarding a new financing arrangement.
13. Equity
See Note 3 for a discussion of the Mergers.
Common Stock
In August 2014, MetLife Insurance Company of Connecticut, the predecessor to MetLife USA, redeemed for $1.4 billion and retired 4,595,317 shares of its common stock owned by MetLife Investors Group, LLC, an affiliate.
Capital Contributions
During the years ended December 31, 2016, 2015 and 2014, Brighthouse Life Insurance Company received cash capital contributions of $1.6 billion, $21 million and $476 million, respectively and non-cash capital contributions of $69 million, $181 million and $457 million, respectively.
In December 2015 and 2014, the Company accrued in premiums, reinsurance and other receivables and stockholder’s equity, $120 million and $385 million, respectively, in capital contributions from MetLife, Inc. The receivables were settled for cash in 2016 and 2015, respectively.
Statutory Equity and Income
The state of domicile of Brighthouse Life Insurance Company imposes risk-based capital (“RBC”) requirements that were developed by the National Association of Insurance Commissioners (“NAIC”). Regulatory compliance is determined by a ratio of a company’s total adjusted capital, calculated in the manner prescribed by the NAIC (“TAC”) to its authorized control level RBC, calculated in the manner prescribed by the NAIC (“ACL RBC”), based on the statutory-based filed financial statements. Companies below specific trigger levels or ratios are classified by their respective levels, each of which requires specified corrective action. The minimum level of TAC before corrective action commences is twice ACL RBC (“CAL RBC”). The CAL RBC ratio for Brighthouse Life Insurance Company was in excess of 400% for all periods presented.
Brighthouse Life Insurance Company prepares statutory-basis financial statements in accordance with statutory accounting practices prescribed or permitted by the Delaware Department of Insurance. The NAIC has adopted the Codification of Statutory Accounting Principles (“Statutory Codification”). Statutory Codification is intended to standardize regulatory accounting and reporting to state insurance departments. However, statutory accounting principles continue to be established by individual state laws and permitted practices. Modifications by the state insurance department may impact the effect of Statutory Codification on the statutory capital and surplus of Brighthouse Life Insurance Company.
Statutory accounting principles differ from GAAP primarily by charging policy acquisition costs to expense as incurred, establishing future policy benefit liabilities using different actuarial assumptions, reporting surplus notes as surplus instead of debt, reporting of reinsurance agreements and valuing securities on a different basis.

Brighthouse Life Insurance Company
(An Indirect Wholly-Owned Subsidiary of Brighthouse Financial, Inc.)
Notes to the Consolidated Financial Statements — (continued)
13. Equity (continued)

In addition, certain assets are not admitted under statutory accounting principles and are charged directly to surplus. The most significant assets not admitted by Brighthouse Life Insurance Company are net deferred income tax assets resulting from temporary differences between statutory accounting principles basis and tax basis not expected to reverse and become recoverable within three years.
The tables below present amounts from Brighthouse Life Insurance Company, which are derived from the statutory-basis financial statements as filed with the Delaware Department of Insurance.
Statutory net income (loss) was as follows:

		Years Ended December 31,
Company	State of Domicile	2016	2015	2014
		(In millions)
Brighthouse Life Insurance Company	Delaware	$1,186	$(1,022)	$1,543
Brighthouse Life Insurance Company of NY	New York	$(87)	$17	$11
Statutory capital and surplus was as follows at:

	December 31,
Company	2016	2015
	(In millions)
Brighthouse Life Insurance Company	$4,374	$5,942
Brighthouse Life Insurance Company of NY	$196	$321
Dividend Restrictions
The table below sets forth the dividends permitted to be paid by the Company’s without insurance regulatory approval and dividends paid:

	2017	2016	2015
Company	Permitted Without Approval (1)	Paid (2)	Paid (2)
	(In millions)
Brighthouse Life Insurance Company	$473	$261	$500
Brighthouse Life Insurance Company of NY	$—	$—	$—
______________
(1) Reflects dividend amounts that may be paid during 2017 without prior regulatory approval. However, because dividend tests may be based on dividends previously paid over rolling 12-month periods, if paid before a specified date during 2017, some or all of such dividends may require regulatory approval.
(2) Reflects all amounts paid, including those requiring regulatory approval.

Brighthouse Life Insurance Company
(An Indirect Wholly-Owned Subsidiary of Brighthouse Financial, Inc.)
Notes to the Consolidated Financial Statements — (continued)
13. Equity (continued)

Under the Delaware Insurance Code, Brighthouse Life Insurance Company is permitted, without prior insurance regulatory clearance, to pay a stockholder dividend as long as the amount of the dividend when aggregated with all other dividends in the preceding 12 months does not exceed the greater of: (i) 10% of its surplus to policyholders as of the end of the immediately preceding calendar year; or (ii) its net statutory gain from operations for the immediately preceding calendar year (excluding realized capital gains). Brighthouse Life Insurance Company will be permitted to pay a stockholder dividend in excess of the greater of such two amounts only if it files notice of the declaration of such a dividend and the amount thereof with the Delaware Commissioner and the Delaware Commissioner either approves the distribution of the dividend or does not disapprove the distribution within 30 days of its filing. In addition, any dividend that exceeds earned surplus (defined as “unassigned funds (surplus)”) as of the immediately preceding calendar year requires insurance regulatory approval. Under the Delaware Insurance Code, the Delaware Commissioner has broad discretion in determining whether the financial condition of a stock life insurance company would support the payment of such dividends to its stockholders.
Effective for dividends paid during 2016 and going forward, the New York Insurance Law was amended permitting Brighthouse NY, without prior insurance regulatory clearance, to pay stockholder dividends to its parent in any calendar year based on either of two standards. Under one standard, Brighthouse NY is permitted, without prior insurance regulatory clearance, to pay dividends out of earned surplus (defined as positive “unassigned funds (surplus)”), excluding 85% of the change in net unrealized capital gains or losses (less capital gains tax), for the immediately preceding calendar year, in an amount up to the greater of: (i) 10% of its surplus to policyholders as of the end of the immediately preceding calendar year, or (ii) its statutory net gain from operations for the immediately preceding calendar year (excluding realized capital gains), not to exceed 30% of surplus to policyholders as of the end of the immediately preceding calendar year. In addition, under this standard, Brighthouse NY may not, without prior insurance regulatory clearance, pay any dividends in any calendar year immediately following a calendar year for which its net gain from operations, excluding realized capital gains, was negative. Under the second standard, if dividends are paid out of other than earned surplus, Brighthouse NY may, without prior insurance regulatory clearance, pay an amount up to the lesser of: (i) 10% of its surplus to policyholders as of the end of the immediately preceding calendar year, or (ii) its statutory net gain from operations for the immediately preceding calendar year (excluding realized capital gains). In addition, Brighthouse NY will be permitted to pay a dividend to its parent in excess of the amounts allowed under both standards only if it files notice of its intention to declare such a dividend and the amount thereof with the New York Superintendent of Financial Services (the “Superintendent”) and the Superintendent either approves the distribution of the dividend or does not approve the dividend within 30 days of its filing. Under New York Insurance Law, the Superintendent has broad discretion in determining whether the financial condition of a stock life insurance company would support the payment of such dividends to its stockholders.
Under BRCD’s plan of operations, no dividend or distribution may be made by BRCD without the prior approval of the Delaware Commissioner. Further, under the Delaware Insurance Code, no dividend or distribution may be made by BRCD that would (i) jeopardize the fulfillment of the obligations of BRCD pursuant to its special purpose financing transactions or insurance risk transfer contracts or threaten the solvency or liquidity of BRCD, (ii) violate the terms of its special purpose financing transactions, or (iii) decrease the capital and surplus of BRCD below $250,000.

Brighthouse Life Insurance Company
(An Indirect Wholly-Owned Subsidiary of Brighthouse Financial, Inc.)
Notes to the Consolidated Financial Statements — (continued)
13. Equity (continued)

Accumulated Other Comprehensive Income (Loss)
Information regarding changes on the balances of each component of AOCI was as follows:

	Unrealized Investment Gains (Losses), Net of Related Offsets (1)	Unrealized Gains (Losses) on Derivatives	Foreign Currency Translation Adjustments	Total
	(In millions)
Balance at January 1, 2014	$906	$24	$40	$970
OCI before reclassifications	2,601	243	(56)	2,788
Deferred income tax benefit (expense)	(815)	(85)	4	(896)
AOCI before reclassifications, net of income tax	2,692	182	(12)	2,862
Amounts reclassified from AOCI	(11)	2	—	(9)
Deferred income tax benefit (expense)	4	(1)	—	3
Amounts reclassified from AOCI, net of income tax	(7)	1	—	(6)
Sale of subsidiary (2)	(320)	—	6	(314)
Deferred income tax benefit (expense)	80	—	—	80
Sale of subsidiary, net of income tax	(240)	—	6	(234)
Balance at December 31, 2014	2,445	183	(6)	2,622
OCI before reclassifications	(1,759)	95	(29)	(1,693)
Deferred income tax benefit (expense)	643	(33)	9	619
AOCI before reclassifications, net of income tax	1,329	245	(26)	1,548
Amounts reclassified from AOCI	78	(6)	—	72
Deferred income tax benefit (expense)	(28)	2	—	(26)
Amounts reclassified from AOCI, net of income tax	50	(4)	—	46
Balance at December 31, 2015	1,379	241	(26)	1,594
OCI before reclassifications	(565)	70	(3)	(498)
Deferred income tax benefit (expense)	185	(25)	—	160
AOCI before reclassifications, net of income tax	999	286	(29)	1,256
Amounts reclassified from AOCI	30	(43)	—	(13)
Deferred income tax benefit (expense)	(10)	15	—	5
Amounts reclassified from AOCI, net of income tax	20	(28)	—	(8)
Balance at December 31, 2016	$1,019	$258	$(29)	$1,248
__________________

(1)	See Note 8 for information on offsets to investments related to future policy benefits, DAC, VOBA and DSI.

(2)	See Note 4.

Brighthouse Life Insurance Company
(An Indirect Wholly-Owned Subsidiary of Brighthouse Financial, Inc.)
Notes to the Consolidated Financial Statements — (continued)
13. Equity (continued)

Information regarding amounts reclassified out of each component of AOCI was as follows:

AOCI Components	Amounts Reclassified from AOCI			Consolidated Statements of Operations and Comprehensive Income (Loss) Locations
	Years Ended December 31,
	2016	2015	2014
	(In millions)
Net unrealized investment gains (losses):
Net unrealized investment gains(losses)	$(39)	$(81)	$(6)	Net investment gains (losses)
Net unrealized investment gains (losses)	3	13	13	Net investment income
Net unrealized investment gains (losses)	6	(10)	4	Net derivative gains (losses)
Net unrealized investment gains (losses), before income tax	(30)	(78)	11
Income tax (expense) benefit	10	28	(4)
Net unrealized investment gains (losses), net of income tax	$(20)	$(50)	$7
Unrealized gains (losses) on derivatives - cash flow hedges:
Interest rate swaps	$33	$1	$1	Net derivative gains (losses)
Interest rate swaps	3	1	1	Net investment income
Interest rate forwards	2	2	1	Net derivative gains (losses)
Interest rate forwards	2	2	1	Net investment income
Foreign currency swaps	3	—	(6)	Net derivative gains (losses)
Gains (losses) on cash flow hedges, before income tax	43	6	(2)
Income tax (expense) benefit	(15)	(2)	1
Gains (losses) on cash flow hedges, net of income tax	$28	$4	$(1)
Total reclassifications, net of income tax	$8	$(46)	$6
14. Other Expenses
Information on other expenses was as follows:

	Years Ended December 31,
	2016	2015	2014
	(In millions)
Compensation	$356	$487	$360
Commissions	641	722	634
Volume-related costs	279	231	263
Affiliated expenses on ceded and assumed reinsurance	22	17	39
Capitalization of DAC	(330)	(399)	(376)
Interest expense on debt	130	137	170
Premium taxes, licenses and fees	59	71	56
Professional services	85	22	60
Rent and related expenses	46	54	43
Other	412	381	508
Total other expenses	$1,700	$1,723	$1,757

Brighthouse Life Insurance Company
(An Indirect Wholly-Owned Subsidiary of Brighthouse Financial, Inc.)
Notes to the Consolidated Financial Statements — (continued)
14. Other Expenses (continued)

Capitalization of DAC
See Note 6 for additional information on the capitalization of DAC.
Interest Expense on Debt
Interest expense on debt includes interest expense on debt (see Note 12) and interest expense related to CSEs (see Note 8).
Affiliated Expenses
Commissions and capitalization of DAC include the impact of affiliated reinsurance transactions. See Notes 7, 12 and 17 for a discussion of affiliated expenses included in the table above.
15. Income Tax
The provision for income tax was as follows:

	Years Ended December 31,
	2016	2015	2014
	(In millions)
Current:
Federal	$(374)	$35	$(592)
Foreign	4	—	6
Subtotal	(370)	35	(586)
Deferred:
Federal	(1,320)	212	847
Foreign	—	—	—
Subtotal	(1,320)	212	847
Provision for income tax expense (benefit)	$(1,690)	$247	$261
The Company’s income (loss) before income tax expense (benefit) from domestic and foreign operations were as follows:

	Years Ended December 31,
	2016	2015	2014
	(In millions)
Income (loss):
Domestic	$(4,477)	$1,152	$604
Foreign	12	13	464
Total	$(4,465)	$1,165	$1,068

Brighthouse Life Insurance Company
(An Indirect Wholly-Owned Subsidiary of Brighthouse Financial, Inc.)
Notes to the Consolidated Financial Statements — (continued)
15. Income Tax (continued)

The reconciliation of the income tax provision at the U.S. statutory rate to the provision for income tax as reported was as follows:

	Years Ended December 31,
	2016	2015	2014
	(In millions)
Tax provision at U.S. statutory rate	$(1,563)	$408	$374
Tax effect of:
Dividend received deduction	(110)	(132)	(119)
Prior year tax	24	(5)	(20)
Tax credits	(22)	(16)	(14)
Foreign tax rate differential	2	(5)	4
Goodwill impairment	(20)	—	12
Sale of subsidiary	(6)	—	24
Other, net	5	(3)	—
Provision for income tax expense (benefit)	$(1,690)	$247	$261

Deferred income tax represents the tax effect of the differences between the book and tax bases of assets and liabilities. Net deferred income tax assets and liabilities consisted of the following at:

	December 31,
	2016	2015
	(In millions)
Deferred income tax assets:
Investments, including derivatives	$357	$—
Tax credit carryforwards	184	172
Other	55	39
Total deferred income tax assets	596	211
Deferred income tax liabilities:
Policyholder liabilities and receivables	536	1,419
Investments, including derivatives	—	125
Intangibles	293	394
Net unrealized investment gains	653	818
DAC	1,565	1,390
Total deferred income tax liabilities	3,047	4,146
Net deferred income tax asset (liability)	$(2,451)	$(3,935)

Brighthouse Life Insurance Company
(An Indirect Wholly-Owned Subsidiary of Brighthouse Financial, Inc.)
Notes to the Consolidated Financial Statements — (continued)
15. Income Tax (continued)

The following table sets forth the general business credits, foreign tax credits, and other credit carryforwards for tax purposes as of December 31, 2016.

	Tax Credit Carryforwards
	General Business Credits	Foreign Tax Credits	Other
	(In millions)
Expiration
2017-2021	$—	$—	$—
2022-2026	—	35	—
2027-2031	—	—	—
2032-2036	7	—	—
Indefinite	—	—	145
	$7	$35	$145
The Company currently participates in a tax sharing agreement with MetLife, Inc., as described in Note 1. Pursuant to this tax sharing agreement, the amounts due from affiliates included $775 million and $259 million for the years ended December 31, 2016 and 2015 respectively.
The Company also files income tax returns with the U.S. federal government and various state and local jurisdictions, as well as foreign jurisdictions. The Company is under continuous examination by the IRS and other tax authorities in jurisdictions in which the Company has significant business operations. The income tax years under examination vary by jurisdiction and subsidiary. The Company is no longer subject to U.S. federal, state or local income tax examinations for years prior to 2007.
Management believes it has established adequate tax liabilities for all open years and any future resolve is not expected to have a material impact on the Company’s financial statements.
A reconciliation of the beginning and ending amount of unrecognized tax benefits was as follows:

	Years Ended December 31,
	2016	2015	2014
	(In millions)
Balance at January 1,	$43	$39	$27
Additions for tax positions of prior years	1	5	15
Reductions for tax positions of prior years	(9)	—	(5)
Additions for tax positions of current year	5	3	2
Settlements with tax authorities	(2)	(4)	—
Balance at December 31,	$38	$43	$39
Unrecognized tax benefits that, if recognized would impact the effective rate	$38	$33	$29
The Company classifies interest accrued related to unrecognized tax benefits in interest expense, included within other expenses, while penalties are included in income tax expense.

Brighthouse Life Insurance Company
(An Indirect Wholly-Owned Subsidiary of Brighthouse Financial, Inc.)
Notes to the Consolidated Financial Statements — (continued)
15. Income Tax (continued)

Interest was as follows:

	Years Ended December 31,
	2016	2015	2014
	(In millions)
Interest recognized on the consolidated statements of operations	$1	$—	$—

		December 31,
		2016	2015
		(In millions)
Interest included in other liabilities on the consolidated balance sheets		$1	$2
The Company had no penalties for each of the years ended December 31, 2016, 2015 and 2014.
The U.S. Treasury Department and the IRS have indicated that they intend to address through regulations the methodology to be followed in determining the dividends received deduction (“DRD”), related to variable life insurance and annuity contracts. The DRD reduces the amount of dividend income subject to tax and is a significant component of the difference between the actual tax expense and expected amount determined using the federal statutory tax rate of 35%. Any regulations that the IRS ultimately proposes for issuance in this area will be subject to public notice and comment, at which time insurance companies and other interested parties will have the opportunity to raise legal and practical questions about the content, scope and application of such regulations. As a result, the ultimate timing and substance of any such regulations are unknown at this time. For the years ended December 31, 2016, 2015 and 2014, the Company recognized an income tax benefit of $88 million, $143 million and $141 million, respectively, related to the separate account DRD. The 2016 benefit included an expense of $22 million related to a true-up of the 2015 tax return. The 2015 and 2014 benefit included a benefit of $13 million and $22 million related to a true-up of the 2014 and 2013 tax returns, respectively.
16. Contingencies, Commitments and Guarantees
Contingencies
Litigation
The Company is a defendant in a number of litigation matters. In some of the matters, large and/or indeterminate amounts, including punitive and treble damages, are sought. Modern pleading practice in the U.S. permits considerable variation in the assertion of monetary damages or other relief. Jurisdictions may permit claimants not to specify the monetary damages sought or may permit claimants to state only that the amount sought is sufficient to invoke the jurisdiction of the trial court. In addition, jurisdictions may permit plaintiffs to allege monetary damages in amounts well exceeding reasonably possible verdicts in the jurisdiction for similar matters. This variability in pleadings, together with the actual experience of the Company in litigating or resolving through settlement numerous claims over an extended period of time, demonstrates to management that the monetary relief which may be specified in a lawsuit or claim bears little relevance to its merits or disposition value.
Due to the vagaries of litigation, the outcome of a litigation matter and the amount or range of potential loss at particular points in time may normally be difficult to ascertain. Uncertainties can include how fact finders will evaluate documentary evidence and the credibility and effectiveness of witness testimony, and how trial and appellate courts will apply the law in the context of the pleadings or evidence presented, whether by motion practice, or at trial or on appeal. Disposition valuations are also subject to the uncertainty of how opposing parties and their counsel will themselves view the relevant evidence and applicable law.
The Company establishes liabilities for litigation and regulatory loss contingencies when it is probable that a loss has been incurred and the amount of the loss can be reasonably estimated. It is possible that some matters could require the Company to pay damages or make other expenditures or establish accruals in amounts that could not be reasonably estimated at December 31, 2016.

Brighthouse Life Insurance Company
(An Indirect Wholly-Owned Subsidiary of Brighthouse Financial, Inc.)
Notes to the Consolidated Financial Statements — (continued)
16. Contingencies, Commitments and Guarantees (continued)

Matters as to Which an Estimate Can Be Made
For some loss contingency matters, the Company is able to estimate a reasonably possible range of loss. For such matters where a loss is believed to be reasonably possible, but not probable, no accrual has been made. As of December 31, 2016, the aggregate range of reasonably possible losses in excess of amounts accrued for these matters was not material for the Company.
Matters as to Which an Estimate Cannot Be Made
For other matters, the Company is not currently able to estimate the reasonably possible loss or range of loss. The Company is often unable to estimate the possible loss or range of loss until developments in such matters have provided sufficient information to support an assessment of the range of possible loss, such as quantification of a damage demand from plaintiffs, discovery from other parties and investigation of factual allegations, rulings by the court on motions or appeals, analysis by experts, and the progress of settlement negotiations. On a quarterly and annual basis, the Company reviews relevant information with respect to litigation contingencies and updates its accruals, disclosures and estimates of reasonably possible losses or ranges of loss based on such reviews.
Unclaimed Property Litigation
On November 14, 2012, the West Virginia Treasurer filed an action against MetLife Investors USA Insurance Company in West Virginia state court (West Virginia ex rel. John D. Perdue v. MetLife Investors USA Insurance Company, Circuit Court of Putnam County, Civil Action No. 12-C-363) alleging that MetLife Investors USA Insurance Company violated the West Virginia Uniform Unclaimed Property Act (the “Act”), seeking to compel compliance with the Act, and seeking payment of unclaimed property, interest, and penalties. On December 28, 2012, the Treasurer filed a substantially identical suit against MetLife Insurance Company of Connecticut (West Virginia ex rel. John D. Perdue v. MetLife Insurance Company of Connecticut, Circuit Court of Putnam County, Civil Action No. 12-C-430). On January 31, 2017, the parties entered into a settlement agreement resolving these actions.
Other Litigation
Thrivent Financial for Lutherans v. MetLife Insurance Company USA, (E.D. Wis., filed September 12, 2016)
Plaintiff filed a complaint against MetLife USA contending that its use of the Brighthouse Financial trademark and logo will infringe on its trademarks. Alleging violations of federal and state law, plaintiff sought preliminary and permanent injunctions, compensatory damages, and other relief. On December 23, 2016, plaintiff filed an amended complaint adding Brighthouse Financial, Inc. as an additional defendant. The parties have resolved this matter, and the action was voluntarily dismissed on February 15, 2017.
Sales Practices Claims
Over the past several years, the Company has faced claims and regulatory inquiries and investigations, alleging improper marketing or sales of individual life insurance policies, annuities, mutual funds or other products. The Company continues to defend vigorously against the claims in these matters. The Company believes adequate provision has been made on its consolidated financial statements for all probable and reasonably estimable losses for sales practices matters.
Summary
Various litigation, claims and assessments against the Company, in addition to those discussed previously and those otherwise provided for on the Company’s consolidated financial statements, have arisen in the course of the Company’s business, including, but not limited to, in connection with its activities as an insurer, investor and taxpayer. Further, state insurance regulatory authorities and other federal and state authorities regularly make inquiries and conduct investigations concerning the Company’s compliance with applicable insurance and other laws and regulations.

Brighthouse Life Insurance Company
(An Indirect Wholly-Owned Subsidiary of Brighthouse Financial, Inc.)
Notes to the Consolidated Financial Statements — (continued)
16. Contingencies, Commitments and Guarantees (continued)

It is not possible to predict the ultimate outcome of all pending investigations and legal proceedings. In some of the matters referred to previously, large and/or indeterminate amounts, including punitive and treble damages, are sought. Although, in light of these considerations it is possible that an adverse outcome in certain cases could have a material effect upon the Company’s financial position, based on information currently known by the Company’s management, in its opinion, the outcomes of such pending investigations and legal proceedings are not likely to have such an effect. However, given the large and/or indeterminate amounts sought in certain of these matters and the inherent unpredictability of litigation, it is possible that an adverse outcome in certain matters could, from time to time, have a material effect on the Company’s consolidated net income or cash flows in particular quarterly or annual periods.
Insolvency Assessments
Most of the jurisdictions in which the Company is admitted to transact business require insurers doing business within the jurisdiction to participate in guaranty associations, which are organized to pay contractual benefits owed pursuant to insurance policies issued by impaired, insolvent or failed insurers. These associations levy assessments, up to prescribed limits, on all member insurers in a particular state on the basis of the proportionate share of the premiums written by member insurers in the lines of business in which the impaired, insolvent or failed insurer engaged. Some states permit member insurers to recover assessments paid through full or partial premium tax offsets.
Assets and liabilities held for insolvency assessments were as follows:

	December 31,
	2016	2015
	(In millions)
Other Assets:
Premium tax offset for future discounted and undiscounted assessments	$13	$13
Premium tax offsets currently available for paid assessments	8	14
Total	$21	$27
Other Liabilities:
Insolvency assessments	$17	$18
Commitments
Mortgage Loan Commitments
The Company commits to lend funds under mortgage loan commitments. The amounts of these mortgage loan commitments were $335 million and $128 million at December 31, 2016 and 2015, respectively.
Commitments to Fund Partnership Investments and Private Corporate Bond Investments
The Company commits to fund partnership investments and to lend funds under private corporate bond investments. The amounts of these unfunded commitments were $1.3 billion and $1.0 billion at December 31, 2016 and 2015, respectively.
Other Commitments
The Company has entered into collateral arrangements with affiliates, which require the transfer of collateral in connection with secured demand notes. At both December 31, 2016 and 2015, the Company had agreed to fund up to $20 million of cash upon the request by these affiliates and had transferred collateral consisting of various securities with a fair market value of $25 million to custody accounts to secure the demand notes. Each of these affiliates is permitted by contract to sell or re-pledge this collateral.

Brighthouse Life Insurance Company
(An Indirect Wholly-Owned Subsidiary of Brighthouse Financial, Inc.)
Notes to the Consolidated Financial Statements — (continued)
16. Contingencies, Commitments and Guarantees (continued)

Guarantees
In the normal course of its business, the Company has provided certain indemnities, guarantees and commitments to third parties such that it may be required to make payments now or in the future. In the context of acquisition, disposition, investment and other transactions, the Company has provided indemnities and guarantees, including those related to tax, environmental and other specific liabilities and other indemnities and guarantees that are triggered by, among other things, breaches of representations, warranties or covenants provided by the Company. In addition, in the normal course of business, the Company provides indemnifications to counterparties in contracts with triggers similar to the foregoing, as well as for certain other liabilities, such as third-party lawsuits. These obligations are often subject to time limitations that vary in duration, including contractual limitations and those that arise by operation of law, such as applicable statutes of limitation. In some cases, the maximum potential obligation under the indemnities and guarantees is subject to a contractual limitation ranging from $6 million to $222 million, with a cumulative maximum of $228 million, while in other cases such limitations are not specified or applicable. Since certain of these obligations are not subject to limitations, the Company does not believe that it is possible to determine the maximum potential amount that could become due under these guarantees in the future. Management believes that it is unlikely the Company will have to make any material payments under these indemnities, guarantees, or commitments.
In addition, the Company indemnifies its directors and officers as provided in its charters and by-laws. Also, the Company indemnifies its agents for liabilities incurred as a result of their representation of the Company’s interests. Since these indemnities are generally not subject to limitation with respect to duration or amount, the Company does not believe that it is possible to determine the maximum potential amount that could become due under these indemnities in the future.
The Company’s recorded liabilities were $2 million at both December 31, 2016 and 2015, for indemnities, guarantees and commitments.
17. Related Party Transactions
The Company has various existing relationships with MetLife for services necessary to conduct its activities.
Non-Broker-Dealer Transactions
The following table summarizes income and expense from transactions with MetLife (excluding broker-dealer transactions) for the years indicated:

	Years Ended December 31,			Years Ended December 31,
	2016	2015	2014	2016	2015	2014
	Income			Expense
	(In millions)
MetLife	$(45)	$36	$(68)	$370	$855	$974
The following table summarizes assets and liabilities from transactions with MetLife (excluding broker-dealer transactions) at:

	At December 31,		At December 31,
	2016	2015	2016	2015
	Assets		Liabilities
	(In millions)
MetLife	$4,288	$9,720	$5,125	$5,933

Brighthouse Life Insurance Company
(An Indirect Wholly-Owned Subsidiary of Brighthouse Financial, Inc.)
Notes to the Consolidated Financial Statements — (continued)
17. Related Party Transactions (continued)

The material arrangements between the Company and MetLife are as follows:
Reinsurance Agreements
The Company enters into reinsurance agreements primarily as a purchaser of reinsurance for its various insurance products and also as a provider of reinsurance for some insurance products issued by certain affiliates. The Company participates in reinsurance activities in order to limit losses, minimize exposure to significant risks and provide additional capacity for future growth.
The Company has reinsurance agreements with its affiliate NELICO and certain of MetLife, Inc subsidiaries, all of which are related parties. See Note 7 for further discussion of the affiliated reinsurance agreements.
Financing Arrangements
The Company has financing arrangements with MetLife that are used to support reinsurance obligations arising under affiliated reinsurance agreements. The Company recognized interest expense for affiliated debt of $125 million, $125 million and $130 million, for the years ended December 31, 2016, 2015 and 2014, respectively. See Note 12 for further discussion of the related party financing arrangements.
Investment Transactions
The Company has extended loans to certain subsidiaries of MetLife, Inc. Additionally, in the ordinary course of business, the Company transfers invested assets, primarily consisting of fixed maturity securities, to and from MetLife affiliates. See Note 8 for further discussion of the related party investment transactions.
Shared Services and Overhead Allocations
MetLife provides the Company certain services, which include, but are not limited to, executive oversight, treasury, finance, legal, human resources, tax planning, internal audit, financial reporting, information technology, distribution services and investor relations. The Company is charged for these services based on direct and indirect costs. When specific identification is not practicable, an allocation methodology is used, primarily based on sales, in-force liabilities, or headcount. For certain agreements, charges are based on various performance measures or activity-based costing, such as sales, new policies/contracts issued, reserves, and in-force policy counts. The bases for such charges are modified and adjusted by management when necessary or appropriate to reflect fairly and equitably the actual incidence of cost incurred by the Company and/or affiliate. Management believes that the methods used to allocate expenses under these arrangements are reasonable. Expenses incurred with MetLife related to these arrangements, recorded in other operating expenses, were $847 million, $1.1 billion and $1.1 billion for the years ended December 31, 2016, 2015 and 2014, respectively.
Sales Distribution Services
In July 2016, MetLife, Inc. completed the sale to MassMutual of MetLife’s retail advisor force and certain assets associated with the MetLife Premier Client Group, including all of the issued and outstanding shares of MSI. MassMutual assumed all of the liabilities related to such assets and that arise or occur after the closing of the sale.
Broker-Dealer Transactions
The Company accrues related party revenues and expenses arising from transactions with MetLife’s broker-dealers whereby the MetLife broker-dealers sell the Company’s variable annuity and life products. The affiliated revenue for the Company is fee income from trusts and mutual funds whose shares serve as investment options of policyholders of the Company. The affiliated expense for the Company is commissions collected on the sale of variable products by the Company and passed through to the broker-dealer.
The following table summarizes income and expense from transactions with related broker-dealers for the years indicated:

	Years Ended December 31,			Years Ended December 31,
	2016	2015	2014	2016	2015	2014
	Fee Income			Commission Expense
	(In millions)
MetLife broker-dealers	$202	$218	$212	$638	$643	$602

Brighthouse Life Insurance Company
(An Indirect Wholly-Owned Subsidiary of Brighthouse Financial, Inc.)
Notes to the Consolidated Financial Statements — (continued)
17. Related Party Transactions (continued)

The following table summarizes assets and liabilities from transactions with affiliated broker-dealers as follows:

	At December 31,		At December 31,
	2016	2015	2016	2015
	Fee Income Receivables		Secured Demand Notes
	(In millions)
MetLife broker-dealers	$19	$19	$20	$20
18. Subsequent Events
Reinsurance Transactions
Effective May 2017, the Company and Brighthouse NY recaptured from MLIC risks related to multiple life products ceded under yearly renewable term and coinsurance agreements. This recapture resulted in an increase in cash and cash equivalents of $214 million and a decrease in premiums, reinsurance and other receivables of $189 million. The Company recognized a gain of $17 million, net of income tax, as a result of reinsurance termination.
Effective January 2017, the Company executed a novation and assignment agreement whereby it replaced MLIC as the reinsurer of certain variable annuities, including guaranteed minimum benefits, issued by NELICO. This novation and assignment resulted in an increase in cash and cash equivalents of $184 million, an increase in future policy benefits of $34 million, an increase in policyholder account balances of $219 million and a decrease in other liabilities of $68 million. The Company recognized no gain or loss as a result of this transaction.
Effective January 2017, MLIC recaptured risks related to certain variable annuities, including guaranteed minimum benefits, issued by Brighthouse NY. This recapture resulted in a decrease in cash and cash equivalents of $150 million, an increase in future policy benefits of $45 million, an increase in policyholder account balances of $168 million and a decrease in other liabilities of $359 million. The Company recognized no gain or loss as a result of this transaction.
Effective January 2017, MLIC recaptured risks related to guaranteed minimum benefit guarantees on certain variable annuities being reinsured by Brighthouse Life Insurance Company. This recapture resulted in a decrease in investments and cash and cash equivalents of $568 million, a decrease in future policy benefits of $106 million, and a decrease in policyholder account balances of $460 million. In June 2017, there was an adjustment to the recapture amounts of this transaction, which resulted in an increase in premiums, reinsurance and other receivables of $140 million. The Company recognized a gain of $89 million, net of income tax, as a result of this transaction.
Committed Facilities and Reinsurance Financing Arrangement
On April 28, 2017, MetLife, Inc. and MetLife Reinsurance of Vermont terminated the $4.3 billion committed facility, and MetLife, Inc. and MRSC terminated the $3.5 billion committed facility.
On April 28, 2017, BRCD entered into a new financing arrangement with a pool of highly rated third party reinsurers and a total capacity of $10.0 billion. This financing arrangement consists of credit-linked notes that each have a term of 20 years. At September 14, 2017, there were no drawdowns on such notes and there was $8.1 billion of funding available under this arrangement.

Brighthouse Life Insurance Company
(An Indirect Wholly-Owned Subsidiary of Brighthouse Financial, Inc.)
Notes to the Consolidated Financial Statements — (continued)
18. Subsequent Events (continued)

Surplus Notes - Affiliated
On June 16, 2017, MetLife, Inc. forgave Brighthouse Life Insurance Company’s obligation to pay the principal under the $750 million aggregate principal amount, 8.595% surplus notes. The forgiveness of the surplus notes was treated as a capital transaction and recorded as an increase to additional paid-in-capital.
On April 28, 2017, the surplus note obligations with MetLife, Inc. totaling $1.1 billion, which were due on September 30, 2032 and December 31, 2033 and bore interest at 5.13% and 6.00%, respectively, were satisfied in a noncash exchange for $1.1 billion of loans outstanding from MetLife, Inc.
Capital Transactions
On September 8, 2017, Brighthouse Life Insurance Company received a capital contribution of $100 million in cash from Brighthouse Holdings, LLC.
On August 10, 2017, Brighthouse Life Insurance Company received a capital contribution of $400 million in cash from Brighthouse Holdings, LLC.
On June 30, 2017, Brighthouse Life Insurance Company received a capital contribution of $600 million in cash from Brighthouse Holdings, LLC.
On April 28, 2017, the Contribution Transactions discussed in Note 3 included a net cash return of capital of $2.7 billion.

Brighthouse Life Insurance Company
(An Indirect Wholly-Owned Subsidiary of Brighthouse Financial, Inc.)
Schedule I
Consolidated Summary of Investments —
Other Than Investments in Related Parties
December 31, 2016
(In millions)

Types of Investments	Cost or Amortized Cost (1)	Estimated Fair Value	Amount at Which Shown on Balance Sheet
Fixed maturity securities:
Bonds:
U.S. government and agency securities	$11,872	$12,916	$12,916
State and political subdivision securities	3,520	3,858	3,858
Public utilities	2,067	2,268	2,268
Foreign government securities	1,000	1,103	1,103
All other corporate bonds	24,419	25,181	25,181
Total bonds	42,878	45,326	45,326
Mortgage-backed and asset-backed securities	14,163	14,234	14,234
Redeemable preferred stock	248	339	339
Total fixed maturity securities	57,289	59,899	59,899
Equity securities:
Common stock:
Industrial, miscellaneous and all other	98	116	116
Public utilities	—	2	2
Banks, trust and insurance companies	2	5	5
Non-redeemable preferred stock	180	177	177
Total equity securities	280	300	300
Mortgage loans	9,290		9,290
Policy loans	1,093		1,093
Real estate and real estate joint ventures	215		215
Other limited partnership interests	1,639		1,639
Short-term investments	1,272		1,272
Other invested assets	5,029		5,029
Total investments	$76,107		$78,737
______________

(1)
Cost or amortized cost for fixed maturity securities and mortgage loans represents original cost reduced by repayments, valuation allowances and impairments from other-than-temporary declines in estimated fair value that are charged to earnings and adjusted for amortization of premiums or accretion of discounts; for equity securities, cost represents original cost reduced by impairments from other-than-temporary declines in estimated fair value; for real estate, cost represents original cost reduced by impairments and adjusted for valuation allowances and depreciation; for real estate joint ventures and other limited partnership interests, cost represents original cost reduced for impairments or original cost adjusted for equity in earnings and distributions.

Brighthouse Life Insurance Company
Schedule II
Condensed Financial Information
(Parent Company Only)
December 31, 2016 and 2015
(In millions, except share and per share data)

	2016		2015
Condensed Balance Sheets
Assets
Investments:
Fixed maturity securities available-for-sale, at estimated fair value (amortized cost: $49,356 and $50,206, respectively)	$51,880		$52,514
Equity securities available-for-sale, at estimated fair value (cost: $280 and $384, respectively)	300		409
Mortgage loans (net of valuation allowances of $38 and $35, respectively)	8,746		7,088
Policy loans	1,093		1,266
Real estate and real estate joint ventures	200		575
Other limited partnership interests	1,632		1,836
Short-term investments, principally at estimated fair value	926		1,730
Investment in subsidiaries	7,338		7,326
Other invested assets, at estimated fair value	3,712		4,746
Total investments	75,827		77,490
Cash and cash equivalents	1,881		1,379
Accrued investment income	591		506
Premium, reinsurance and other receivable	10,397	—	9,239
Receivable from subsidiaries	9,703		13,011
Deferred policy acquisition costs and value of business acquired	5,274		4,809
Current income tax recoverable	454		—
Deferred income tax receivable	1,016		—
Goodwill	—		381
Other assets, principally at estimated fair value	667		838
Separate account assets	100,588		101,735
Total assets	$206,398		$209,388
Liabilities and Stockholder’s Equity
Liabilities
Future policy benefits	$31,684		$29,894
Policyholder account balances	35,588		35,661
Other policy-related balances	3,384		3,549
Payables for collateral under securities loaned and other transactions	7,362		10,619
Long-term debt	744		750
Current income tax payable	—		20
Deferred income tax liability	—		807
Other liabilities	10,183		7,717
Separate account liabilities	100,588		101,735
Total liabilities	189,533		190,752
Stockholder’s Equity
Common stock, par value $25,000 per share; 4,000 shares authorized; 3,000 shares issued and outstanding	75		75
Additional paid-in capital	18,461		16,850
Retained earnings (deficit)	(2,919)		117
Accumulated other comprehensive income (loss)	1,248		1,594
Total stockholder’s equity	16,865		18,636
Total liabilities and stockholder’s equity	$206,398		$209,388
See accompanying notes to the condensed financial information.

Brighthouse Life Insurance Company
Schedule II
Condensed Financial Information — (continued)
(Parent Company Only)
For the Years Ended December 31, 2016, 2015 and 2014
(In millions)

	2016	2015	2014
Condensed Statements of Operations
Revenues
Premiums	$921	$1,433	$1,126
Universal life and investment-type product policy fees	2,696	2,940	3,193
Equity in earnings of subsidiaries	157	144	(102)
Net investment income	2,680	2,550	2,530
Other revenues	760	504	524
Net investment gains (losses)	(2)	20	(52)
Net derivative gains (losses)	(5,878)	(424)	(261)
Total revenues	1,334	7,167	6,958
Expenses
Policyholder benefits and claims	2,984	2,696	2,621
Interest credited to policyholder account balances	957	1,037	1,062
Goodwill impairment	381	—	33
Amortization of deferred policy acquisition costs and value of business acquired	(172)	595	384
Other expenses	1,733	1,710	1,707
Total expenses	5,883	6,038	5,807
Income (loss) before provision for income tax	(4,549)	1,129	1,151
Provision for income tax expense (benefit)	(1,774)	211	344
Net income (loss)	$(2,775)	$918	$807
Comprehensive income (loss)	$(3,121)	$(110)	$2,459
See accompanying notes to the condensed financial information.

Brighthouse Life Insurance Company
Schedule II
Condensed Financial Information — (continued)
(Parent Company Only)
For the Years Ended December 31, 2016, 2015 and 2014
(In millions)

	2016	2015	2014
Condensed Statements of Cash Flows
Net cash provided by operating activities	$3,256	$4,196	$4,547
Cash flows from investing activities
Sales, maturities, and repayments of:
Fixed maturity securities	39,104	35,728	20,197
Equity securities	175	308	98
Mortgage loans	1,484	958	1,049
Real estate and real estate joint ventures	441	368	27
Other limited partnership interests	413	422	254
Purchases of:
Fixed maturity securities	(34,906)	(39,298)	(24,524)
Equity securities	(58)	(273)	(41)
Mortgage loans	(2,803)	(2,515)	(343)
Real estate and real estate joint ventures	(75)	(105)	(204)
Other limited partnership interests	(203)	(233)	(345)
Cash received in connection with freestanding derivatives	707	223	366
Cash paid in connection with freestanding derivatives	(2,764)	(868)	(1,784)
Cash received under repurchase agreements	—	199	—
Cash paid under repurchase agreements	—	(199)	—
Cash received under reverse repurchase agreements	—	199	—
Cash paid under reverse repurchase agreements	—	(199)	—
Sales of loans to affiliates	—	—	520
Returns of capital from subsidiaries	32	169	818
Capital contributions to subsidiaries	(1)	(2)	(2)
Net change in policy loans	109	(72)	52
Net change in short-term investments	876	(495)	3,645
Net change in other invested assets	5	(59)	(151)
Net cash provided by (used in) investing activities	2,536	(5,744)	(368)
Cash flows from financing activities
Policyholder account balances:
Deposits	9,672	19,970	18,602
Withdrawals	(12,001)	(20,797)	(21,584)
Net change in payables for collateral under securities loaned and other transactions	(3,257)	3,118	680
Long-term debt issued	—	175	—
Long-term debt repaid	—	(148)	(75)
Financing element on certain derivative instruments and other derivative related transactions, net	(1,011)	(97)	(414)
Redemption of common stock	—	—	(906)
Common stock redemption premium	—	—	(484)
Dividends on common stock	(261)	(500)	(155)
Capital contributions	1,568	11	231
Net cash provided by (used in) financing activities	(5,290)	1,732	(4,105)
Effect of change in foreign currency exchange rates on cash and cash equivalents balances	—	(2)	(45)
Change in cash and cash equivalents	502	182	29
Cash and cash equivalents, beginning of year	1,379	1,197	1,168
Cash and cash equivalents, end of year	$1,881	$1,379	$1,197

Brighthouse Life Insurance Company
Schedule II
Condensed Financial Information — (continued)
(Parent Company Only)
For the Years Ended December 31, 2016, 2015 and 2014
(In millions)

	2016	2015	2014
Supplemental disclosures of cash flow information
Net cash paid (received) for:
Interest	$64	$65	$70
Income tax	$428	$(267)	$(231)
Non-cash transactions:
Capital contributions	$43	$141	$703
Transfer of fixed maturity securities from affiliates	$3,565	$—	$—
Transfer of mortgage loans from affiliates	$395	$—	$—
Transfer of short-term investments from affiliates	$94	$—	$—
Transfer of fixed maturity securities to affiliates	$346	$—	$804
Transfer of mortgage loans to affiliates	$—	$—	$94
Transfer of policyholder account balances to affiliates	$—	$—	$528
Reduction of other invested assets in connection with reinsurance transactions	$676	$—	$863

Brighthouse Life Insurance Company
Schedule II
Notes to the Condensed Financial Information
(Parent Company Only)
1. Basis of Presentation
The condensed financial information of Brighthouse Life Insurance Company (the “Parent Company”) should be read in conjunction with the consolidated financial statements of Brighthouse Life Insurance Company and its subsidiaries and the notes thereto (the “Consolidated Financial Statements”). These condensed unconsolidated financial statements reflect the results of operations, financial position and cash flows for the Parent Company. Investments in subsidiaries are accounted for using the equity method of accounting.
The preparation of these condensed unconsolidated financial statements in conformity with GAAP requires management to adopt accounting policies and make certain estimates and assumptions. The most important of these estimates and assumptions relate to the fair value measurements, the accounting for goodwill and identifiable intangible assets and the provision for potential losses that may arise from litigation and regulatory proceedings and tax audits, which may affect the amounts reported in the condensed unconsolidated financial statements and accompanying notes. Actual results could differ from these estimates.

Brighthouse Life Insurance Company
(An Indirect Wholly-Owned Subsidiary of Brighthouse Financial, Inc.)
Schedule III
Consolidated Supplementary Insurance Information
December 31, 2016, 2015 and 2014
(In millions)

Segment	DAC and VOBA	Future Policy Benefits and Other Policy-Related Balances	Policyholder Account Balances	Unearned Premiums (1), (2)	Unearned Revenue (1)
2016
Annuities	$4,820	$7,560	$25,233	$—	$86
Life	787	4,094	2,838	13	53
Run-off	584	16,381	8,506	—	79
Corporate & Other	148	7,429	2	6	—
Total	$6,339	$35,464	$36,579	$19	$218
2015
Annuities	$3,724	$6,659	$22,014	$—	$96
Life	969	4,618	2,691	13	52
Run-off	974	14,867	12,018	—	60
Corporate & Other	110	7,166	2	5	—
Total	$5,777	$33,310	$36,725	$18	$208
2014
Annuities	$3,829	$5,431	$21,246	$—	$101
Life	942	4,124	2,673	10	48
Run-off	1,026	15,201	12,665	—	75
Corporate & Other	63	6,771	1	5	—
Total	$5,860	$31,527	$36,585	$15	$224
______________

(1)	Amounts are included within the future policy benefits and other policy-related balances column.

(2)	Includes premiums received in advance.

Brighthouse Life Insurance Company
(A Wholly-Owned Subsidiary of MetLife, Inc.)
Schedule III
Consolidated Supplementary Insurance Information — (continued)
December 31, 2016, 2015 and 2014
(In millions)

Segment	Premiums and Universal Life and Investment-Type Product Policy Fees	Net Investment Income (1)	Policyholder Benefits and Claims and Interest Credited to Policyholder Account Balances	Amortization of DAC and VOBA	Other Operating Expenses
2016
Annuities	$2,714	$1,324	$2,340	$(908)	$903
Life	546	330	541	261	242
Run-off	878	1,311	1,901	399	275
Corporate & Other	139	146	87	23	280
Total	$4,277	$3,111	$4,869	$(225)	$1,700
2015
Annuities	$3,282	$1,141	$2,285	$432	$938
Life	555	295	507	150	259
Run-off	793	1,461	1,301	67	285
Corporate & Other	300	104	218	24	241
Total	$4,930	$3,001	$4,311	$673	$1,723
2014
Annuities	$3,511	$1,056	$2,641	$759	$976
Life	545	345	469	173	282
Run-off	757	1,492	1,251	115	236
Corporate & Other	248	91	82	22	263
Total	$5,061	$2,984	$4,443	$1,069	$1,757
______________

(1)	See Note 2 of the Notes to the Consolidated Financial Statements for information on certain segment reporting changes which were retrospectively applied.

Brighthouse Life Insurance Company
(An Indirect Wholly-Owned Subsidiary of Brighthouse Financial, Inc.)
Schedule IV
Consolidated Reinsurance
December 31, 2016, 2015 and 2014
(Dollars in millions)

	Gross Amount	Ceded	Assumed	Net Amount	% Amount Assumed to Net
2016
Life insurance in-force	$610,206	$450,000	$7,006	$167,212	4.2%
Insurance premium
Life insurance (1)	$1,850	$909	$67	$1,008	6.6%
Accident & health insurance	376	218	14	172	8.1%
Total insurance premium	$2,226	$1,127	$81	$1,180	6.9%
2015
Life insurance in-force	$591,105	$466,406	$94,863	$219,562	43.2%
Insurance premium
Life insurance (1)	$2,172	$824	$84	$1,432	5.9%
Accident & health insurance	232	239	212	205	103.4%
Total insurance premium	$2,404	$1,063	$296	$1,637	18.1%
2014
Life insurance in-force	$544,635	$450,615	$55,381	$149,401	37.1%
Insurance premium
Life insurance (1)	$2,064	$689	$65	$1,440	4.5%
Accident & health insurance	295	314	30	11	272.7%
Total insurance premium	$2,359	$1,003	$95	$1,451	6.5%
______________

(1)	Includes annuities with life contingencies.
For the year ended December 31, 2016, reinsurance ceded and assumed included affiliated transactions for life insurance in-force of $266.3 billion and $7.0 billion, respectively, and life insurance premiums of $766 million and $35 million, respectively. For the year ended December 31, 2015, reinsurance ceded and assumed included affiliated transactions for life insurance in-force of $278.4 billion and $86.4 billion, respectively, and life insurance premiums of $687 million and $227 million, respectively. For the year ended December 31, 2014, reinsurance ceded and assumed included affiliated transactions for life insurance in-force of $279.7 billion and $52.9 billion, respectively, and life insurance premiums of $652 million and $56 million, respectively.